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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement
Virtual Meeting Site
virtualshareholdermeeting.com/NDAQ2020
Tuesday, May 19, 2020
8:30 AM EDT

Our Vision
Reimagining markets to realizethe potential of tomorrow.
Our Mission
We bring together ingenuity,integrity and insights to delivermarkets that accelerate economic progress and empower people toachieve their greatest ambitions.

Letter from Our Board of Directors March 31, 2020 Dear Shareholders, On the eve of our 50th anniversary, we look back. In 1971, we initiated a new era of electronic trading with the first digital system for trading securities. Since our start, we have not stopped innovating and delivering. Nasdaq’s purpose-driven mission is to challenge the status quo, pursue innovation, catalyze positive disruption and ultimately, create long-term sustainable value for our clients, shareholders and the global economy. In 2019, we advanced as a technology and analytics provider while continuing to invest in and maintain the strong position of our core marketplace franchise. BUSINESS OVERVIEW AND CAPITAL ALLOCATION Our 2019 financial results are a testament to the soundness of and general counsels, and divesting the BWise enterprise 1 our strategy and mission, with $2,535 million in net revenues. governance, risk and compliance software platform. GAAP diluted EPS was $4.63, compared with $2.73 in 2018, Similarly, in our Market Services business, we sold the while non-GAAP diluted EPS was $5.00, compared with $4.75 Nordic Fund Market, an electronic mutual fund service 2 in the prior year. We continue to place our shareholders and that was a smaller unit of our Broker Services business, client needs at the core of our decision-making framework. as well as the core assets of our Nasdaq Futures, Inc. (NFX) 3 While our non-trading segments continue to deliver business, to better align our resources with our strategic consistently strong results, we look for ways to maximize their direction. Also, in January 2020, we commenced an orderly profitability to further our mission. In 2019, we bolstered our wind-down of our Broker Services operations business. Market Technology business by acquiring Cinnober, a major We take a balanced approach to capital allocation, Swedish financial technology provider to brokers, exchanges prioritizing our most significant growth opportunities. and clearinghouses worldwide. We also enhanced our In 2019, we raised our quarterly dividend from $0.44 Corporate Services business by acquiring the Center for Board to $0.47 per share. We also completed a multi-year Excellence, a provider of corporate governance and compliance deleveraging initiative, and continued to execute our stock solutions for boards of directors, CEOs, corporate secretaries buyback program primarily to offset dilution over time. $4.63 2019 GAAP DILUTED EPS 1 Represents revenues less transaction-based expenses. 2 Refer to Annex A for our reconciliations of U.S. GAAP to non-GAAP net income and EPS. 3 Includes our Corporate Services, Information Services and Market Technology segments. 3

$2.54B 2019 NET REVENUES RISK OVERSIGHT The Board remained focused on oversight of Nasdaq’s risk framework as We believe that the a vital component of ensuring the long-term viability of Nasdaq’s business Board is well positioned operations. To further our culture of risk management, management created the new executive-level position of Chief Risk Officer reporting to the CEO. to oversee the ongoing Under the leadership of the Audit & Risk Committee, we remain vigilantly strategic evolution of focused on managing a comprehensive suite of risks throughout the the Company over the organization. Among other things, in 2019, the Audit & Risk Committee: continued its oversight of Nasdaq’s multi-year cybersecurity plan and next year. programs designed to protect Nasdaq from internal and external cybersecurity threats; reviewed a technology initiative to evaluate the risks and resiliency of critical systems; and regularly monitored the risk management framework and practices surrounding our clearing operations. BOARD COMPOSITION We believe that the Board is well positioned to oversee the ongoing strategic evolution of the Company over the next year. Individually, each director has a portfolio of skills, areas of expertise and a diverse range of attributes that we believe collectively strikes the right balance of skills, expertise and attributes on the Board as a whole. Going forward, we expect to continue to refresh the Board with directors who will enhance this mix. We also affirm our commitment to ensuring diverse backgrounds are represented on our Board, and throughout our organization, as we believe this will enable us to best serve the diverse communities in which we operate. CORPORATE SUSTAINABILITY In 2019, we focused on both internal and commercial ESG initiatives to support our clients and communities and to benefit our organization and shareholders. We have made strong progress on our internal ESG initiatives, including achieving carbon neutrality across all business operations, expanding our sustainability disclosures and implementing programs to develop our diverse global talent. For 4 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Letter from Our Board of Directors

We are focused on helping our clients with their ESG initiatives through our ESG Advisory Program. Our recent acquisition of OneReport, a provider of corporate responsibility and ESG data management and reporting services, further demonstrates our ESG commitment.

these efforts, we were named to the prestigious Dow Jones Sustainability North America Index for the fourth consecutive year, recognized by the Human Rights Campaign Foundation as a "Best Place to Work for LGBTQ Equality" and included by WayUp on its 2019 list of the top 100 internship programs.

At the same time, we are focused on helping our clients with their ESG initiatives through our ESG Advisory Program. Our recent acquisition of OneReport, a provider of corporate responsibility and ESG data management and reporting services, further demonstrates our ESG commitment.

POLICY INITIATIVES

We recognize and support Nasdaq's leadership role on certain policy initiatives. In 2019, Nasdaq proposed a holistic market structure reform initiative. Referred to as TotalMarkets, it recommends structural changes to the U.S. equity markets to modernize regulations for the benefit of retail investors, institutional investors and issuers. TotalMarkets follows Nasdaq's Revitalize campaign, launched in May 2017, which was designed to support healthy markets and preserve U.S. economic leadership, while maintaining individual investors at the center.

In 2019, we also formalized our commitment to our stakeholders as a signatory to the Business Roundtable's Statement on the Purpose of a Corporation. This statement affirms many of our ongoing objectives, such as delivering long-term value to our shareholders and customers, supporting our employees and the communities in which they work and establishing ethical relationships with our suppliers.

SHAREHOLDER ENGAGEMENT

Engagement with our shareholders is foundational to our strong corporate governance. In 2019, Nasdaq engaged with the investment stewardship teams at many of our largest institutional investors, discussing a range of valuable topics. Feedback from these sessions is relayed to and considered by the Board, which informs our decision-making process and helps us respond to the issues that matter to you most. We also are fortunate to have direct shareholder representation on our Board.

We welcome your opinions and suggestions and encourage you to write us at AskBoard@nasdaq.com or c/o Joan C. Conley, SVP and Corporate Secretary, 805 King Farm Boulevard, Rockville, MD 20850.

COVID-19

Finally, as we all grapple with the widespread effects of the global coronavirus pandemic and its related consequences for public health, we have strongly supported Nasdaq leadership. We have received frequent updates and briefings from our President and CEO and Executive Leadership Team regarding the health and well-being of our employees, customers, vendors and communities in which we operate. We have also discussed, as a Board, management's strategies for minimizing and mitigating business and operational risks from COVID-19. As this rapidly changing crisis evolves, the Board will continue to monitor developments with a focus on the interests of all of our stakeholders.

CONCLUSION

We remain resolute in driving value on your behalf through our focus on Nasdaq's strategy and management's execution of our strategy. Thank you for your commitment to Nasdaq.

The Board of Directors of Nasdaq, Inc.

Melissa M. Arnoldi
Steven D. Black
Essa Kazim
John D. Rainey
Jacob Wallenberg
Alfred W. Zollar
Charlene T. Begley
Adena T. Friedman
Thomas A. Kloet
Michael R. Splinter
Lars R. Wedenborn

5

“We continue to invest organically and inorganically to maximize opportunities as a technology and analytics provider, while also investing to sustain the strong competitive position of our core marketplace franchise.” ADENA T. FRIEDMAN President and CEO, Nasdaq

Letter from Our President and CEO March 31, 2020 FOREWORD As we file this Proxy Statement in late March 2020, we are navigating through an unprecedented moment in history as our global community fights the spread of the COVID-19 coronavirus. Across the Executive Leadership Team, we have been focused on the safety and well-being of the Nasdaq team, as well as the broader needs of the Nasdaq client community, including those who are listed on our exchanges, transact on our markets and rely on our data and technology to manage their businesses. I want to thank our global team for their continued dedication to our clients during these extraordinary times. Our clients have turned to Nasdaq for a steady hand and expert counsel as we provide them with uninterrupted market access, as well as expert insights, analysis, data and technology to enable them to power through this period of anxiety and volatility. Our focus from the start has been: we are in this together, and I could not be more proud of our team for their unwavering dedication and commitment to our mission. As we transitioned into a remote workforce and encouraged “social distancing,” in many ways our world has never been more closely connected. Technology is instantaneously fueling these connections, by providing access to each other through advanced video conferencing and productivity tools (many from our listed companies) as well as to news, markets and insights like never before. But these connections go much deeper than technology. The COVID-19 pandemic reminds us that for all of our perceived differences, what matters most is universal: taking care of the people who make our lives meaningful. Times of stress and uncertainty test us, and I am so proud to see the entire Nasdaq team rise to the challenge. We are looking out for each other, we are staying focused, and we are continuing to get the job done for all those who rely on us. Nasdaq was founded on the idea that people do not need to be in the same physical place to be part of the same community. This founding principle continues to drive us as we face the unexpected. Dear Shareholders, When I became Nasdaq’s CEO in January of 2017, I took the helm of a company that was widely trusted, vital to the global capital markets and delivering solid performance as a publicly traded company. Yet from day one, it was clear that we could not assume that the things that made us successful in the past would continue working in the future. We knew that our growth hinged on a commitment to reimagining our business top to bottom and moving quickly to seize new opportunities. I’m pleased to say that the new strategy we launched in 2017—built around major investments in market technology to achieve our vision of “Markets Everywhere”— is creating measurable value for our clients and other stakeholders. ADENA T. FRIEDMAN Consistent with that strategy, we continue to invest organically and inorganically to President and CEO maximize opportunities as a technology and analytics provider, while also investing to sustain the strong competitive position of our core marketplace franchise. 7

REWRITING TOMORROW Our renewed corporate focus reflects our belief that the companies poised to succeed going forward are the ones that are willing to question the status quo and throw out the role playbook. That’s what we mean by “Rewrite Tomorrow.” We see this every day through the close relationships we have with our clients across our respective businesses, and those relationship are driving our strong results. Nasdaq delivered total net revenues of $2.54 billion in 2019, including 10% revenue growth in our non-trading segments. This is a strong indication that our technology-first strategy, combined with a disciplined, client-centric focus, is meaningfully contributing to our Company’s growth and creating value for our shareholders. We were thrilled to announce in the fourth quarter of 2019 that we signed a new market technology partnership with Skytra, a subsidiary of Airbus, in which we agreed to provide a full suite of marketplace systems to enable the air travel industry to price and manage the revenue risks associated with fluctuating ticket prices. This is a tangible example of our “Markets Everywhere” vision, and we believe it is a significant area for future growth. 2019 also saw a unique milestone reached in our Information Services segment, with over half of our revenue being generated by our higher growth index and investment data and analytics businesses for the first time. As we move into 2020, we are investing to ensure these growth engines have the fuel to continue performing in the long-term, including our efforts to bring eVestment’s capabilities and insights to the fast expanding private market space. It’s exciting to see this progress in the areas with clear secular growth opportunities, born out of our strategic pivot in action. And for the seventh consecutive year, Nasdaq led U.S. exchanges for IPOs, with a 78% U.S. win rate in 2019, welcoming 188 IPOs that raised a combined $34.5 billion. I am incredibly pleased that our listed companies are demonstrating their trust in us as a true partner as they enter and navigate the public markets. REFORMING MARKETS, ADVOCATING FOR SUSTAINABILITY Over the last three years, we have taken an increasingly active role in advocating for the reforms we believe are necessary for the future success of our public markets. In April 2019, we launched our TotalMarkets reform agenda, building on the Revitalize campaign we introduced in 2017. The goal of both efforts is to make capital markets more efficient for investors and more attractive for small- and medium-growth companies. While Revitalize broadly covered our blueprint for market reform, TotalMarkets focuses specifically on market structure. Our drive for progress is focused on reforming the vast array of regulations that have created a patchwork of complexity for investors and public companies of all types and sizes. We are encouraged by the support our proposals are receiving. Another area of growing and urgent focus is on the need to advance the cause of corporate sustainability. We have the privilege of approaching this work both in terms of our own practices within Nasdaq, as well as by sharing best practices with our issuers. In 2019, Nasdaq launched several ESG-focused offerings to meet demand from our clients. We are encouraged by the dramatic increase in market-driven interest in ESG offerings and proud U.S. IPO WIN RATE IN 2019 78% 8 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Letter from Our President and CEO to invest in these solutions. For example, our recently-announced ESG reporting workflow solution—accelerated through our acquisition of OneReport—responds to a need to bring efficiency to a process that is plagued by data management challenges and survey fatigue. We are excited to be a strategic partner to our clients in this rapidly growing area of the market. We are also making meaningful strides in terms of our own corporate practices as well. In fact, we recently announced that Nasdaq has achieved carbon neutrality across our business operations, by changing our energy sources where possible to renewable energy and purchasing renewable energy certificates that offset the emissions impact of our office locations, data center usage, corporate travel and employee commuting. We see these efforts not as an endpoint, but as a milestone on a long journey. LOOKING AHEAD IN 2020 As we continue on our journey for the next several years, we are guided by a set of core ambitions: First, to become the most trusted, most successful market technology and reg-tech partner to trading firms, financial marketplaces and new non-financial markets worldwide. Second, to evolve as a strategic market operator and specialized analytics partner to the investment management industry, across index, active and alternative management. Third, to serve as the destination exchange and partner for companies worldwide, with unparalleled expertise across equity markets, investor relations and governance. Fourth, to strengthen our position as a preeminent market operator in North America and Europe, by enhancing the client experience across the trading, data and connectivity aspects of our exchange complex. And fifth , to be the trusted provider of liquidity solutions for private asset classes, including private company shares, private equity funds and other traditional and digital assets. We intend to execute against these ambitions by relying on the incredibly talented and client-focused Nasdaq team; by understanding the clear needs of our customers as we work together; and, lastly, by investing in and embracing the capabilities of today’s most powerful technologies to accelerate the delivery to our clients. I look forward to updating you on our progress on these ambitions as the remainder of 2020 unfolds. CONCLUSION Over the past three years, we have set a course for comprehensive transformation of our business without sacrificing the quality of service we provide to our stakeholders, including value creation for our shareholders. The results we are seeing now are a rewarding indication that this strategy is working. Yet we recognize that to maintain our momentum and continue rewriting tomorrow, we must continue to challenge ourselves each and every day. While we have the benefit of extraordinary talent, technology and a global reach, we wake up each morning asking ourselves how we would build Nasdaq if we were starting from scratch. The result has inspired a comprehensive investment in new technologies, and a renewed focus on our core value proposition of delivering great service and products to our issuers, shareholders and other stakeholders. Reimagining a nearly 50-year-old company is no small feat, and it would not be possible without an extraordinary team of thinkers, innovators and doers across the globe. Our technology is only as strong as the people who build and deliver it to our clients and partners. Together, we believe the best is yet to come. Adena T. Friedman President and CEO Nasdaq, Inc. 9

10 March 31, 2020 | New York, NY Notice of Annual Meeting of Shareholders Tuesday, May 19, 2020 at 8:30 a.m. (EDT) VIRTUAL MEETING SITE virtualshareholdermeeting.com/ NDAQ2020 To the Shareholders of Nasdaq, Inc.: You are receiving this Proxy Statement because you were a shareholder at the close of business on the record date of March 23, 2020 and are entitled to vote at our Annual Meeting of Shareholders. Our Board of Directors is soliciting the accompanying proxy for use at the Annual Meeting. The Annual Meeting will be held to: elect ten directors for a one-year term; approve the Company’s executive compensation on an advisory basis; approve the Employee Stock Purchase Plan, as amended and restated; ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; consider a shareholder proposal described in the accompanying Proxy Statement, if properly presented at the meeting; and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting. In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each shareholder of record, we are furnishing the proxy materials for the 2020 Annual Meeting by providing access to these documents on the internet. A notice of internet availability of proxy materials is being mailed to our shareholders. We first mailed or delivered this notice on or about March 31, 2020. The notice of internet availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the internet. Our proxy materials were made available at proxyvote.com on the date that we first mailed or delivered the notice of internet availability. The notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a control number that you will need to submit a proxy to vote your shares. We encourage shareholders to access our Proxy Statement electronically to reduce our impact on the environment. This year, our Annual Meeting will be accessible through the Internet. We have adopted a virtual format for our Annual Meeting to protect the health and well-being of our employees, directors, shareholders and other stakeholders in light of the coronavirus (COVID-19) outbreak. Additionally, we believe that a virtual meeting allows us to make participation accessible for shareholders from any geographic location with Internet connectivity. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 23, 2020, the record date, or hold a valid proxy for the meeting. The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your control number. You may submit a question during the meeting through the virtual meeting website: virtualshareholdermeeting.com/NDAQ2020. By Order of the Board of Directors, Adena T. Friedman President and CEO How to Vote: Your Vote is Important You are eligible to vote if you were a shareholder of record at the close of business on March 23, 2020. Please read the Proxy Statement with care and vote right away using any of the following methods and your control number. BY INTERNET USING YOUR COMPUTER Visit proxyvote.com 24/7 BY PHONE Call +1 800 690 6903 in the U.S. or Canada to vote your sharesBY INTERNET USING YOUR TABLET OR SMART PHONE Scan this QR code 24/7 to vote with your mobile device BY MAIL Cast your ballot, sign your proxy card and return by postage-paid envelope ATTEND THE ANNUAL MEETING Vote online

Acronyms and Certain Defined Terms Helpful Acronyms and Certain Information Defined Terms INFORMATION ABOUT THE ANNUAL MEETING CEO Chief Executive Officer Visit ir.nasdaq.com/investors/ CFO Chief Financial Officer annual-meeting to access: CIO Chief Information Officer Proxy Statement COBRA Consolidated Omnibus Budget Reconciliation Act Form 10-K Information on: CTO Chief Technology Officer    Voting Your Proxy ECIP Executive Corporate Incentive Plan    A sking a Question at EPS Earnings Per Share the Annual Meeting Equity Plan Nasdaq’s Equity Incentive Plan THE NASDAQ BOARD OF ERM Enterprise Risk Management DIRECTORS Visit ir.nasdaq.com/corporate- ESG Environmental, Social and Governance governance/nasdaq-inc/board-of- ESPP Employee Stock Purchase Plan directors Exchange Act Securities Exchange Act of 1934, as amended COMMUNICATING WITH EVP Executive Vice President THE BOARD, THE Financial Accounting Standards Board Accounting CHAIRMAN OR OTHER FASB ASC Topic 718 Standards Codification Topic 718, “Stock INDIVIDUAL DIRECTORS Compensation” Email: AskBoard@Nasdaq.com Mail: c/o Joan C. Conley, SVP and Nasdaq’s Annual Report on Form 10-K for the Corporate Secretary, 805 King Farm Form 10-K Fiscal Year Ended December 31, 2019, as filed Boulevard, Rockville, MD 20850 with the SEC on February 25, 2020 GAAP Generally Accepted Accounting Principles NASDAQ’S CORPORATE H.E. His Excellency GOVERNANCE DOCUMENTS Visit ir.nasdaq.com/corporate- IPO Initial Public Offering governance/nasdaq-inc/documents- M&A Mergers and Acquisitions and-charters to access: Nasdaq, Inc. Corporate NEO Named Executive Officer Governance Guidelines PCAOB Public Company Accounting Oversight Board Board of Directors Duties and People@Nasdaq Nasdaq’s Human Resources Team Obligations PSU Performance Share Unit Board Committee Charters RSU Restricted Stock Unit NASDAQ’S INVESTOR SEC U.S. Securities and Exchange Commission RELATIONS PROGRAM Visit ir.nasdaq.com S&P Standard & Poor’s SVP Senior Vice President TSR Total Shareholder Return 11

Table of Contents Frequently Referenced Proxy Voting Matters and Board Recommendations 15 Summary Performance Highlights 17 Information 2019 – 2020 Board of Directors 18 Board Assessment Director Nominees 19 34 Process Board Composition 20 4, 23, Engaging with Our Shareholders 22 Cybersecurity 29-30, What We Heard/What We Did 22 49-52 Executive Compensation Highlights 24 Director Independence 49 Corporate Governance Practices 25 4, 20-21, Corporate Corporate Governance Framework 27 23, 31, 40, Governance Shareholder Communication with Directors 35 Diversity 45, 49-52, Governance Documents 35 60, 122 Our Ethical Code of Ethics: Board and Employees 37 Hedging and Pledging Culture 92 SpeakUp! Program 39 Policy Ethics Documents 39 Human Capital 23, 40, Enterprise- ESG Program and Policies 42 Management 45, 60 Wide Environmental Initiatives 43 Incentive Recoupment Approach 92 Social Initiatives 45 (i.e., Clawback) Policy to ESG Focus on Entrepreneurship 46 Number of Board and Committee 33 Meetings Peer Groups 71-72, 77 Public Policy 5, 8 Engagement 4, 23, Risk Oversight 28-30, 56-60 Share Ownership 62 Guidelines (Directors) Share Ownership 92 Guidelines (Officers) 10, Virtual Meeting 129-130 12 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Table of Contents Board of Proposal 1: Election of Directors 48 Directors Board Committees 56 Director Compensation 61 Named Proposal 2: Approval of the Company’s Executive 66 Executive Compensation on an Advisory Basis Officer Compensation Discussion and Analysis 67 Compensation Business Performance Highlights 68 Decision-Making Framework 69 What We Pay and Why: Elements 73 of Executive Compensation 2019 Compensation Decisions 75 Other Aspects of Our Executive Compensation Program 90 Risk Mitigation and Other Pay Practices 91 Management Compensation Committee Report 93 Management Compensation Committee Interlocks 93 and Insider Participation Executive Compensation Tables 94 2019 Summary Compensation Table 94 2019 Grants of Plan-Based Awards Table 95 2019 Outstanding Equity Awards at Fiscal Year-End Table 96 2019 Option Exercises and Stock Vested Table 96 Retirement Plans 97 2019 Pension Benefits Table 97 Employment Agreements 97 Potential Payments upon Termination or Change in Control 98 CEO Pay Ratio 102 Proposal 3: Approval of the Employee Stock Purchase Plan, 103 as Amended and Restated Audit & Risk Audit & Risk Committee Report 110 Committee Annual Evaluation and 2020 Selection of Independent Auditors 111 Matters Proposal 4: Ratification of the Appointment of Ernst & 113 Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020 Other Items Proposal 5: Shareholder Proposal – Adopt a New 115 Shareholder Right—Written Consent Other Business 119 Security Ownership of Certain Beneficial Owners 119 and Management Executive Officers 123 Certain Relationships and Related Transactions 127 Questions and Answers About our Annual Meeting 129 Annexes Annex A: Non-GAAP Financial Measures 136 Annex B: Nasdaq, Inc. Employee Stock Purchase Plan 139 (as amended and restated May 19, 2020) 13

Proxy Summary

Proxy Summary Proxy Summary This summary highlights “If w e listen to and deliver successfully to information contained elsewhere in this Proxy Statement. It does not our clients, our employees, and our partners, contain all of the information that you should consider in voting your shares. You should carefully read we will be successful in driving strong value the entire Proxy Statement, as well as our Form 10-K, before voting. to our shareholders. We partner and take intelligent risks to achieve tandem goals.” ADENA T. FRIEDMAN President and CEO NASDAQ BOARD’S PROPOSAL RECOMMENDATION Proposal 1. Election of Directors (Page 48) The Board and the Nominating & ESG Committee believe that the ten director nominees possess the knowledge, skills, experience and diversity to advise management on the FOR EACH NOMINEE Company’s strategy for long-term value creation, as well as to monitor performance and provide effective oversight of strategy execution and corporate risk. Proposal 2. Approval of the Company’s Executive Compensation on an Advisory Basis (Page 66) The Company seeks a non-binding advisory vote to approve the compensation of its NEOs as described in the Compensation Discussion and Analysis section beginning on page 67. FOR The Board values shareholders’ opinions and the Management Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. Proposal 3. Approval of the Employee Stock Purchase Plan, as Amended and Restated (Page 103) The Company believes that maintaining an employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. Our ESPP expires in May FOR 2020, as a result, the Board and Management Compensation Committee approved, and recommend that shareholders approve, the amendment and restatement of the ESPP. Proposal 4. Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020 (Page 113) We conducted an extensive review of the independent auditor relationship and solicited FOR proposals from several accounting firms in 2019. Following this exercise, the Board and Audit & Risk Committee decided that the retention of Ernst & Young LLP as our independent auditor for 2020 is in the best interests of the Company and its shareholders. Proposal 5. Shareholder Proposal—Adopt a New Shareholder Right—Written Consent (Page 115) The Board believes that the shareholder proposal to allow action by written consent is not in the best interests of the Company and its shareholders and urges shareholders to reject the proposal as they have done at each of the four previous annual meetings at which it was presented. AGAINST 15

Shareholders and other interested parties may contact the Board, the Chairman or other individual Directors by writing us at: AskBoard@nasdaq.com or c/o Joan C. Conley, SVP and Corporate Secretary, 805 King Farm Boulevard, Rockville, Maryland 20850. 16 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Proxy Summary Performance Highlights We delivered strong results for shareholders in 2019 as we refined our strategic direction and continued to position ourselves as a financial technology leader. 64.7% 1 3-YEAR CUMULATIVE TSR, SIGNIFICANTLY OUTPERFORMING THE S&P 500 10%, 8% 27.2% $1.6B $4.63 $5.00 2 1 10% revenue growth 1-Year TSR Returned to 2019 GAAP 2019 non-GAAP in non-trading shareholders diluted EPS, diluted EPS, segments in 2019 through our stock compared to compared to versus 2018, including repurchase program $2.73 in 2018 $4.75 in 2018 8% organic growth and quarterly dividends over the last three years 1 In this Proxy Statement, TSR for a particular period of time is calculated by adding cumulative dividends to the ending stock price, and dividing this by the beginning stock price. A 30-day average is used to calculate the beginning and ending stock prices. 2 Non- trading segment revenues were $1,613 million in 2019, an increase of 10% compared to 2018, resulting from 8% organic growth and a 3% positive impact from acquisitions, partially offset by a 1% negative impact from unfavorable changes in foreign exchange rates. 17

2019-2020 Board of Directors ADENA T. FRIEDMAN LARS R. WEDENBORN STEVEN D. BLACK MICHAEL R. SPLINTER JOHN D. RAINEY MELISSA M. ARNOLDI ESSA KAZIM THOMAS A. KLOET JACOB WALLENBERG ALFRED W. ZOLLAR CHARLENE T. BEGLEY 18 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Proxy Summary

Director Nominees

NAME AND CLASSIFICATION[1]	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	CURRENT COMMITTEE MEMBERSHIPS A&RC	FC	MCC	N&ESGC	OTHER PUBLIC COMPANY BOARDS
Melissa M. Arnoldi Non-Industry; Public	47	2017	CEO, Vrio Corp., a subsidiary of AT&T Inc.	•			•		0
Charlene T. Begley Non-Industry; Public	53	2014	Retired SVP & CIO, General Electric Company	•	•		•		1
Steven D. Black Non-Industry; Public	67	2011	Co-CEO, Bregal Investments	•			Chair	•	0
Adena T. Friedman Staff	50	2017	President and CEO, Nasdaq, Inc.			•			0
Essa Kazim Non-Industry	61	2008	Governor, Dubai International Financial Center; Chairman, Borse Dubai and Dubai Financial Market	•		•			1
Thomas A. Kloet Non-Industry; Public	61	2015	Retired CEO & Executive Director, TMX Group Limited	•	Chair			•	0
John D. Rainey Non-Industry; Issuer	49	2017	CFO and EVP of Global Customer Operations, Paypal Holdings, Inc.	•	•	Chair			0
Michael R. Splinter[2] Non-Industry; Public	69	2008	Retired Chairman and CEO, Applied Materials, Inc.	•			•	Chair	1
Jacob Wallenberg Non-Industry	64	2018	Chairman, Investor AB	•				•	3
Alfred W. Zollar Non-Industry; Public	65	2019	Executive Partner, Siris Capital Group, LLC	•	•				2
Number of Meetings Held in 2019[3]					12	7	7	9	

A&RC: Audit & Risk Committee | **FC:** Finance Committee | **MCC:** Management Compensation Committee | **N&ESGC:** Nominating & ESG Committee

[1] To ensure that balanced viewpoints are represented on our Board of Directors, Nasdaq's By-Laws require that all directors be classified as: Industry Directors; Non-Industry Directors, which may be further classified as either Issuer Directors or Public Directors; or Staff Directors. The requirements for each classification are outlined in the By-Laws.

[2] Mr. Splinter is serving as Chairman of the Board from April 2019 through the 2020 Annual Meeting of Shareholders.

[3] The 2019 meeting totals include two joint meetings of the Management Compensation Committee and Nominating & ESG Committee (formerly the Nominating & Governance Committee) to discuss the semi-annual CEO performance evaluation and succession planning. Joint meetings count toward the total number of meetings for both committees that participated.

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Board Composition Board Composition Statistics in this chart are calculated with respect to the ten Board nominees listed on the prior page. DIRECTOR TENURE 0-2 years 2 20% 60% 80% 3-5 years 4 with 2 years with 5 years with 10 years 6-10 years or less or less or less 2 10+ years 2 DIVERSE BACKGROUNDS 7 3 3 2 Current & Former Current & Former Women Ethnically Diverse CEOs or Chairmen Exchange Operators 2 3 6 Born Outside the U.S. Work Outside the U.S. Diverse in Terms of Gender, Ethnicity or Nationality DIRECTOR SKILLS & EXPERTISE Capital Markets Environmental Financial Fintech & Social Cybersecurity Client Experience 20 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Proxy Summary DIRECTOR AGE DIRECTOR ATTRIBUTES 47 48 49 50 51 100% Willingness to Challenge the Status Quo and Provide a Strong View of the Future 52 53 54 55 56 60% 57 58 59 60 61 Diverse Backgrounds 62 63 64 65 66 67 68 69 AVERAGE AGE: 58.6 Public Company Board & Corporate Strategic Vision Governance & Leadership Risk Management M&A Technology 21

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Engaging with Our Shareholders

We value our shareholders' perspectives and maintain a robust shareholder engagement program. During 2019, we conducted outreach to a cross-section of shareholders owning approximately 75% of our outstanding shares. In 2019, our key shareholder engagement activities included 9 investor (non-deal) road shows in 8 countries, attendance at 15 investor conferences and our 2019 Annual Meeting of Shareholders.

We continued our formal engagement sessions with the investment stewardship teams of shareholders owning approximately 64% of our outstanding shares. In addition, we conducted quarterly outreach to the investment stewardship teams at many of our institutional holders.

Ongoing communication with our shareholders helps the Board and senior management gain useful feedback on a wide range of subjects and understand the issues that matter most to our shareholders. Nasdaq views accountability to shareholders as both a mark of good governance and a critical component of our success. Management regularly confers with investors and actively solicits feedback on a variety of topics including those listed below.

2019 Shareholder Meeting Highlights[1]

- Shareholder Level of Participation: 92.6%
- Votes in Support of the CEO's Election to the Board: 99.8%
- Votes in Support of the Chairman's Election to the Board: 96.5%
- Percentage Range of Votes for Other Director Nominees' Election to the Board: 98.7%-99.9%
- Votes in Support of 2019 Say-on-Pay Proposal: 96.3%

[1] These voting results exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Company's Amended and Restated Certificate of Incorporation.

What We Heard/What We Did

Below is a summary of the key themes we discussed with the investment stewardship teams at our institutional investors in 2019 and the recent actions we have taken in each area.

NASDAQ CORPORATE STRATEGY AND FOCUS ON LONG-TERM VALUE CREATION

Strategic Transactions, Organic Investments, Capital Allocation

- We advanced our strategic positioning to maximize opportunities as a technology, markets and analytics provider with significant, strategic organic investments in the Nasdaq Financial Framework, Nasdaq Trade Surveillance, Nasdaq Private Market and eVestment Private Markets, supplemented by the acquisition of Cinnober.
- We divested the BWise enterprise governance, risk and compliance software platform, the Nordic Fund Market and the core assets of our NFX business. Also, in January 2020, we commenced an orderly wind-down of our Broker Services operations business.
- We increased our regular quarterly dividend by 7% to $0.47 per share, consistent with our Board's policy to provide shareholders with regular and growing dividends over the long term as our earnings and cash flow grow.
- Our share repurchase program returned capital to shareholder while maintaining a stable share count.
- We completed our multi-year de-leveraging initiative, and through a bond refinancing, extended our debt maturities and lowered future interest expense.

BOARD GOVERNANCE AND OVERSIGHT

Board Refreshment, Training/Education, Committee Rotation

- Our Board conducted year-round planning for director succession and Board refreshment, including a review and analysis of the skills, attributes and expertise preferred for future Board nominees.
- 90% of our directors attended director education programs during 2019.
- We rotated members of our Board Committees, with Melissa M. Arnoldi moving to the Management Compensation Committee, Lars R. Wedenborn moving to the Finance Committee and Alfred W. Zollar joining the Audit & Risk Committee.

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Proxy Summary

REMUNERATION AND COMPENSATION

Alignment of Pay Policies with Corporate Strategy

- We structured our incentive plans to reward for both current year performance and long-term initiatives. Our 2019 financial results were the basis for the performance goals for a significant portion of annual incentive-based compensation, while at least 20% of each NEO's performance goals were based on strategic initiatives intended to drive long-term shareholder value. Our long-term incentive awards rewarded our senior management for our three-year relative TSR.
- For business unit executives, we increased the weighting of business unit revenue goals in our short-term incentive plan to reinforce expectations regarding our organic growth targets.
- We structured a short-term incentive program for certain non-executive employees who are experimenting and innovating as opposed to driving current year financial results. This program primarily rewards for milestones and outcomes instead of financial goals.

PEOPLE PRACTICES

Alignment of Culture with Corporate Strategy, Human Capital Management

- We communicated our values through many of our People@Nasdaq processes: hiring, onboarding, recognition, performance management, promotions and rewards.
- We introduced a new, integrated approach to employee experience surveys, which include our New Hire, Engagement and Exit surveys on a single analytics platform.
- We delivered training to nearly 250 managers worldwide, building their skills in managing performance, effecting change and leading inclusively.
- We invested in professional and career development through a suite of new online and classroom training courses and launched a new career development website.
- We expanded our commitment to diversity and inclusion in the employee experience by adding two new Employee Networks, increasing our total Employee Networks to 10.

ENVIRONMENTAL AND SOCIAL ISSUES

Oversight, Goals and Metrics

- We updated the name of the Nominating & Governance Committee to the Nominating & ESG Committee to better align with its expanded responsibilities. The Committee completed its initial year of oversight of environmental, social and human capital management policies, practices, initiatives and reporting.
- We identified key environmental and social goals and metrics for Nasdaq under the leadership of our ESG Steering Committee.

MANAGING GLOBAL ENTERPRISE RISK

Comprehensive Risk Oversight by the Audit & Risk Committee, Ethical Culture, SpeakUp! Program

- The Board, through the Audit & Risk Committee, continued to set Nasdaq's "risk appetite"—the boundaries in which Nasdaq's management operates while achieving corporate objectives. We updated the name of the Audit Committee to the Audit & Risk Committee to reflect the Committee's substantial focus on risk oversight.
- The Audit & Risk Committee received regular, comprehensive reports from management on the ERM program. Among other things, our CIO/CTO and Chief Information Security Officer regularly updated the Audit & Risk Committee on information security and cybersecurity issues.
- We strengthened our business continuity, crisis management and disaster recovery management programs to minimize any negative impact to the organization in the event of a crisis.
- We updated our Code of Ethics to reflect the continuing evolution of privacy requirements and increased emphasis on reporting potential data breaches. We also enhanced the text with infographics to make content more accessible for employees.

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Executive Compensation Highlights Compensation decisions made for 2019 were aligned with Nasdaq’s strong financial and operational performance and reflected a continued emphasis on variable, at-risk compensation paid over the long-term. Compensation decisions are intended to reinforce our focus on performance and sustained growth. The Named Executive Officer Compensation section beginning on page 65 describes the compensation of our NEOs, which includes the following highlights. Beginning on page 129, you THE MAJORITY OF OUR NEOS’ PAY IS BASED ON PERFORMANCE AND CONSISTS LARGELY OF EQUITY- will find answers to frequently BASED COMPENSATION. asked questions about our proxy 86% of our NEOs’ total direct compensation was performance-based or “at risk” in 2019. 62% of our NEOs’ total direct compensation was equity- materials, voting, our virtual based compensation. Total direct compensation includes base salary, Annual Meeting and our filings annual cash incentive awards and equity awards. and reports. We also created ANNUAL INCENTIVES ARE BASED ON ACHIEVEMENT OF RIGOROUS PERFORMANCE GOALS. an Annual Meeting Information In 2019, payouts of annual incentives reflected our achievement of page on our Investor Relations performance goals relating to corporate net revenues and corporate operating income (run rate), in addition to accomplishment of strategic website, which allows our objectives and business unit financial results. The resulting payouts to shareholders to easily access NEOs ranged from 137%-161% of targeted amounts. the Company’s proxy materials, WE USE LONG-TERM INCENTIVES TO PROMOTE vote through the internet, RETENTION AND REWARD OUR NEOS. Our main long-term incentive program for NEOs consists entirely of submit questions in advance PSUs based on TSR relative to other companies, including the S&P 500 companies and a group of peer companies. Over the three-year period of the 2020 Annual Meeting from January 1, 2017 through December 31, 2019, Nasdaq’s cumulative of Shareholders, access the nd TSR was 64.7%, which was at the 72 percentile of S&P 500 companies th and the 36 percentile of peer companies. This TSR performance resulted webcast of the meeting and in performance vesting of PSUs at 117% of target shares. learn more about our Company. OUR COMPENSATION PROGRAM IS GROUNDED Come visit us at ir.nasdaq.com/ IN BEST PRACTICES. investors/annual-meeting. Our best practices include strong stock ownership guidelines for directors and executives, no hedging or pledging of Nasdaq stock, a long-standing “clawback” policy, and no tax gross-ups on severance arrangements or perquisites. OUR EXECUTIVE COMPENSATION PROGRAM DOES NOT ENCOURAGE EXCESSIVE RISK-TAKING. The Audit & Risk and Management Compensation Committees closely monitor the risks associated with our executive compensation program and individual compensation decisions. We annually conduct a comprehensive risk assessment of our compensation program. 24 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Proxy Summary Corporate Governance Practices We are committed to good corporate governance, as it promotes the long-term interests of stakeholders, supports Board and management accountability and builds public trust in the Company. The Corporate Governance section beginning on page 26 describes our governance framework, which includes the following highlights. Corporate Governance Highlights Ongoing Board Annual Election Nominating & ESG Review of Strategic of Directors Committee Oversight Planning and Capital of Environmental, Allocation for Long- Social and Human Term Value Creation Capital Management Policies, Practices, Initiatives and Robust Shareholder Reporting Engagement Program Majority Voting for Directors in Uncontested Elections Proxy Access Annual Advisory Vote on Executive Compensation Comprehensive Risk Shareholder Right to Oversight by the Full Call Special Meeting Board under Audit & Risk Committee Executive Sessions of Leadership with Independent Directors Emphasis on Strategic at Both Board and and Business, Committee Meetings Financial, Operational, Stock Ownership and Legal and Requirements Regulatory Risks Ongoing Consideration of Board Composition and Refreshment, Annual Board, Ongoing Director Including Diversity in Committee and Education Director Succession Director Evaluations 25

Corporate Governance

Corporate Governance Corporate Governance Framework Our governance framework focuses on the interests of our shareholders. It is designed to promote governance transparency and ensure our Board has the necessary authority to review and evaluate our business operations and make decisions that are independent of management and in the best interests of our shareholders. Our goal is to align the interests of directors, management and shareholders while complying with, or exceeding, the requirements of The Nasdaq Stock Market and applicable law. This governance framework establishes the practices our Board follows with Our goal is to align the respect to oversight of: interests of directors,    our corporate strategy for long-term value creation; management and    capital allocation;    risk management, including risks relating to information security and the shareholders while protection of our market systems; complying with,    our human capital management program, corporate culture initiatives and or exceeding, the ethics program;    our corporate governance structures, principles and practices; requirements of The    Board refreshment and executive succession planning; Nasdaq Stock Market    executive compensation; and applicable law.    corporate sustainability, including our ESG program and environmental and social initiatives; and    compliance with local regulations and laws across our business lines and geographic regions. BOARD’S ROLE IN LONG-TERM STRATEGIC PLANNING The Board takes an active role with management to formulate and review our long-term corporate strategy and capital allocation plan for long-term value creation. In 2019, the Board continued to focus on our reoriented strategy with an emphasis on client segment viewpoints and opportunities, our culture of innovation, specific business unit strategies, M&A and financial considerations. For further information on our corporate strategy, see “Item 1. Business—Growth Strategy” in our Form 10-K. The Board and management routinely confer on our execution of our long-term strategic plans, the status of key strategic initiatives and the principal strategic opportunities and risks facing us. In addition, the Board periodically devotes meetings to conduct an in-depth long-term strategic review with our senior management team. During these reviews, the Board and management discuss emerging technological and macroeconomic trends and short and long-term plans and priorities for each of our business units. Additionally, the Board annually discusses and approves our budget and capital allocation plan, which are linked to our long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Nasdaq. 27

BOARD REFRESHMENT The Nominating & ESG Committee oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure and diversity that promotes and supports the Company’s long-term strategy. In doing so, the Nominating & ESG Committee takes into consideration the corporate strategy and the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director qualifications. The Nominating & ESG Committee oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure and diversity that promotes and supports the Company’s long-term strategy. SUCCESSION PLANNING FOR NASDAQ LEADERSHIP The Board is committed to positioning Nasdaq for further growth through ongoing talent management, succession planning and the deepening of our leadership bench. Both formally on an annual basis and informally throughout the year in Executive Session, the Nominating & ESG Committee, the Management Compensation Committee, the Board and the President and CEO review the succession planning and leadership development program. This includes a short- term and long-term succession plan for development, retention and replacement of senior officers. These reviews and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Our directors also have exposure to potential internal succession candidates through Board and Committee presentations and discussions, as well as informal events and interactions throughout the year. In conjunction with the annual report of the succession plan, the President and CEO also reports on Nasdaq’s program for senior management leadership development. In addition, the President and CEO prepares, and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the Company, if some or all of the senior officers should unexpectedly become unable to perform their duties. In 2019, the full Board reviewed plans for executive development and talent management at two of its scheduled in-person meetings. RISK OVERSIGHT The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board having ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the Company. The Board is assisted in meeting this responsibility by several Board Committees as described below under “Board Committees.” The Audit & Risk 28 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Corporate Governance Committee receives regular reports relating to operational compliance with the Company’s risk appetite and reviews any deviations, ultimately reporting on them to the Board. The Board, through the Audit & Risk Committee, sets the Company’s risk appetite (i.e., the boundaries within which Nasdaq’s management operates while achieving corporate objectives). In addition, the Board reviews and approves the Company’s ERM Policy, which mandates ERM requirements and defines employees’ risk management roles and responsibilities. Under our ERM Policy, we employ an ERM approach that manages risk through objective and consistent identification, assessment, monitoring and measurement of significant risks across the Company. We classify risks into the following four broad categories.    S trategic and Business Risk: Risk to earnings and capital arising from changes in the business environment and from adverse business decisions, improper implementation of decisions or lack of responsiveness to changes in the business environment.    Financial Risk: Risk to our financial position or ability to operate due to investment decisions and financial risk management practices, in particular as it relates to market, credit, capital and liquidity risks.    Operational Risk: Risks arising from our people, processes and systems and external causes, including, among other things, risks related to transaction errors, financial misstatements, technology, information The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board having ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the Company. 29 security (including cybersecurity), engagement of third We also have other limited-scope management risk parties and maintaining business continuity. committees that address specific risks, geographic areas and/or subsidiaries. These risk management committees,    L egal and Regulatory Risk: Exposure to civil and criminal which include representatives from business units and consequences—including regulatory penalties, fines, forfeiture expert teams, monitor current and emerging risks within and litigation—while conducting our business operations. their purview to ensure an appropriate level of risk. Our management has day-to-day responsibility for: (i) Together, the various management risk committees facilitate managing risk arising from our activities, including making timely escalation of issues to the Global Risk Management decisions within stated Board-delegated authority; (ii) Committee, which escalates critical issues to the Board. ensuring employees understand their responsibilities for These risk management committees include the following. managing risk through a “three lines of defense” model; and (iii) establishing internal controls as well as guidance and    The Nasdaq Regulatory Capital Committee oversees the standards to implement the risk management policy. In the global regulatory capital framework for our regulated “three lines of defense” model, the first line, consisting of entities and the level of regulatory capital risk. the business units and expert teams (i.e., corporate support    The C ompliance Council identifies, monitors and units), executes core processes and controls. The second addresses regulatory and corporate compliance risks. line, consisting of the risk, control and oversight teams, sets    The Global Technology Risk Committee oversees policies and establishes frameworks to manage risks. The technology risks within our strategic products and third line, which is the Internal Audit Department, provides applications. an independent review of the first and second lines. Nasdaq’s Group Risk Management Department oversees Our Global Risk Management Committee, which includes senior the ERM framework, supports its implementation and executives, assists the Board in its risk oversight role, ensuring aggregates and reports risk information. that the ERM framework is appropriate and functioning as Below is a graphic representation of our risk oversight structure. intended and the level of risk assumed by the Company is consistent with Nasdaq’s strategy and risk appetite. NASDAQ RISK OVERSIGHT STRUCTURE Audit & Risk Committee Internal Audit Global Risk Management Committee Regulatory Capital Committee Compliance Council Global Technology Risk Committee Risk, Control and Oversight Teams Business Units and Expert Teams 30 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Corporate Governance BOARD LEADERSHIP STRUCTURE In accordance with our Corporate Governance Guidelines, we separate the We believe that the separation of the roles of Nasdaq Chairman of the Board and Nasdaq President and CEO. roles of Chairman of the Board and Our Chairman of the Board is an independent director. We believe that this President and CEO and allocation separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full Board of distinct responsibilities to each about issues such as corporate governance, management development, role facilitates communication succession planning, executive compensation and the Company’s performance. between senior management and Nasdaq’s President and CEO, Adena T. Friedman, has over 20 years’ experience the full Board about issues such as in the securities industry. She is responsible for the strategic direction, day-to- day leadership and performance of Nasdaq. The Chairman of Nasdaq’s Board, corporate governance, management Michael R. Splinter, brings to the Board leadership experience as a public development, succession planning, company CEO. The Chairman provides guidance to the President and CEO, executive compensation and the presides over Board meetings, including Executive Sessions, and serves as a primary liaison between the President and CEO and other directors. Company’s performance. BOARD DIVERSITY 60% OF THE BOARD IS DIVERSE IN TERMS OF GENDER, ETHNICITY OR NATIONALITY 30% 20% 20% 30% of our of our Board of our Board of our Board Board nominees are nominees were born nominees nominees ethnically outside the U.S. work outside are female diverse the U.S. 31

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

BOARD INDEPENDENCE

- **Substantial majority of independent directors.** Nine of our ten director nominees are independent under the listing rules of The Nasdaq Stock Market.
- **Executive Sessions of independent directors.** At each Board meeting, independent directors have the opportunity to meet in Executive Session without Company management present. The independent Chairman of the Board is responsible for chairing the Executive Sessions of the Board and reporting to the President and CEO and Corporate Secretary on any actions taken during Executive Sessions. In 2019, the Board met 14 times in Executive Session.
- **Independent advisors.** Each Committee has the authority and budget to retain independent advisors.

BOARD COMMITTEE INDEPENDENCE AND EXPERTISE

- **Committee independence.** All Board Committees, with the exception of the Finance Committee, are comprised exclusively of independent directors, as required by the listing rules of The Nasdaq Stock Market.
- **Executive Sessions of independent directors.** At each Committee meeting, members of each Board Committee have the opportunity to meet in Executive Session.
- **Financial sophistication and expertise.** Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in the listing rules of The Nasdaq Stock Market. Three members of the Audit & Risk Committee are "audit committee financial experts" within the meaning of SEC regulations and meet the "financial sophistication" standard of The Nasdaq Stock Market.

SHAREHOLDER RIGHTS

- **Annual elections.** All directors are elected annually. Nasdaq does not have a classified Board.
- **Proxy access.** We implemented proxy access by amending our By-Laws to allow a shareholder, or group of shareholders, that owns at least 3% of our outstanding common stock for three years and complies with certain customary requirements, to nominate candidates for service on the Board and have those candidates included in Nasdaq's proxy materials. Candidates nominated pursuant to this provision may constitute up to the greater of two individuals or 25% of the total number of directors then in office for a particular annual meeting of shareholders.
- **Special meetings.** Shareholders representing 15% or more of outstanding shares for one year can convene a special meeting.
- **Majority voting.** We have a majority vote standard for uncontested director elections.

1

ISS GOVERNANCE QUALITYSCORE: LOWEST LEVEL OF CONCERN

ISS Governance QualityScore Components: Board Structure, Compensation, Shareholder Rights and Audit & Risk Oversight

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Corporate Governance MEETINGS AND MEETING ATTENDANCE Nasdaq’s Board: By The Board held 15 meetings during the year ended December 31, 2019, and the Numbers in 2019 the Board met in Executive Session without management present during 14 of those meetings. None of the current directors attended fewer than 87% of the meetings of the Board and those Committees on which the director served during the 2019 fiscal year. Nasdaq’s policy is to encourage all directors to attend annual and special meetings of our shareholders. All directors attended 15 the 2019 Annual Meeting. meetings held by the Board DIRECTOR ORIENTATION AND CONTINUING EDUCATION Our director orientation program familiarizes new directors with our businesses, strategies and policies, providing in-person experiences to directly engage with our Executive Leadership Team. We also provide year-round 14 in-person or telephonic tutorials to educate Board members on emerging and times the Board met in Executive Session without management present evolving initiatives and strategies. Our directors receive frequent updates on recent developments, press coverage and current events that relate to our strategy and business. Newly elected directors are matched with an experienced director for ongoing mentorship. 48 Directors regularly attend continuing education programs at external total Board and Committee meetings organizations and universities to enhance the skills and knowledge used to perform their duties on the Board and relevant Committees. In 2019, 90% of our directors attended director education programs. Attendance at these programs provides directors with additional insight 100% into our business and industry and gives them valuable perspective on the performance of our Company, the Board, our President and CEO and members of the directors attended the 2019 Annual Meeting of senior management. “Nasdaq’ s comprehensive director orientation program enabled me to have a deep understanding of the business and its strategy early in my directorship. The program also allowed me to interact with all members of the Executive Leadership Team and to discuss their opportunities and challenges.” ALFRED W. ZOLLAR Director since 2019 33

BOARD ASSESSMENT PROCESS We have a three-tiered annual Board assessment process that is coordinated by the Chairman of the Board. The assessment consists of: a full Board evaluation, Committee evaluations and individual director self-assessments and feedback. The Board and all of the Board Committees determine action plans for the next year based on input from the annual assessment. In addition, the Nominating & ESG Committee considers input from the assessment in determining the criteria for potential nominees to the Board. QUESTIONNAIRE Written questionnaire for the Board and each Committee solicits director feedback about the effectiveness of the Board and its Committees on an DIRECTOR SELF- unattributed basis. ONGOING ASSESSMENT The Board and Candid, one-on-one Committees regularly discussions between the monitor progress of any Chairman of the Board and agreed-upon actions. each independent director elicit further input and feedback. Board Assessment Process ACTION PLAN FEEDBACK The Board and Committees A summary of the results of consider and agree on an action both the questionnaire and plan to implement changes, the one-on-one discussions policies and procedures in light is provided to the Board of the evaluation process, as and the Committees. appropriate. DISCUSSION AND EVALUATION The Board and Committees discuss the feedback in Chairman’s or Executive Session. 34 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Corporate Governance Shareholder Communication with Directors Shareholders and other interested parties may contact the Board, the Chairman or other individual Directors by writing us at: AskBoard@nasdaq.com or c/o Joan C. Conley, SVP and Corporate Secretary, 805 King Farm Boulevard, Rockville, Maryland 20850. Governance Documents Nasdaq’s commitment to governance transparency is foundational to our business. This commitment is reflected in our governance documents listed below, which are available on our Investor Relations website at ir.nasdaq.com. Governance Documents Amended and Restated Certificate Finance Committee Charter of Incorporation Audit & Risk Committee Charter Management Compensation Committee Charter Board of Directors Duties Nominating & ESG Committee & Obligations Charter By-Laws Procedures for Communicating with the Board of Directors Corporate Governance Guidelines 35

Our Ethical Culture

Our Ethical Culture Code of Ethics: Board and Employees At Nasdaq, we believe that ethical business practices are a critical element of our corporate culture. For example, one of our core corporate values is to “Lead with Integrity.” This includes the expectation that everyone working for Nasdaq, from our directors to employees to contractors working on our behalf, demonstrate honesty and ethics in all workplace interactions. We believe our ethical culture enables us to build trusting relationships with our shareholders, customers and communities, and efficiently manage compliance risk. Given the diversity and geographic scope of Nasdaq’s business, we maintain an ethics program, along with a variety of compliance programs designed to support our ethical culture, and tailored to meet our compliance obligations. At an enterprise level, our corporate ethics and compliance program is built around the following pillars, which are derived from government and industry best practices. At Nasdaq, we believe EXECUTIVE AND POLICIES, RISK that ethical business BOARD LEADERSHIP PROCEDURES ASSESSMENT AND CONTROLS practices are a Board and top Prioritization and management oversight reallocation of Policies, procedures critical element of our with reporting channel resources based and controls to corporate culture. to top management and on assessment of support compliance Board for concerns compliance risks OUTREACH MONITORING, AUDIT AND TRAINING AND RESPONSE Expectations communicated Measures to monitor misconduct and staff trained in an and program effectiveness with appropriate manner investigation and resolution of issues EXECUTIVE AND BOARD LEADERSHIP Our corporate ethics and compliance programs have the support of our senior management and are subject to regular oversight by the Audit & Risk Committee, as set forth in its charter. Executive Leadership Team members and certain corporate committees provide top-level management of compliance obligations and support our global compliance program. For example, we have an enterprise-level Compliance Council, which is chaired by our EVP and Chief Legal and Regulatory Officer, to oversee our corporate ethics program and primary compliance risks. Additionally, compliance risks and obligations are monitored by our Global Risk Management Committee, chaired by our EVP, Corporate Strategy and CFO. At an operational level, we maintain dedicated compliance teams of experienced professionals to manage daily activities. In addition to a team that supports our enterprise-wide programs, we also have teams that are specific to our individual lines of business or regulated entities, such as our broker-dealer subsidiaries. 37 review the Code of Ethics and related policies, as well as POLICIES, PROCEDURES AND CONTROLS the Code of Conduct for the Board. As part of this process, Nasdaq’s Code of Ethics and related policies are applicable we adopt modifications to the codes and policies to address to all of our directors, employees (including the principal new or emerging risks or requirements. executive officer, the principal financial officer and the controller and principal accounting officer) and other OUTREACH AND TRAINING associates. We also have a separate Nasdaq Code of Conduct We conduct regular training and publish information on for the Board, which contains supplemental provisions our intranet to help our employees stay current on ethics specifically applicable to directors. These codes and and compliance topics and understand how to apply policies include specific requirements related to our ethical requirements in specific situations. Training includes: standards, conflicts of interest disclosure, self-regulatory onboarding training for new hires and staff from acquired organization status, regulatory transparency, whistleblowing companies; Company-wide “Ethics in Action” webinars that and compliance with securities trading requirements, address topical issues; and targeted training sessions that antitrust laws, anti-corruption requirements and trade control address specific requirements for a regional office or team. laws. These codes and policies are supplemented by policies Each year, we publish information on our Code of Ethics specific to certain legal entities or business areas. and policy changes after their adoption by the Board of We maintain procedures, systems and controls to support the Directors. Following this publication, each employee is key requirements of our internal policies. These procedures, required to formally certify that he/she will adhere to systems and controls help document compliance with core the updated Code of Ethics and policies. policy requirements and ensure that requirements are met. They also help in preventing and detecting potential MONITORING AND RESPONSE violations of our policies and compliance requirements. To provide assurance that our ethics and compliance We post amendments to and intend to post waivers (to the standards are being met, we undertake regular compliance extent applicable to the principal executive officer, the principal testing and monitoring for identified risk areas, conduct financial officer or the controller and principal accounting periodic audits to review the design and control officer) from the Nasdaq Code of Ethics or the Nasdaq Code effectiveness of certain compliance programs and respond of Conduct for the Board on our Investor Relations website. to individual situations where potential non-compliance We also will disclose amendments or waivers to the codes in is detected or reported. In addition to consulting with the any manner otherwise required by the standards applicable business units and managing compliance programs, our to companies listed on The Nasdaq Stock Market. compliance teams monitor ongoing compliance through different means, including, where relevant, transaction risk RISK ASSESSMENT scoring and individualized testing. Additionally, our internal We conduct regular assessments of compliance risk. In audit team develops a risk-based work plan that includes assessing compliance risk, we consider various factors, audits of compliance areas and reports the results of these including regulatory trends and expectations, client audits to senior management and the Board. requirements and expectations, the evolution of our If a compliance concern is identified, we conduct a review business operations and best practices published by to ascertain relevant facts, reach conclusions and, if industry associations and peers. Our risk assessments seek appropriate, take corrective action, including, if required, to account for trends in the business environment and our disclosure to regulatory bodies. We review significant strategic business goals. Results of these assessments are allegations to determine whether the incident was an reported to senior management and used to help develop isolated occurrence or reflective of an ongoing pattern of compliance program strategies and prioritize activities. conduct. We also incorporate investigation outcomes into The Audit & Risk Committee receives quarterly updates on policy enhancements, training and outreach programs and significant regulatory, compliance and enforcement risks, control improvements. semi-annual updates on the Company’s ethics program and ad hoc reports on significant issues. Our risk assessments also contribute to our annual process in which senior management and the Board of Directors 38 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Our Ethical Culture SpeakUp! Program A cornerstone of our ethics program is our SpeakUp! Program. Under our SpeakUp! Program, employees, contractors and third parties doing business with Nasdaq have multiple channels for raising ethics and compliance concerns or allegations of misconduct. These channels include directly contacting our Global Ethics Team through a dedicated email address and phone line, and reporting through our SpeakUp! Line, a whistleblower hotline that enables individuals to make anonymous reports. As detailed in our Code of Ethics, Nasdaq does not tolerate retaliation against anyone who reports potential misconduct regardless of the reporting channel used. The SpeakUp! Line and its supporting procedures enable compliance with global financial reporting and whistleblower laws. The Audit& Risk Committee receives regular reporting on the SpeakUp! Program, and significant financial reporting matters are promptly referred to the Audit & Risk Committee Chair. As detailed above, all allegations of misconduct are investigated by Nasdaq. Ethics Documents Nasdaq’s commitment to integrity and ethical business practices is foundational to our business. This commitment is reflected in our ethics documents listed below, which are available on our Investor Relations website at ir.nasdaq.com. Ethics Documents Code of Conduct for the Board of Directors Code of Ethics    SpeakUp! Program    Diversity, Equality and Inclusion    Conflicts of Interest    Gifts, Business-Related Events & Anti-Bribery and Corruption    Global Trading Policy    Confidentiality, Privacy and External Communications    Antitrust    Self-Regulatory Organization Obligations    Accurate Reporting and Disclosure    Sanctions, Export and Trade Control Compliance    Ethical Vendor and Expense Management 39

ABOUT US

Our Culture Journey and Mission

We are an agile and innovative financial technology company that is collaborative and focused on the needs of our clients, shareholders and stakeholders.

In 2017, we initiated a comprehensive review of Nasdaq's strategy and businesses that resulted in a strategic pivot for the organization. To augment our strategic positioning, we analyzed attributes of our culture and identified ways to enrich it.

In 2018, as we executed on our strategic pivot, we took action to enhance our culture and encourage its evolution, in line with our corporate strategy. We focused on initiatives related to employee development and re-skilling, leadership training, overall workforce wellness and diversity.

In 2019, we implemented programs and introduced frameworks to more directly transform our culture. We seek frequent feedback on these initiatives, and are inspired by the progress we see – the journey continues.

Nasdaq

2019 and Beyond

Implementation and Evaluation

- Refreshed the Company values to align with strategy
- Introduced short "pulse" engagement surveys several times a year
- Launched new global recognition program
- Enhanced performance management including individual objectives, development and behaviors
- Introduced new leadership development curriculum
- Focused on professional development and careers
- Increased efforts on diversity in our recruitment, hiring and employment practices
- Delivered 10 Ethics in Action webinars complemented by bespoke ethics training materials
- Focused on enhancing our new hire onboarding experience
- Expanded to 10 Employee Networks, all with Executive Sponsors

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2018

Development

- Introduced employee "Listening Tour" in various offices
- Relaxed our dress code
- Formed new Employee Experience team
- Developed an Employer Value Proposition
- Included culture-related messages in communications from leadership
- Held unconscious bias training for employees
- Delivered 11 Ethics in Action webinars on corporate compliance and ethics topics
- Grew to a total of seven Employee Networks, with Executive Sponsors

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2017

Analysis

- Refreshed Nasdaq vision and mission
- Placed innovation and client focus at the heart of Nasdaq's mission
- Launched new Diversity, Inclusion & Belonging team
- Piloted Ethics in Action webinar series
- Sponsored two Employee Networks

Enterprise-Wide Approach to ESG

Nasdaq is committed to integrating sustainability into our daily actions to help create long-term value for our shareholders and the communities where we operate. We aim to operate responsibly while managing risks and using our resources efficiently. The information below describes our ESG program and policies, environmental initiatives, social initiatives and focus on entrepreneurship. To learn more about Nasdaq’s corporate governance, visit page 26. ESG Program and Policies Our ESG mission is to serve our clients, shareholders, employees and the communities we impact through effective and sustainable practices. The Nominating & ESG Committee has formal responsibility and oversight for environmental and social policies and programs and receives regular reporting on key environmental and social matters and initiatives. Our internal ESG Working Group is co-chaired by executive leaders and comprised of geographically diverse representatives from multiple business units. The ESG Working Group serves as the central oversight body for our environmental and social strategy. Nasdaq’s environmental and social policies, programs and practice statements include the following. ESG Documents Anti-Discrimination and Anti-Harassment Policy Employee Handbooks The Nasdaq Environmental Practices Statement The Nasdaq Human Rights Practices Statement The Nasdaq Information Protection and Privacy Practices Statement Supplier Code of Ethics 42 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Enterprise-Wide Approach to ESG

Environmental Initiatives

The key components of our environmental initiatives include: strategically optimizing our real estate and facilities footprint; improving the accessibility of our offices and the preservation of natural resources; empowering and educating our employees; monitoring vendors and suppliers and partnering with those who share our values; producing ESG-focused products for clients and listed companies; and serving as an ESG thought leader for the capital markets and the public.

Strategically Optimizing Our Real Estate and Facilities Footprint, Improving the Accessibility of Our Offices and the Preservation of Natural Resources

- We aspire to achieve a Green Building Council Certification for all new large office construction. Our MarketSite Client Experience Center was awarded a Green Building LEED Gold Certification in 2019.
- In 2019, we launched a new Carbon Neutral Program to reduce and offset the carbon footprint of our global office and data center portfolio, corporate travel and postal distribution, among other areas, through the purchase of renewable energy credits and carbon offsets.
- In 2019, we launched a new program to reduce single-use items from our office pantries by replacing those items with reusable or recyclable products.
- When possible, our offices are located near public transportation or electric car charging stations.
- In many locations, we have a longstanding practice of offering employees pre-tax public transportation passes, allowances or subsidies.
- Our Environmental Practices Statement emphasizes our commitment to act as a responsible corporate citizen endeavoring to lessen our environmental impact and make our operations environmentally efficient.

Empowering and Educating Our Employees

- One of our Employee Networks, the Green Team, brings together Nasdaq employees who are passionate and knowledgeable about the environment and who want to make a difference in their office and community.
- We offer employee awareness trainings on ESG topics, such as supply chain, consumption, waste reduction/recycling, travel and what individuals can do to impact their community.

Monitoring Vendors and Suppliers and Partnering with Those Who Share Our Values

- We encourage suppliers to adopt sustainability and environmental practices in line with our published Environmental Practices Statement and our Supplier Code of Ethics.
- To the extent practical and feasible, we expect suppliers to provide us with information to support our reporting and transparency commitments related to sustainability and environmental impacts.

"I have immense pride in the culture and core values at Nasdaq, where I see them in action every day. Our employees are driven to fuel client success by delivering capital markets and analytics products and services that enable our clients to excel in navigating the public and private markets globally."

Adena T. Friedman
President & CEO

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Producing ESG-Focused Products for Clients and Listed Companies    We have a robust ESG-themed index family and offer ESG futures based on the OMXS30 ESG Responsible Index in Sweden. The product is the first exchange- listed and ESG-compliant index future in the world.    In addition, our C orporate Services business offers a range of ESG offerings for corporate clients. For further information on those products and services, see “Nasdaq’s ESG Products and Services for Corporate Clients” on page 64. Serving as an ESG Thought Leader for the Capital Markets and the Public    The Nasdaq ESG Reporting Guide (now in its second edition) serves as a baseline template for Nasdaq listed companies and reinforces the business case for voluntary disclosure. Nasdaq itself voluntarily reports many of the metrics outlined in the Guide.    Through our Green Voices of Nasdaq campaign, investors and issuers talk about leveraging the green bond market to support sustainable development.    Nasdaq has also been at the forefront of many different ESG-related projects, working groups and industry initiatives, including:    the UN Sustainable Stock Exchanges Initiative (founding member);    the WFE Sustainability Working Group (founder, chair twice);    the UN Global Compact (U.S. Network Board Member);    the Global Sustainability Standards Board;    the SASB Advisory Board;    the Boston College Center for Corporate Citizenship; and    the Impact2030 Metrics Council (chair). SERVICE HOURS VOLUNTEERED BY NASDAQ ASSOCIATES IN 2 0 1 9 4,700+ 44 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Enterprise-Wide Approach to ESG

Social Initiatives

The key components of our social ESG initiatives include our people practices (human capital management), our Nasdaq GoodWorks corporate responsibility program and our safety and security standards.

Our People Practices (Human Capital Management)

- Attracting, developing, and motivating the best people is critical to our success, and therefore fostering a compelling and differentiated organizational culture is fundamental to the execution of our long-term growth strategy.
- We strive to create a working environment where employees feel respected and valued for their contributions. We have invested in a new employee recognition program and enhanced the ability for employees to set their own work objectives in line with the Company's goals.
- In addition, Nasdaq has fostered a sense of empowerment, such that employees are able to self-organize Employee Networks and events. See page 122 for additional details on our Employee Networks. We hosted an LGBTQ leadership conference in 2019, attended by nearly 150 organizations, including the United Nations, Blackrock, Microsoft and Walmart, and we attained a 100% Corporate Equality Score from the Human Rights Campaign Foundation. We delivered on the Parity Pledge not only by interviewing, but also hiring, female candidates for at least 50% of our vice president and above positions advertised externally. We also signed the Hispanic Promise and increased under-represented minorities in our U.S. workforce.
- We strive to provide an inspiring, impactful and dynamic experience to all of our employees. We invest in our employees to ensure we remain an employer of choice and to inspire leadership, creativity, execution and personal growth. In our daily work, we value and reward client focus, integrity, collaboration, expertise and accountability, and we reinforce these values by embedding them into our programs, policies and processes.
- The Board, Management Compensation Committee and Nominating & ESG Committee regularly engage with the Executive Leadership Team and People@Nasdaq across a broad range of people and culture topics. In-depth discussions on these topics occur at least twice a year, and specific aspects of these topics are touched upon more frequently. Recent human capital management topics discussed by the Board, the Management Compensation Committee and/or Nominating and ESG Committee include: the alignment of our culture with our corporate strategy; efforts to shape our corporate culture; succession planning; talent development; and our diversity, inclusion and belonging initiatives.

Our Nasdaq GoodWorks Corporate Responsibility Program

- We have committed to supporting the communities in which we live and work by providing eligible full and part-time employees two paid days off per year to volunteer. We also match charitable donations of all employees and contractors up to $1,000, or more in certain circumstances, per calendar year.
- In 2019, Nasdaq organized nearly 230 total volunteer events around the world. More than 550 associates volunteered and contributed over 4,700 service hours. Since the inception of Nasdaq GoodWorks in 2015, annual volunteer hours have increased 520%.
- During 2019, Nasdaq GoodWorks aligned its volunteer initiatives and giving programs each month around one of 17 Global Sustainable Development Goals. These goals aim to create a better world by 2030 through initiatives in ending poverty, improving health and education, fighting inequality and stopping climate change.

Our Safety and Security Standards

- Annually, we review our business continuity policies to ensure the safety of our employees, facilities and critical business functions in case of unforeseen or catastrophic events.
- Our Facility Security Operations Center monitors critical systems, global premises operations and worldwide events to improve situational awareness of breaking news that may have an impact upon Nasdaq employees.
- We use the LiveSafe mobile application, which allows us immediately to contact employees around the world, notify them of a crisis event, check on their well-being and provide prompt guidance and services to help ensure their safety.

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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Focus on Entrepreneurship

The Nasdaq Entrepreneurial Center is a separate, non-profit organization established with the support of the Nasdaq Educational Foundation. The Nasdaq Entrepreneurial Center's mission is to deliver resources and mentoring to enable entrepreneurs across the globe to realize their potential. To learn more about The Nasdaq Entrepreneurial Center, please visit: **thecenter.nasdaq.org**.

The Nasdaq Educational Foundation is also a separate, non-profit organization. The Foundation's mission is to connect the business, capital and innovative ideas that advance global economies.

5K+

HOURS OF EDUCATION

18K+

ENTREPRENEURS FROM 100+ COUNTRIES BENEFITTED

61%

Are Minority Founders

49%

Are Female Founders

46

Board of Directors 18K+

Proposal 1: Election of Directors The business and affairs of Nasdaq are managed under the direction of our The Board Board. Our directors have diverse backgrounds, attributes and experiences that provide valuable insights for the Board’s oversight of the Company. of Directors Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board may determine the total number of directors. The Board is authorized to have ten directors following our 2020 unanimously Annual Meeting. Each of the ten nominees identified in this Proxy Statement has been nominated recommends by our Nominating & ESG Committee and Board for election to a one-year term expiring at our 2021 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the a vote FOR director’s earlier death, resignation or removal. All nominees have consented to be named in this Proxy Statement and to serve on the Nasdaq Board, if elected. each of the In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the ten nominees must nominees receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker for director. non-votes, will not impact the vote. Our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & ESG Committee, which will recommend to the full Board whether or not to accept the resignation. The Board will act on the Committee’s recommendation and disclose publicly its decision-making process with respect to the resignation. All of the incumbent directors have submitted an irrevocable resignation. DIRECTOR NOMINATION PROCESS The Nominating & ESG Committee maintains an active list of potential board nominees that they continuously review as they consider how our business evolves and expands over time. The Nominating & ESG Committee considers possible candidates suggested by Board and Committee members, investors, industry groups, senior management and other stakeholders. In addition to submitting suggested nominees to the Nominating & ESG Committee, a Nasdaq shareholder may nominate a person for election as a director, provided the shareholder follows the procedures specified in our By-Laws. The Nominating & ESG Committee reviews all candidates in the same manner, regardless of the source of the recommendation. In addition, the Nominating & ESG Committee may engage a third-party search firm from time-to-time to assist in identifying and evaluating qualified candidates. 48 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors We are obligated by the terms of a stockholders’ agreement, dated December 16, 2010, between Nasdaq and Investor AB to nominate and generally use best efforts to cause the election to the Nasdaq Board of one individual designated by Investor AB, subject to certain conditions. Mr. Wallenberg is the individual designated by Investor AB as its nominee. 5.6 DIRECTOR INDEPENDENCE YEARS Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Average tenure of Nasdaq’s Nasdaq Dubai. In order to qualify as independent under the listing rules of The director nominees Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no commercial or other relationships or circumstances that are likely to affect, or could appear to impair, the director’s judgment in a manner other than in the best interests of the Company. 1 12—Based upon detailed written submissions by each director nominee, the Board has determined that all of our director nominees are independent under the rules YEARS of each of The Nasdaq Stock Market and Nasdaq Dubai, other than Ms. Friedman. Range of tenure Ms. Friedman is deemed not to be independent because she is Nasdaq’s President and CEO. None of the director nominees are party to any arrangement with any person or entity other than the Company relating to compensation or other payments in connection with the director’s or nominee’s candidacy or service as a director, other than arrangements that existed prior to the director’s or nominee’s candidacy. DIRECTOR CRITERIA, QUALIFICATIONS, EXPERIENCE AND TENURE In evaluating individual Board nominees, the Nominating & ESG Committee takes into account many factors, including:    a g eneral and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial technology company, including cybersecurity;    a general understanding of Nasdaq’s business and technology;    a client experience orientation;    the classification requirements under our By-Laws; 49

the individual’s educational and professional background and personal accomplishments;    diversity, including factors such as gender, age and geography; and    an independent mindse t that constructively challenges the status quo and provides a strong view of the future. The Nominating & ESG Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of our businesses, while representing the interests of shareholders, employees and the communities in which the Company operates. In determining whether to recommend a Board member for re-election, the Nominating & ESG Committee also considers the director’s participation in and contributions to the activities of the Board, the contents of the most recent Board and director assessment and attendance at meetings. The Board and the Nominating & ESG Committee believe all director nominees exhibit the characteristics below. Characteristics Exhibited by Director Nominees A commitment to long-term value creation for our shareholders An appreciation for shareholder feedback High personal and professional ethics A proven record of success A commitment to the integrity of affiliated self-regulatory organizations Sound business judgment Leadership experience Knowledge of financial services Sufficient time to devote to Board service An appreciation of multiple cultures and perspectives In addition, there are other skills, expertise and attributes that we believe should be represented on the Board as a whole, but not necessarily by each director. The table below summarizes these key skills, expertise and attributes. A mark indicates a specific skill, expertise or attribute the director contributes to the Board based on his or her background or experience; however, the lack of a mark does not mean the director does not possess that skill, expertise or attribute. The director biographies below describe each director’s qualifications and relevant experience in more detail. 50 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors



		MELISSA ARNOLDI	CHARLENE BEGLEY	STEVEN BLACK	ADENA FRIEDMAN	ESSA KAZIM	THOMAS KLOET	JOHN RAINEY	MICHAEL SPLINTER	JACOB WALLENBERG	ALFRED ZOLLAR
SKILLS & EXPERTISE	Capital Markets			•	•	•	•	•	•	•	
	Client Experience	•						•			
	Cybersecurity	•	•						•		•
	Environmental & social	•		•				•	•	•	•
	Financial		•	•	•	•	•	•			
	FinTech			•	•	•	•	•	•		
	M&A	•	•	•	•		•	•	•	•	•
	Public Company Board & Corporate Governance	•	•	•	•	•	•	•	•	•	•
	Risk Management	•	•	•	•	•	•	•	•	•	
	Strategic Vision & Leadership	•	•	•	•	•	•	•	•	•	•
	Technology	•	•						•		•
ATTRIBUTES	Diverse Backgrounds	•	•		•	•				•	•
	Willingness to Challenge the Status Quo and Provide a Strong View of the Future	•	•	•	•	•	•	•	•	•	•

SKILLS, EXPERTISE & ATTRIBUTES KEY:

Skills and Expertise:

Capital Markets: The capital markets landscape is changing rapidly. Deep industry knowledge of the complexity of the evolving landscape helps us execute on our strategy, expand client relationships, accelerate growth and deliver strong shareholder returns.

Client Experience: We are focused on strengthening client relations and advocating on behalf of our clients. We seek nominees with a client-centric mentality, who have expertise in enhancing and transforming customer service experiences.

Cybersecurity: As a technology infrastructure provider, we view cybersecurity skills as essential to oversee the safe and secure functioning of our capital markets infrastructure, data, technology and other internal assets.

Environmental & Social: We are committed to integrating sustainability into our everyday actions to help create long-term value for our shareholders, our employees and the communities in which we operate. Experience with environmental and social matters at other organizations strengthens our Board's review and oversight of our own sustainability initiatives.

Financial: As we continue to execute on our corporate strategy, we seek nominees with a deep understanding of the financial metrics we are using to assess the merits of strategic opportunities, as well as the accounting metrics we are using to measure and report operating performance.

FinTech: As we continue to develop our core markets and global technology offerings, experience with financial

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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

technology, the industry and the power of innovation will help us execute our strategic pivot and become a leader in FinTech solutions to capital markets and beyond.

M&A: As we reallocate capital towards technology and analytics product areas while sustaining marketplace foundations, we frequently evaluate tactical and strategic M&A transactions and seek nominees with experience in assessing and executing on these opportunities.

Public Company Board & Corporate Governance: Public company board experience yields practical skills and an understanding of regulatory requirements and best practices for public company governance. We are committed to strong corporate governance as it furthers the long-term interests of shareholders by promoting Board and management accountability and building public trust in the Company.

Risk Management: Operating in a complex regulatory and risk environment necessitates skillful oversight of the identification, evaluation and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and manage compliance.

Strategic Vision and Leadership: Strategic vision assists the Board in evaluating our corporate strategy and strategic initiatives. Experience in a leadership position provides practical insight into the skills needed to advance the corporate strategy and enhances the ability to recognize those skills in others.

Technology: We are committed to establishing Nasdaq as an innovative technology leader and to enhancing our technology presence across capital markets and beyond. Nominees with experience in traditional, new and emerging technologies will be valuable additions to our Board, in particular as we continue to implement and encourage adoption of the Nasdaq Financial Framework.

Attributes:

Diverse Attributes: Diverse backgrounds lead to diverse perspectives. We are committed to ensuring diverse backgrounds are represented on our board and throughout our organization to further the success of our business and best serve the diverse communities in which we operate.

Willingness to Challenge the Status Quo and Provide a Strong View of the Future: We seek nominees with innate and learned business acumen that will constructively question staff initiatives, guide the Company forward with strategic vision and practiced insight and position Nasdaq to catch the "next wave" of disruptive innovation.

OUR DIRECTOR NOMINEES



MELISSA M. ARNOLDI

Age: 47
Director Since: 2017
Other Public Company Boards: None
Board Committees: Management Compensation
Country of Birth: United States

Ms. Arnoldi has been CEO of Vrio Corp., AT&T's Latin America digital entertainment services business, which operates under the SKY brand in Brazil and the DIRECTV brand elsewhere, since August 2018. Ms. Arnoldi has served in various capacities at AT&T Inc., a telecommunications company, since 2008, including: President of Technology & Network Operations at AT&T Communications from August 2017 to August 2018; President and CIO of Technology Development at AT&T Services, Inc. from September 2016 to August 2017; SVP, Technology Solutions & Business Strategy, from December 2014 to September 2016; VP, IT Strategy & Business Integration, from December 2012 to December 2014; and AVP, IT from January 2008 to December 2012. Prior to AT&T, Ms. Arnoldi was a partner in the Communications & High Technology Industry Group at Accenture Ltd. from 2006 to 2008, serving in various other capacities from 1996 to 2008.

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Board of Directors CHARLENE T. BEGLEY Age: 53 Director Since: 2014 Other Public Company Boards: Hilton Worldwide Holdings, Inc. Board Committees: Audit & Risk, Management Compensation Country of Birth: United States Ms. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988 to 2013. Ms. Begley served in a dual role as SVP and CIO, as well as President and CEO of GE’s Home and Business Solutions Office, from January 2010 to December 2012. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007 to 2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s Corporate Audit staff and served as CFO for GE Transportation and GE Plastics Europe and India. Ms. Begley is the Chair of the Hilton audit committee and a member of the Hilton nominating and governance committee. Ms. Begley served on the boards of WPP plc from 2013 until 2017 and Red Hat, Inc. from 2014 until 2019. STEVEN D. BLACK Age: 67 Director Since: 2011 Other Public Company Boards: None Board Committees: Management Compensation (Chair) and Nominating & ESG Country of Birth: United States Mr. Black has been Co-CEO of Bregal Investments, a private equity firm, since September 2012. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010 to February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009 to March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004 to 2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank from 2003 to 2004. He also served as head of JP Morgan Investment Bank’s Global Equities business from 2000 to 2003 following a career at Citigroup and its predecessor firms. Mr. Black was a member of the board of directors of The Bank of New York Mellon Corporation from 2018 to 2019. ADENA T. FRIEDMAN Age: 50 Director Since: 2017 Other Public Company Boards: None Board Committees: Finance Country of Birth: United States Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO. 53

ESSA KAZIM Age: 61 Director Since: 2008 Other Public Company Boards: Dubai Financial Market PJSC Board Committees: Finance Country of Birth: United Arab Emirates H.E. Kazim has been Governor of the Dubai International Financial Center since January 2014. Since 2006, he has served as Chairman of Borse Dubai and Chairman of the Dubai Financial Market. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then he moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed Director General of the Dubai Financial Market from 1999-2006. H.E. Kazim is Deputy Chairman of the Supreme Legislation Committee in Dubai and a member of the Supreme Fiscal Committee of Dubai. THOMAS A. KLOET Age: 61 Director Since: 2015 Other Public Company Boards: None Board Committees: Audit & Risk (Chair), Nominating & ESG Country of Birth: United States Mr. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange; TSX Venture Exchange; Montreal Exchange; Canadian Depository for Securities; Canadian Derivatives Clearing Corporation and the BOX Options Exchange, from 2008 to 2014. Previously, he served as CEO of the Singapore Exchange and as a senior executive at Fimat USA (a unit of Société Générale), ABN AMRO and Credit Agricole Futures, Inc. He also served on the Boards of CME and various other exchanges worldwide. Mr. Kloet is a CPA and a member of the AICPA. He was inducted into the FIA Hall of Fame in March 2015. Mr. Kloet serves as Chairman of the Board of Trustees of Northern Funds, which offers 43 portfolios, and Northern Institutional Funds, which offers 7 portfolios. Mr. Kloet also chairs the Boards of Nasdaq’s U.S. exchange subsidiaries. JOHN D. RAINEY Age: 49 Director Since: 2017 Other Public Company Boards: None Board Committees: Audit & Risk, Finance (Chair) Country of Birth: United States Mr. Rainey joined PayPal Holdings, Inc., a technology platform and digital payments company, in August 2015 and serves as the company’s CFO and EVP of Global Customer Operations. In this role he oversees all of the company’s finance functions, as well as leading its customer service centers around the world, including Global Customer Service, Decision and Analytics Management functions, as well as the Global Internal Controls & Complaints Center of Excellence. Prior to this dual role, he served as the company’s CFO from August 2015 to January 2018. Before joining PayPal, Mr. Rainey was EVP and CFO of United Airlines from April 2012 to August 2015. From October 2010 to April 2012, Mr. Rainey was SVP of Financial Planning and Analysis at United Airlines. Mr. Rainey served in various positions in finance at Continental Airlines prior to the merger of United and Continental. 54 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors MICHAEL R. SPLINTER Age: 69 Director Since: 2008 Other Public Company Boards: TSMC, Ltd. Board Committees: Management Compensation, Nominating & ESG (Chair) Country of Birth: United States Mr. Splinter was elected Chairman of Nasdaq’s Board effective May 10, 2017. He is a business and technology consultant and the co-founder of WISC Partners, a regional technology venture fund. He served as Executive Chairman of the Board of Directors of Applied Materials, a leading supplier of semiconductor equipment from 2009 until he retired in June 2015. At Applied Materials, he was also President and CEO. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was a long-time executive at Intel Corporation. Mr. Splinter was elected to the National Academy of Engineers in 2017. Mr. Splinter is a member of TSMC’s audit and compensation committees. He also was a director of Meyer Burger Technology Ltd. from 2017 to 2019. JACOB WALLENBERG Age: 64 Director Since: 2018 Other Public Company Boards: ABB Ltd; Investor AB; Telefonaktiebolaget LM Ericsson Board Committees: Nominating & ESG Country of Birth: Sweden Mr. Wallenberg has been Chairman of the Board of Investor AB since 2005. Previously, he served as Vice Chairman of Investor AB from 1999 to 2005 and as a member of Investor AB’s Board since 1988. Mr. Wallenberg was the President and CEO of Skandinaviska Enskilda Banken AB in 1997 and the Chairman of its Board of Directors from 1998 to 2005. Mr. Wallenberg also was EVP and CFO of Investor AB from 1990 to 1993. Mr. Wallenberg is a member of the governance and nomination committee at ABB Ltd, the audit and risk and remuneration committee at Investor AB and the finance committee at Telefonaktiebolaget LM Ericsson. Mr. Wallenberg was Vice Chairman of the Board of SAS AB from 2001 to 2018. ALFRED W. ZOLLAR Age: 65 Director Since: 2019 Other Public Company Boards: Public Service Enterprise Group Incorporated; The Bank of New York Mellon Corporation Board Committees: Audit & Risk Country of Birth: United States Mr. Zollar has been an Executive Partner at Siris Capital Group, LLC, a private equity firm, since February 2014. Mr. Zollar served as General Manager of the Tivoli Software division of International Business Machines Corporation, a provider of information technology, products and services, from July 2004 to January 2011. He held numerous other roles at IBM, including General Manager of IBM iSeries and General Manager of IBM Lotus Software. Mr. Zollar is a member of the PSEG and The Bank of New York Mellon audit committees, the Chair of The Bank of New York Mellon technology committee, the Chair of the PSEG finance committee and a member of the PSEG fossil and nuclear generation operations oversight committees. Mr. Zollar served as a director of The Chubb Corporation from 2001 until 2016 and of Red Hat, Inc. from 2018 until 2019. 55

Board Committees Our Board has four standing Committees: an Audit & Risk Committee, a Finance In 2019, we changed the Committee, a Management Compensation Committee and a Nominating & ESG name of the Nominating Committee. Each of these Committees, other than the Finance Committee, consists exclusively of independent directors. The Chair of each Committee reports to the & Governance Committee Board in Chairman’s Session or Executive Session on the topics discussed and to the Nominating & ESG actions taken at each meeting. Each of these Committees operates under a written charter that includes the Committee’s duties and responsibilities. Committee and expanded A description of each standing Committee is included on the following pages. the mandate of that Committee to include AUDIT & RISK COMMITTEE oversight of environmental Key Objectives:    Oversees Nasdaq’s financial reporting process and reviews the disclosures and social issues. In 2020, in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases. we also changed the name    Appoint s, retains, approves the compensation of and oversees the of the Audit Committee to independent registered public accounting firm. the Audit & Risk Committee    Assists the Board by reviewing and discussing the quality and integrity of accounting, auditing and financial reporting practices at Nasdaq, including to reflect that Committee’s assessing the staffing of employees in these functions. role in risk oversight.    Assists the Board by reviewing the adequacy and effectiveness of internal controls and the effectiveness of Nasdaq’s ERM and regulatory programs.    Reviews and approves or ratifies all related party transactions, as further described below under “Certain Relationships and Related Transactions.”    Assists the Board in reviewing and discussing Nasdaq’s Global Ethics and Compliance Program, SpeakUp! Program and confidential whistleblower process.    A ssists the Board in its oversight of the Internal Audit function.    Reviews and recommends to the Board for approval the Company’s regular dividend payments. Thomas A. Kloet (Chair) Charlene T. Begley    Updat es the Board on discussions and decisions from the Audit & Risk Committee meetings. 2019 Highlights:    C onducted a detailed review of the independent auditor relationship, reviewed proposals from several accounting firms, evaluated the proposals based on detailed selection criteria and ultimately recommended the retention of Ernst & Young LLP as the Company’s independent auditor. For further John D. Rainey Alfred W. Zollar information on the Audit& Risk Committee’s review of the independent auditor relationship, see “Audit & Risk Committee Matters—Annual Evaluation and 2020 Selection of Independent Auditors.”    Reviewed non-GAAP disclosures, impairment assessments and the impact or potential impact of changes in various accounting standards, including ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.”    Received regular updates on emerging information security issues from the CIO and Chief Information Security Officer. 56 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors    Discussed informational reports on:    the ong oing enhancement of the governance and operations of Nasdaq Clearing;    Nasdaq ’s compliance initiatives with respect to the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s Benchmark Regulation;    Nasdaq’s insider threat program;    Nasdaq’s fraud management program; and    Nasdaq’s compliance with the General Data Protection Regulation. Risk Oversight Role:    Reviews the systems of internal controls, financial reporting and the Global Ethics and Compliance Program.    Reviews the ERM program, including policy, structure and process. Independence:    Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in the listing rules of The Nasdaq Stock Market. The Board determined that Messrs. Kloet and Rainey and Ms. Begley are “audit committee financial experts” within the meaning of SEC regulations. Each also meets the “financial sophistication” standard of The Nasdaq Stock Market. MEETINGS The success o f our business depends IN 2019 on our ability to keep up with rapid technology changes; as we embrace innovation to meet our changing customer needs, we deploy new control methods to mitigate the associated risks.” THOMAS A. KLOET Chairman of the Audit & Risk Committee 57

FINANCE COMMITTEE Key Objectives:    Reviews and recommends, for approval by the Board, the capital plan of the Company, including the plan for repurchasing shares of the Company’s common stock and the proposed dividend plan.    R eviews and recommends, for approval by the Board, John D. Rainey (Chair) Adena T. Friedman significant mergers, acquisitions and business divestitures.    Reviews and recommends, for approval by the Board, significant capital market transactions and other financing arrangements.    R eviews and recommends, for approval by the Board, significant capital expenditures, lease commitments and asset disposals, excluding those included in the approved Essa Kazim Lars R. Wedenborn annual budget. 2019 Highlights:    C onducted a comprehensive review of the capital plan for Board approval.    Evaluated the divestiture of the BWise enterprise governance, risk and compliance software platform.    R eviewed and recommended, for Board approval, the refinancing of the Company’s 5.55% Senior Notes due 2020. Risk Oversight Role:    Monitors operational and strategic risks related to Nasdaq’s financial affairs, including capital structure MEETINGS and liquidity risks. IN 2019    R eviews the policies and strategies for managing financial exposure and certain risk management activities of Nasdaq’s treasury function. “The o versight of capital allocation, liquidity and risks related to Nasdaq’s financial affairs is an essential component of ensuring we continue to deliver value to shareholders.” JOHN D. RAINEY Chairman of the Finance Committee 58 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors MANAGEMENT COMPENSATION COMMITTEE “W e ensure executives have a Key Objectives: significant stake in the long-term    Establishes and annually reviews the executive compensation philosophy and strategy. financial success of the Company,    R eviews and approves the executive compensation and benefit programs applicable to Nasdaq’s executive officers, including the base salary, incentive compensation aligned with the shareholder and equity awards. Any executive compensation program changes solely applicable to the President and CEO and experience. Our formula-driven CFO are submitted to the Board for final approval.    Reviews and approves the performance goals for annual incentive compensation executive officers. For the President and CEO and CFO, these items are referred to the Board for final approval. program is directly linked to    R eviews and approves the base salary and incentive compensation for those non-executive officers with corporate and business unit target total cash compensation in excess of $1,000,000 or an equity award valued in excess of $600,000. financials and strategic objectives. ”    Evaluates the performance of the President and CEO, together with the Nominating & ESG Committee. STEVEN D. BLACK    Reviews the succession and development plans Chairman of the Management Compensation Committee for executive officers and other key talent.    Establishes and annually monitors compliance with the mandatory stock ownership guidelines.    Reviews the results of any shareholder advisory votes on executive compensation and any other feedback that may be garnered through the Company’s ongoing shareholder engagement. 2019 Highlights:    R eviewed the effectiveness of the annual and long-term incentive plans and approved enhancements for 2020 MEETINGS to continue to support Nasdaq’s strategy and structure. IN 2019    Reviewed the succession and development plans for all EVPs and SVPs. Risk Oversight Role:    Monitors the risks associated with elements of the compensation program, including organizational structure, compensation plans and goals, succession planning, organizational development and selection processes.    E valuates the effect the compensation structure may have on risk-related decisions. Steven D. Black (Chair) Melissa M. Arnoldi Independence:    E ach member of the Management Compensation Committee is independent and meets the additional eligibility requirements set forth in the listing rules of The Nasdaq Stock Market. Charlene T. Begley Michael R. Splinter 59

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

NOMINATING & ESG COMMITTEE

Key Objectives:

- Determines the skills and qualifications necessary for the Board, develops criteria for selecting potential directors and manages the Board refreshment process.
- Identifies, reviews, evaluates and nominates candidates for annual elections to the Board.
- Leads the annual assessment of effectiveness of the Board, Committees and individual directors.
- Together with the Management Compensation Committee, leads the annual performance assessment of the President and CEO.
- Identifies and considers emerging corporate governance issue and trends.
- Reviews feedback from engagement sessions with investors and determines follow-up actions and plans.
- Monitors Company compliance with corporate governance requirements and policies.
- Reviews and recommends the Board and Committee membership and leadership structure.
- Reviews and recommends to the Board candidates for election as officers with the rank of EVP or above.
- Oversees environmental and social matters as they pertain to the Company's business and long-term strategy, and identifies and brings to the attention of the Board current and emerging environmental and social trends and issues that may affect the business operations, performance and public image of Nasdaq.
- Provides oversight for Nasdaq's environmental and social policies, practices, initiatives and reporting, including those related to environmental sustainability, social and ethical issues, human capital management, responsible sourcing and strengthening community.

2019 Highlights:

- Considered emerging ESG issues, trends and policies, including our Carbon Neutral Program, our diversity, inclusion and belonging initiatives, our community outreach through Nasdaq GoodWorks and our ESG reporting strategy.
- Considered the skills, qualifications and attributes necessary for future director nominees in light of the strategic pivot of the organization.
- Evaluated and recommended changes to the Board Committees to educate current directors for future roles.
- Continued to focus on Board refreshment, with a goal to identify nominees that would enhance the diversity of the Board.

Risk Oversight Role:

- Oversees risks related to the Company's ESG issues, trends and policies.
- Monitors independence of the Board.

Independence:

- Each member of the Nominating & ESG Committee is independent, as required by the listing rules of The Nasdaq Stock Market.

"We are committed to holding ourselves to the highest standard of corporate governance. In December 2019, we expanded our Committee's oversight of environmental, social and human capital matters as they pertain to our business and long-term strategy."

MICHAEL R. SPLINTER
Chairman of the Nominating & ESG Committee



Michael R. Splinter (Chair)



Steven D. Black



Thomas A. Kloet



Jacob Wallenberg

60

Board of Directors Director Compensation Our Board Compensation Policy establishes the compensation of our non- employee directors. Every two years, the Management Compensation Committee reviews the Director Compensation Policy, considers a competitive market analysis of director compensation data and recommends changes, if any, to the policy to the Board for approval. The following table reflects the compensation elements for non-employee directors for the current compensation year, which began immediately following the 2019 Annual Meeting of Shareholders. The amounts in the table remained unchanged compared to the prior compensation year. ITEM APRIL 2019 – MAY 2020 Annual Retainer for Board Members $75,000 (Other than the Chairman) Annual Retainer for Board Chairman $240,000 Annual Equity Award for All Board Members $230,000 (Grant Date Market Value) Annual Audit & Risk Committee and Management $30,000 Compensation Committee Chair Compensation Annual Audit & Risk Committee and Management $10,000 Compensation Committee Member Compensation Annual Finance Committee and Nominating & ESG $20,000 Committee Chair Compensation Annual Finance Committee and Nominating & ESG $5,000 Committee Member Compensation Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments) or equity. Each non-employee director also may elect to receive Committee Chair and/or Committee member fees in cash (payable in equal semi-annual installments) or equity. The annual equity award and any equity elected as part of the annual retainer or for Committee Chair and/or Committee member fees are awarded automatically on the date of the Annual Meeting of Shareholders immediately following election and appointment to the Board. All equity paid to Board members consists of RSUs that vest in full one year from the date of grant. The amount of equity to be awarded is calculated based on the closing market price of our common stock on the date of the Annual Meeting. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board. Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive our retirement, health or life insurance benefits. We provide each non- employee director with director and officer liability insurance coverage, as well as accidental death and dismemberment and travel insurance for and only when traveling on behalf of Nasdaq. 61

STOCK OWNERSHIP GUIDELINES Under our stock ownership guidelines, the Chairman of the Board must maintain a minimum ownership level in Nasdaq common stock of six times the annual equity award for Board members. Other non-employee directors must maintain a minimum ownership level of two times the annual equity award. Shares owned outright, through shared ownership and in the form of vested and unvested restricted stock, are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations and the Chairman of the Board may approve such exceptions from time to time. New directors have four years after their initial election to the Board to obtain the minimum ownership level. All of the directors were in compliance with the guidelines as of December 31, 2019. Under our stock ownership guidelines, the Chairman of the Board must maintain a minimum ownership level in Nasdaq common stock of six times the annual equity award for Board members. Other non-employee directors must maintain a minimum ownership level of two times the annual equity award. 62 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Board of Directors

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by Nasdaq to our non-employee directors for services rendered during the fiscal year ended December 31, 2019.

NAME[1]	FEES EARNED OR PAID IN CASH ($)[2]	STOCK AWARDS ($)[3,4,5]	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Melissa M. Arnoldi	–	$308,986	–	–	–	–	$308,986
Charlene T. Begley	$95,000	$225,669	–	–	–	–	$320,669
Steven D. Black	–	$333,532	–	–	–	–	$333,532
Essa Kazim	–	$304,059	–	–	–	–	$304,059
Thomas A. Kloet[6]	$140,000	$333,532	–	–	–	–	$473,532
John D. Rainey	–	$328,605	–	–	–	–	$328,605
Michael R. Splinter	–	$490,576	–	–	–	–	$490,576
Jacob Wallenberg	–	$304,059	–	–	–	–	$304,059
Lars R. Wedenborn	$80,000	$225,669	–	–	–	–	$305,669
Alfred W. Zollar	–	$299,220	–	–	–	–	$299,220

[1] Adena T. Friedman is not included in this table as she is an employee of Nasdaq and thus received no compensation for her service as a director. For information on the compensation received by Ms. Friedman as an employee of the company, see "Named Executive Officer Compensation."

[2] The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director's election to receive the annual retainer and Committee service fees in cash or RSUs. These elections are made at the beginning of the Board compensation year and apply throughout the year. In addition, the difference in fees earned or paid also reflects individual Committee service.

[3] The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in note 12 to the Company's audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director's election to receive the annual retainer and Committee service fees in cash or RSUs.

[4] These stock awards, which were awarded on April 23, 2019 to all the non-employee directors elected to the Board on that date, represent the annual equity award and any portion of annual retainer or Committee service fees that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 2,565 RSUs with a grant date fair value of $225,669. Mr. Splinter elected to receive his Chairman retainer in equity so he received an additional 2,677 RSUs with a grant date fair value of $235,522. Directors Arnoldi, Black, Kazim, Kloet, Rainey, Wallenberg and Zollar elected to receive all of their annual retainers in equity, so they each received an additional 836 RSUs with a grant date fair value of $73,551. In addition, individual directors received the following amounts for Committee service fees: Ms. Arnoldi (111 RSUs with grant date fair value $9,766); Mr. Black (390 RSUs with a grant date fair value of $34,312); H.E. Kazim (55 RSUs with a grant date fair value of $4,839); Mr. Kloet (390 RSUs with a grant date fair value of $34,312); Mr. Rainey (334 RSUs with a grant date fair value of $29,385); Mr. Splinter (334 RSUs with a grant date fair value of $29,385); and Mr. Wallenberg (55 RSUs with a grant date fair value of $4,839).

[5] The aggregate numbers of unvested RSUs and vested shares under the Equity Plan beneficially owned by each non-employee director as of December 31, 2019 are summarized in the following table. All unvested RSUs will vest on April 23, 2020.

Director	Number of Unvested RSUs	Number of Vested Shares
Melissa M. Arnoldi	3,512	7,368
Charlene T. Begley	2,565	4,114
Steven D. Black	3,791	35,139
Essa Kazim	3,456	33,675
Thomas A. Kloet	3,791	13,571
John D. Rainey	3,735	5,702
Michael R. Splinter	5,576	57,643
Jacob Wallenberg	3,456	2,514
Lars R. Wedenborn	2,565	–
Alfred W. Zollar	3,401	–

[6] Fees Earned or Paid in Cash to Mr. Kloet include fees of $140,000 for his service as Chairman of the Boards of our U.S. exchange subsidiaries and their Regulatory Oversight Committees. Fees earned for Board and Committee service for our exchange subsidiaries are paid only in cash. Mr. Kloet directed all of the cash fees to a charity for this reporting year.

63

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Named Executive Officer Compensation

Proposal 2: Approval of the Company’s Executive Compensation on an Advisory Basis We are asking shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this Proxy Statement. The Board of Directors unanimously recommends a vote FOR the approval of the Company’s executive compensation on an advisory basis. We recommend that shareholders read the Compensation RESOLVED, that the shareholders of Nasdaq, Inc. approve, Discussion and Analysis below as well as the executive on an advisory basis, the compensation of Nasdaq’s compensation tables and narrative beginning on page 67. NEOs, as disclosed in the Proxy Statement for Nasdaq’s The Compensation Discussion and Analysis describes our 2020 Annual Meeting of Shareholders pursuant to the executive compensation program and the decisions made compensation disclosure rules of the SEC, including the by our Management Compensation Committee in 2019 Compensation Discussion and Analysis, the executive in more detail. The compensation tables provide detailed compensation tables and other related tables and information on the compensation of our NEOs. The Board narrative disclosure. and the Management Compensation Committee believe that This advisory vote is not binding on the Board and the the compensation program for our NEOs has been effective Management Compensation Committee. Although non- in meeting the core principles described in the Compensation binding, the Board and the Management Compensation Discussion and Analysis in this Proxy Statement. Committee will review and consider the outcome of In accordance with Section 14A of the Exchange Act and the vote when making future decisions regarding our as a matter of good corporate governance, we are asking executive compensation program. shareholders to approve the following advisory resolution The Board has adopted a policy providing for annual at the 2020 Annual Meeting of Shareholders. shareholder advisory votes to approve the Company’s executive compensation. Under the current version of the policy, the next advisory vote to approve executive compensation will occur at the 2021 Annual Meeting of Shareholders. 66 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation Compensation Discussion and Analysis KEY TOPICS COVERED This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and describes the compensation decisions we have made under these programs and the factors considered in making those decisions. Our executive compensation program supports Nasdaq’s growth strategy and is aligned to create long-term shareholder value. This Compensation Discussion and Analysis and the Executive Compensation Tables focus on the compensation of our NEOs for 2019. Business Performance 68 Highlights Decision-Making Key Governance Features of Executive 69 Framework Compensation Program Total Rewards Philosophy 70 Say on Pay Results 71 How We Determine Compensation 71 Role of Compensation Consultant 71 Competitive Positioning 71 Tally Sheets 73 What We Pay and Why: Pay for Performance 74 Elements of Executive Compensation Mix 74 Compensation 2019 Compensation Base Salary 75 Decisions Annual Incentive Compensation 75 Long-Term Incentive Compensation 77 NEO Compensation Summaries 80 Other Aspects of Our General Equity Award Grant Practices 90 Executive Compensation Benefits 90 Program Severance 90 Other 91 Risk Mitigation and Risk Assessment of Compensation Program 91 Other Pay Practices Stock Ownership Guidelines 92 Stock Holding Guidelines 92 Trading Controls and Hedging and Pledging Policies 92 Incentive Recoupment Policy 92 Tax and Accounting Implications of Executive Compensation 92 OUR NEOs Lauren B. Dillard Adena T. Friedman Bradley J. Peterson EVP, Information President and CEO EVP and CIO/CTO Services P.C. Nelson Griggs Michael Ptasznik EVP, Corporate EVP, Corporate Services Strategy and CFO 67

Business Performance Highlights We achieved strong financial and operational performance across many of our business segments in 2019, while continuing to diversify our business, invest significantly in future initiatives and integrate our recent acquisitions. We achieved strong financial and operational performance in 2019, consistent with our long- term objectives, while also continuing to invest significantly in future initiatives. Non-trading segment net revenues increased 10% year over year, resulting from 8% organic growth and a 3% positive impact from acquisitions, partially offset by a 1% negative impact from unfavorable changes in foreign exchange rates. Revenue performance was led by 25% growth in Market Technology, a 9% increase in Information Services, and a 2% increase in Corporate Services. 2019 GAAP diluted EPS was $4.63, compared to $2.73 in 2018. 2019 non-GAAP diluted EPS was $5.00 compared to $4.75 in 2018. Continued our strategic pivot through the acquisitions of Cinnober and the Center for Board Excellence. Led U.S. exchanges with 188 IPOs, representing 78% of all U.S. IPOs. During 2019, we had 16 new listings resulting from companies switching their listing from NYSE, NYSE American or IEX to join Nasdaq, and combined with companies that transferred additional securities to Nasdaq during 2019, an aggregate of $230 billion in global equity market capitalization switched to Nasdaq. Executed the divestiture of the BWise enterprise governance, risk and compliance software platform. Index revenues and exchange traded product assets under management tracking Nasdaq indexes each set a new quarterly record. Overall assets under management in exchange traded products benchmarked to Nasdaq’s proprietary index products totaled $233 billion as of December 31, 2019, an increase of $61 billion compared to December 31, 2018. Returned $505 million to shareholders through $305 million in quarterly dividends and $200 million in share repurchases. Achieved 64.7% three-year cumulative TSR, outperforming the S&P 500 over this time period. Achieved 27.2% one-year TSR in 2019. 68 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation Decision-Making Framework We design our executive compensation program to reward financial and operational performance, effective strategic leadership and achievement of business unit goals and objectives, which are key elements in driving shareholder value and sustainable growth. We also design the program to enable us to compete successfully for top talent and to build an effective leadership team. Our compensation program is grounded in best practices and ethical and responsible conduct. KEY GOVERNANCE FEATURES OF EXECUTIVE COMPENSATION PROGRAM The following table summarizes the key governance and design features of our executive compensation program. We believe our executive compensation practices drive performance and serve our shareholders’ long-term interests. WHAT WE DO WHAT WE DON’T DO Pay for performance: 100% of annual incentives Overweight non-performance-based long-term and annual long-term incentive grants are incentives or award non-performance-based performance-based stock options Maintain a long-standing incentive Pay tax gross-ups on severance “clawback” policy arrangements and perquisites Provide change in control protection that requires a “double trigger” (i.e., both Permit re-pricing of underwater stock a change in control of the Company and options without shareholder approval a qualifying loss of employment) Conduct a comprehensive annual risk Accrue or pay dividends on unearned assessment of our compensation program or unvested equity awards Conduct an annual executive Allow hedging or pledging talent review and discussion of Nasdaq stock on succession planning Provide ongoing supplemental Maintain robust stock executive retirement plans; all defined ownership guidelines benefit pension plans have been frozen Provide only limited perquisites, which Provide uncapped provide nominal additional assistance to allow award opportunities executives to focus on their duties 69

TOTAL REWARDS PHILOSOPHY On an annual basis, the Management Compensation Committee reviews our compensation philosophy, programs and practices to ensure that they meet the needs of not only the Company, but also the shareholders. Nasdaq’s total rewards program is designed to attract, retain, and empower employees to successfully execute the Company’s growth strategy. Nasdaq’s balanced total rewards program encourages decisions and behaviors that align with the short and long-term interests of our shareholders. The building blocks of our total rewards program are designed to promote and support our strategy and:    Reinforce our cultural values of: Playing as a Team, Fueling Client Success, Demonstrating Mastery, Leading with Integrity and Acting Like an Owner.    Energize and align employees with the most important priorities, and encourage and reward high levels of performance, innovation and growth, while not promoting undue risk.    Retain our most talented employees in a highly dynamic, competitive talent market.    Eng age and excite current and future employees who possess the leading skills and competencies needed for us to achieve our strategy and objectives. Our compensation philosophy is based on the guiding principles described in the below table. PAY FOR PERFORMANCE RETENTION COMPETITIVE PAY LEVELS Total compensation is A substantial portion of Our long-term incentive award sufficiently competitive with compensation is variable or vesting periods overlap, industry peers to attract and “at risk” and directly linked continually ensuring that a retain executives with similar to individual, Company and portion of previously granted levels of experience, skills, business unit performance. equity remains unvested. education and responsibilities. INTERNAL EQUITY COLLATERAL SHAREHOLDER ALIGNMENT IMPLICATIONS The financial interests of executives are aligned with Compensation takes into Our total compensation mix the long-term interests of account the different levels encourages executives to our shareholders through of responsibilities, scope, take appropriate, but not stock-based compensation risk, performance and future excessive, risks to improve our and performance metrics potential of our executives. performance and build long- that correlate with long-term term shareholder value. shareholder value. 70 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation SAY ON PAY RESULTS ROLE OF COMPENSATION CONSULTANT Each year, we carefully consider the results of our Say In 2019, Meridian Compensation Partners, a compensation on Pay advisory vote from the prior year. At our 2019 consultant, assisted management in gathering data, Annual Meeting of Shareholders, 96.3% of the votes reviewing best practices and making recommendations cast were in favor of the advisory vote to approve to the Management Compensation Committee about our executive compensation. In 2019, we retained the core executive compensation program. However, Meridian elements of our executive compensation program, policies did not determine or recommend the amount or form and decisions. We believe our programs continue to of executive or director compensation. Meridian did not appropriately motivate and reward our senior management. provide any services to Nasdaq or its Board other than executive compensation consulting. In 2019, we paid In addition to the perspective provided by the Say on Pay Meridian $38,490 in fees for competitive market data for results, we also carefully solicit and consider feedback from executives and outside directors and $115,119 in fees for our shareholders on executive compensation, corporate other executive compensation services. governance and other issues throughout the year. For further information on our shareholder engagement, see COMPETITIVE POSITIONING “Executive Summary—Engaging with Our Shareholders.” To evaluate the external competitiveness of our executive HOW WE DETERMINE COMPENSATION compensation program, we compare certain elements of the program to similar elements used by peer companies. We have established a process for evaluating the In setting 2019 compensation levels, the Management performance of the Company, the President and CEO and Compensation Committee used a comprehensive peer group, other NEOs for compensation purposes. On an annual basis, consisting of 30 companies, as the basis for a competitive the Management Compensation Committee, the Board market analysis of the compensation program for our NEOs. and Nominating & ESG Committee review our President We believe using and disclosing a peer group provides and CEO’s performance in Executive Session. As part of valuable input into compensation levels and program design. their deliberative process, the Management Compensation Committee and Board evaluate our President and CEO’s When forming the peer group, we considered potential performance against the pre-established corporate goals peers among both direct industry competitors and and determine appropriate compensation. The factors companies in related industries with similar talent needs. considered include our President and CEO’s performance After identifying potential peers on this basis, we used against annual performance objectives, the performance the following seven screening criteria to select appropriate of the Company, the quality and development of the peer companies and talent. management team and employee engagement. We believe the current peer group includes an accurate With the support of People@Nasdaq, our President and representation of similarly-sized industry competitors CEO develops compensation recommendations for the and/or companies with which we generally compete executive officers for consideration by the Management for executive talent. Compensation Committee and/or the Board. As part of this SCREENING CRITERIA USED process, our President and CEO meets individually with TO SELECT PEER COMPANIES each executive to discuss his or her performance against pre-established objectives determined during the previous Revenue size year, as well as performance objectives and development plans for the coming year. Our President and CEO presents Market capitalization size the results of each of the executive meetings to the Financial performance Management Compensation Committee for its review and consideration as part of its deliberation process. Direct exchange competitors However, in accordance with the listing rules of The Nasdaq Stock Market, the President and CEO does not vote Financial services companies on executive compensation matters or attend Executive Technology companies Sessions of the Management Compensation Committee or Board, and the President and CEO is not present when her Companies with global complexity own compensation is being discussed or approved. 71

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Primary Peer Group (for Benchmarking President and CEO and other NEOs' compensation)

Organized by Industry Segment

ASSET MANAGEMENT & CUSTODY BANKS	CONSUMER FINANCE	DATA PROCESSING & OUTSOURCED SERVICES	DIVERSIFIED FINANCIAL SERVICES	FINANCIAL EXCHANGES & DATA	INVESTMENT BANKING & BROKERAGE	RESEARCH & CONSULTING SERVICES
Invesco Ltd.	Discover Financial Services	Automatic Data Processing, Inc.	Deutsche Börse AG	Cboe Global Markets, Inc.	BGC Partners, Inc.	IHS Markit Ltd.
		Fidelity National Information Services, Inc.	London Stock Exchange Group plc	CME Group Inc.	E*TRADE Financial Corporation	
		Fiserv, Inc.		FactSet Research Systems Inc.	TD Ameritrade Holding Corporation	
		Mastercard Incorporated		Intercontinental Exchange, Inc.	The Charles Schwab Corporation	
		PayPal Holdings, Inc.		MSCI Inc.		
		Visa Inc.		S&P Global Inc.		
				Thomson Reuters Corporation		
				TMX Group Limited		

Additional Peer Group (added to Primary Peer Group for Benchmarking EVP and CIO/CTO's compensation only; used as a secondary, informational reference for President and CEO and other NEOs' compensation)[1]

Organized by Industry Segment

APPLICATION SOFTWARE	INTERNET SOFTWARE & SERVICES	SYSTEMS SOFTWARE
Adobe Inc.	eBay Inc.	Symantec Corporation
Citrix Systems, Inc.		
Intuit Inc.		
salesforce.com, inc.		
Workday, Inc.		

[1] These companies are not considered primary peers for purposes of the compensation analysis for the President and CEO and other NEO roles, with the exception of the EVP and CIO/CTO role. For the EVP and CIO/CTO role and other executive roles in our Global Technology Organization, we include these companies for compensation comparisons to reflect that we compete for top technology talent in a broader technology industry. For all other NEOs, these companies are considered secondary, informational reference points, but not included in the primary peer group for market comparison.

While the peer group represents a broad group of potential competitors for executive talent across various industries, peer group data serves as only one reference point for the Management Compensation Committee in evaluating our executive compensation program. The Management Compensation Committee uses this data to understand how various elements of our executive compensation program compare to other companies. In addition, the Management Compensation Committee uses multiple categorizations of the aggregate peer group data for each particular NEO role to better understand the competitive landscape for that position. For example, depending on the role of our NEO, the Management Compensation Committee may consider the entire peer group and/or certain subsets of the peer group. For the President and CEO and other NEO roles, with the exception of the EVP and CIO/CTO role, the primary peer group used for compensation comparisons excludes companies in the Application Software, Internet Software & Services and Systems Software sectors, as discussed above. We view these companies as talent competitors for executive roles in our Global Technology Organization, so they are included as primary peers for those roles.

Each executive also is evaluated individually based on skills, knowledge, performance, growth potential and, in the Management Compensation Committee's business judgment, the value he or she brings to the organization and Nasdaq's retention risk.

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TALLY SHEETS

When recommending compensation for the President and CEO and other NEOs, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation for each executive. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive's total compensation opportunity with his or her actual payout and to ensure that the compensation appropriately reflects the compensation program's focus on pay for performance.

What We Pay and Why: Elements of Executive Compensation

	ELEMENT	DESCRIPTION	OBJECTIVES	WHERE DESCRIBED IN MORE DETAIL
FIXED	Base Salary	Fixed amount of compensation for service during the year	Reward scope of responsibility, experience and individual performance	Page 75
AT-RISK	Annual Incentive Compensation	At-risk compensation, dependent on goal achievement Formula-driven annual incentive linked to corporate financial, business unit financial and strategic objectives and other organizational priorities	Promote strong business results by rewarding value drivers, without creating an incentive to take excessive risk Serve as key compensation vehicle for rewarding results and differentiating individual performance each year	Page 75
	Long-Term Incentive Compensation	Award values are granted based on market competitive norms and individual performance 100% of PSUs are paid in shares of common stock upon vesting based on three-year relative TSR ranking compared to peers and to the broad market, over each cycle	Motivate and reward executives for outperforming peers over several years Ensure that executives have a significant stake in the long-term financial success of the company, aligned with the shareholder experience Promote longer-term retention	Page 77
BENEFITS	Retirement, Health and Welfare	401(k) plan with company match Competitive welfare benefits Frozen pension plan and frozen supplemental executive retirement plan	Provide market-competitive benefits to attract and retain top talent Frozen plans reflect legacy arrangements	Page 90
SEVERANCE	Severance Arrangements– Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Specified amounts under employment arrangements with some executive officers Discretionary guidelines, for involuntary terminations without cause	Assist in attracting top talent Provide transition assistance Promote smooth succession planning upon retirement Allow the company to obtain release of employment-related claims	Page 90
	Severance Arrangements– Termination Due to Change in Control ("Double Trigger")	Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control Accelerated equity vesting upon termination post-change in control	Retention of executives through a change in control Preserve executive objectivity when considering transactions in the best interest of shareholders Assist in attracting top talent Equity provisions keep executives whole in situations where shares may no longer exist or awards cannot otherwise be replaced	Page 90
OTHER	Limited Perquisites	Limited additional benefits provided to certain executives	Provide nominal additional assistance that allows executives to focus on their duties	Page 91

Named Executive Officer Compensation

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PAY FOR PERFORMANCE Nasdaq’s executive compensation program is designed to deliver pay in accordance with corporate and business unit financial and strategic objectives as well as individual performance, levels of responsibility, breadth of knowledge and experience. Our program’s intention is to align the interests of our executives with the interests of our shareholders and to link executive compensation with the drivers of short-term and long-term value creation. A large percentage of total target compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a substantial portion of equity. COMPENSATION MIX The mix of total target direct compensation for our NEOs in 2019 is shown below. NEOS—2019 TOTAL TARGET DIRECT COMPENSATION MIX Base Salary 14% Target Annual Cash Incentive Awards “ At-Risk” Performance- 24% Based Pay Target Equity 86% Awards 62% The NEOs’ 2019 compensation mix is market competitive, with each element targeted at or near the market median. Nasdaq’s executive compensation program is designed to deliver pay in accordance with corporate and business unit financial and strategic objectives as well as individual performance, levels of responsibility, breadth of knowledge and experience. 74 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation 2019 Compensation Decisions The text below explains how the Management Compensation Committee and/or Board of Directors determined each NEO’s compensation for 2019. For specific compensation amounts for each NEO, see the “NEO Compensation Summaries” beginning on page 80. BASE SALARY Base salaries are a fixed component of each NEO’s compensation. In setting each NEO’s base salary, the Management Compensation Committee and/or Board considers competitive market data derived from our peer group, annual market surveys and the NEO’s individual contributions, performance, time in role, scope of responsibility, leadership skills and experience. We review base salaries on an annual basis and may adjust base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company. ANNUAL INCENTIVE COMPENSATION We maintain an annual performance-based cash incentive arrangement under which each NEO can earn cash incentive awards through our ECIP based on achievement of performance against pre-determined performance goals. The Management Compensation Committee and/or Board established each NEO’s target annual cash opportunity based on an assessment of each NEO’s position and responsibilities, the competitive market analysis and the Company’s retention objectives. How We Set Performance Targets The annual cash incentive award payments for our executives are based on the achievement of pre-established, quantifiable performance goals. The President and CEO selects and recommends goals for the other executive officers based on their areas of responsibility and input from each executive. The Management Compensation Committee and/or the Board review and consider our President and CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible. Based on these same factors, the Management Compensation Committee and Board determine and approve the performance goals for the President and CEO. In determining appropriate performance targets, the Management Compensation Committee and/or the Board consider, among other things: the coming year’s budget; the prior year’s financial performance; the most significant initiatives tied to the Company’s future growth and shareholder value; and the most significant initiatives tied to the business operation for which the NEO is responsible and held accountable. These performance goals are intended to be rigorous and are set at levels where the maximum payout for any NEO would be difficult to achieve and that are in excess of budget assumptions. The Management Compensation Committee and/or the Board reviews the Company’s financial goals and the NEOs’ individual goals throughout the year and determines if any adjustments are warranted based on significant transactions or other extraordinary events. Adjustments during 2019 primarily reflected the Cinnober acquisition, the BWise divestiture and the realignment of certain of our business units. 75

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

THE 2019 ANNUAL CASH INCENTIVE AWARDS WERE TIED TO RESULTS IN THE FOLLOWING AREAS:

Corporate financial objectives:

- operating income (run rate), which measures business efficiency and profitability
- net revenues, which measure the ability to drive revenue growth

Business unit financial objectives:

- defined business unit-specific goals that contribute to the Company's revenue growth and profitability

Strategic objectives:

- defined corporate or business unit-specific goals that contribute to the Company's long-term strategy execution and performance

Potential Payouts

Payouts are determined after the end of the year and are based on the sum of (i) actual performance under each corporate objective and (ii) actual performance against an executive's business unit financial objectives or strategic objectives. Each goal that applied to the NEOs for 2019 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement compared to the target. In 2019, payouts on each goal could vary between 0% and 200% of the target. Although our ECIP is highly formulaic by design, awards are subject to adjustment at the discretion of the Management Compensation Committee, based on a holistic, qualitative assessment of individual performance delivered as well as ethical and responsible conduct. The average adjustment to NEO awards due to Management Compensation Committee discretion in 2019 was 0.6%.

Award Payouts

In early 2020, the Management Compensation Committee and/or the Board determined the final levels of achievement for each of the goals and approved payout amounts. The table below shows achieved performance against each 2019 corporate objective and the percentage of target incentive opportunity yielded by such performance.

CORPORATE OBJECTIVE	THRESHOLD (0% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	NASDAQ'S RESULTS FOR 2019 AS MEASURED FOR COMPENSATION PURPOSES	PAYOUT PERCENTAGE OF TARGET INCENTIVE AWARD AMOUNT
Operating Income (Run Rate)[1]	$1,212.2M	$1,282.2M - $1,314.9M	$1,345.2M	$1,306.0M	144%
Net Revenues[2]	$2,395.7M	$2,475.7M - $2,524.1M	$2,570.7M	$2,525.7M	138%

[1] Operating income (run rate) reflects our non-GAAP operating income adjusted to exclude: Nasdaq Next (i.e., our innovation investment program); the impact of changes in foreign exchange rates; certain intra-year acquisitions; severance; and benefits from certain initatives that were not initally included in the 2019 budget. Non-GAAP operating income differs from U.S. GAAP operating income due to the exclusion of the following items: amortization expense of acquired intangible assets; merger and strategic initiatives expense; restructuring charges; and certain other expenses that are not part of ongoing business expenses. For a discussion of non-GAAP adjustments, see Annex A.

[2] Corporate net revenues exclude Nasdaq Next, the impact of changes in foreign exchange rates and certain intra-year acquisitions.

The Management Compensation Committee and/or the Board assessed each officer's achievement of the business unit financial objectives and strategic objectives in 2019, as set forth in the NEO Compensation Summaries beginning on page 80. Specific metrics for these goals are not disclosed for competitive reasons. However, 100% of our NEO goals were defined with quantifiable performance metrics and were approved by the Management Compensation Committee and/or the Board. No discretion was applied to any goal scoring unless specifically noted.

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Named Executive Officer Compensation LONG-TERM INCENTIVE COMPENSATION In 2019, we granted PSUs to each NEO in order to incentivize and reward them for growth in our TSR relative to the TSR of two equally weighted groups over the performance period. One group consists of all S&P 500 companies and the other group consists of the peer companies below. The peer companies include other global exchanges with sizable market capitalizations. We measure our TSR performance relative to two different groups in order to align with the varied interests of our shareholders. The PSUs are subject to a three-year cumulative performance period beginning on January 1, 2019 and ending on December 31, 2021. The shares earned, if any, vest at the end of the performance period. 1 GLOBAL EXCHANGE PEER COMPANIES USED FOR THREE-YEAR PSUS Bolsa Mexicana de Bolsas y Mercados Españoles, Sociedad Holding ASX Limited B3 S.A. Valores, S.A.B. de C.V. de Mercados y Sistemas Financieros, S.A. Cboe Global Markets, Inc. CME Group Inc. Deutsche Börse AG Euronext N.V. Hong Kong Exchanges and Clearing Limited Intercontinental Exchange, Inc. Japan Exchange Group, Inc. London Stock Exchange Group plc Singapore Exchange Limited TMX Group Limited 1 While the peer gr oup used for competitive analysis of compensation includes a broad range of companies that may compete with us for executive talent, the peer group used for the three-year PSUs includes a narrower list of more direct competitors that provide the most relevant comparators for stock price performance. The TSR results are measured at the beginning and end of the three-year performance period. Our relative performance ranking against each of these groups will determine the number of vested PSUs. For each vested PSU, Nasdaq will distribute one share of common stock to each NEO. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of each of the groups. However, if our TSR is negative for the three-year performance period, regardless of TSR ranking, the payout cannot exceed 100% of the target number of PSUs granted. The table below illustrates the percentage of the target number of PSUs granted to each NEO that the NEO may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount. Any payouts earned at performance levels below the 50th percentile rank are designed to serve as a retention vehicle. 77

PERCENTILE RANK OF NASDAQ’S THREE-YEAR TSR VERSUS THE RELEVANT GROUP RESULTING SHARES EARNED >= 85th Percentile 200% 67.5th Percentile 150% 50th Percentile 100% 25th Percentile 50% 15th Percentile 30% 0 Percentile 0% For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation. Award Determination Settlement of 2017 PSU Grants Based on Relative TSR In setting Ms. Friedman’s 2019 equity award target, In February 2020, the Management Compensation Committee the Management Compensation Committee focused on evaluated and approved the performance results for the PSUs motivating performance with significant upside and granted to the NEOs (other than Ms. Dillard) in 2017. These downside based on relative performance. Historical awards PSUs were subject to a three-year cumulative performance and the retention value of Ms. Friedman’s outstanding period beginning on January 1, 2017 and ending on December equity were considered when determining the target 31, 2019, and performance was determined by comparing amount of her award. Peer group data also was considered Nasdaq’s TSR to two groups of companies, each weighted 50%. in establishing a market-competitive award level. One group consisted of all S&P 500 companies and the other group consisted of 15 peer companies. We measure our TSR Ms. Friedman recommended the specific equity award performance relative to two different groups in order to align targets for each of the other NEOs, which varied among with the varied interests of our shareholders. executives depending upon responsibilities and retention considerations. The Management Compensation Committee The following table sets forth the 2017 PSU performance and Board evaluated these recommendations and measure results. determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes. The equity award targets are established for our NEOs based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the Company’s retention objectives. EQUITY CUMULATIVE PERFORMANCE PERCENTILE BLENDED AWARD TSR WEIGHTING FACTORS RANK PAYOUT PAYOUT Based on Relative TSR 50% 72nd 163% 2017 Against the S&P 500 Three-Year 64.7% 117% Based on Relative TSR PSU Award 50% 36th 71% Against Peers 78 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation 2019 Vesting of One-Time Option Award to President and CEO To recognize Ms. Friedman’s promotion to President and CEO effective January 1, 2017, and to provide strong motivation and incentive to deliver long-term stock price appreciation in alignment with shareholder interests, the Management Compensation Committee and Board of Directors granted her a one-time, performance-based stock option award. The vesting of this option award was entirely subject to satisfaction of performance-based conditions, and the grant vested one-third per year over three years, contingent upon the achievement of performance metrics and certification of such conditions by the Management Compensation Committee. VESTING VESTING DATE VESTING PERFORMANCE REQUIREMENT STATUS PERCENT 2017 fully diluted EPS must be at least 3% December 31, 2017 33% Vested greater than 2016 EPS 2018 fully diluted EPS must be at least 3% greater than 2016 EPS; and either: 1. 2018 fully diluted EPS growth must be December 31, 2018 33% Vested at least 3%; or 2. A verage annual 2017 and 2018 fully diluted EPS growth must be at least 3% 2019 fully diluted EPS must be at least 3% greater than 2016 EPS; and either: 1. 2019 fully dilu ted EPS growth must be December 31, 2019 34% Vested at least 3%; or 2. Average annual 2017, 2018, and 2019 EPS growth must be at least 3% The performance criteria for the option grant are set forth in the table below. Annual fully diluted EPS growth was determined based upon the percentage by which the fully diluted EPS of the Company, as determined in accordance with U.S. GAAP for the fiscal year of the Company, exceeded the fully diluted EPS of the Company, as determined in accordance with U.S. GAAP for the prior fiscal year. In February 2020, the Management Compensation Committee and Board evaluated and approved the performance results for the vesting of the final one-third of the stock option award granted to Ms. Friedman in January of 2017. The Company’s fully diluted EPS growth exceeded the performance requirement, which resulted in the approval of the vesting of the final one-third of the 2017 option award, or 89,606 options. The calculation of the Company’s fully diluted EPS growth was adjusted to exclude certain extraordinary items recorded in each of 2016, 2017 and 2018, including: the after-tax impact of the write-off of a trade name from an acquired business of $383 million in 2016; the tax reform benefit of $89 million in 2017; and the tax reform expense of $290 million in 2018. No adjustments were made in 2019. 79

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

NEO COMPENSATION SUMMARIES



Compensation Decisions for Adena T. Friedman
President and CEO

2019 TOTAL TARGET DIRECT COMPENSATION MIX


Base Salary
8%
Target Annual Cash Incentive Award
21%
Target Equity Award
71%
"At-Risk" Performance-Based Pay
92%

2019 Performance Highlights

- Delivered 10% year-over-year revenue growth in our non-trading segments, which was largely due to organic growth.
- Continued the successful implementation of Nasdaq's strategic pivot by completing the acquisitions of Cinnober and the Center for Board Excellence and the divestiture of the BWise enterprise governance, risk and compliance software platform.
- Advanced our strategic positioning to maximize opportunities as a technology, markets and analytics provider with significant, strategic organic investments in the Nasdaq Financial Framework, Nasdaq Trade Surveillance, Nasdaq Private Market and eVestment Private Markets, supplemented by the acquisition of Cinnober.
- Advanced our "Markets Everywhere" vision by continuing to expand the reach of the Nasdaq Financial Framework, our end-to-end technology solutions. During 2019, we continued to invest in the Nasdaq Financial Framework by enabling emerging technologies, including cloud-enabled trading and clearing and machine learning applications.
- Introduced TotalMarkets, a holistic market structure reform initiative that recommends structural changes to the U.S. equity markets to modernize regulations for the benefit of retail investors, institutional investors and issuers.
- Expanded our ESG product offerings with, among other things, the launch of the Nasdaq Sustainable Bond Network, which provides investors access to detailed information on sustainable, green and social bonds.
- Enhanced our incentive plans to reward for both current year performance and long-term initiatives. For business unit executives, we increased the weighting of business unit revenue goals in our short-term incentive plan to reinforce expectations regarding our organic growth targets.
- Implemented programs to continue the transformation of our culture to advance our strategic pivot. Among other things, Nasdaq introduced short "pulse" engagement surveys, enhanced performance management and increased focus on our diversity, inclusion and belonging initiatives.

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2019 Compensation Elements

As shown in the table below, for 2019, the Management Compensation Committee and Board maintained Ms. Friedman's base salary at the same amount, increased her target annual cash incentive opportunity by $350,000 and increased the target grant date face value of her equity award by $1,500,000. In setting Ms. Friedman's compensation, the Management Compensation Committee and Board considered her performance and a review of the competitive positioning of her overall compensation as compared to the compensation of similar officers at companies in our peer group.

	TYPE OF COMPENSATION	2019 ANNUALIZED AMOUNTS	2018 ANNUALIZED AMOUNTS
Base Salary	Fixed	$1,000,000	$1,000,000
Target Annual Cash Incentive Award	Performance-Based	$2,500,000	$2,150,000
Target Equity Award (Grant Date Face Value)	Performance-Based	$8,500,000[1]	$7,000,000
Total Target Compensation		**$12,000,000**	**$10,150,000**

[1] Ms. Friedman was awarded a target amount of 96,153 PSUs on April 1, 2019.

2019 Performance Goals – Annual Cash Incentive Award

Ms. Friedman earned an annual incentive award payout of $3,437,372, or 137% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

GOAL TYPE	GOAL	GOAL WEIGHTING	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	AWARD PAYOUT
Corporate Financial	Corporate Operating Income (Run Rate)	60%	144%	$2,167,326
	Corporate Net Revenue	20%	138%	$690,343
Strategic Initiatives	Operational Excellence for Nasdaq's Index Business	4%	75%	$75,000
	Enhance Governance, Operations and Risk Management at Nasdaq Clearing	4%	176%	$176,000
	Nasdaq Financial Framework	4%	162%	$162,370
	2019 Acquisitions and Divestitures—Successful Completion and Attainment of Financial Targets	2%	167%	$83,500
	Nasdaq NEXT Revenue	4%	23%	$23,333
	Enhance Nasdaq's Operating Model to Align with the Corporate Strategy	2%	119%	$59,500
Total		**100%**	**137%**	**$3,437,372**

Settlement of 2017 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Friedman earned as of December 31, 2019 due to the performance results of her 2017 PSU award, which was based on relative TSR.

TARGET PSUS AWARDED IN 2017	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	PSUS EARNED
86,393	117%	101,079

Settlement of Final One-Third of 2017 Option Award Based on Fully Diluted EPS Growth

The table below sets forth the number of options that Ms. Friedman earned as of December 31, 2019 due to the final performance results of her 2017 option award, which was based on fully diluted EPS growth.

REMAINING AMOUNT OF TARGET OPTIONS AWARDED IN 2017	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	OPTIONS EARNED
89,606	100%	89,606

Named Executive Officer Compensation

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Compensation Decisions for Michael Ptasznik EVP, Corporate Strategy and CFO 2019 TOTAL TARGET DIRECT COMPENSATION MIX Base Salary 18% Target Annual Cash Incentive Award “ At-Risk” Performance- 27% Based Pay 82% Target Equity Award 55% 2019 Performance Highlights    Drove Nasdaq’s financial stewardship efforts, which resulted in $2,535 million in net revenues, reflecting strong organic growth in our non-trading segments.    Implement ed programs and processes to facilitate cost savings and operational efficiencies across the business, enabling Nasdaq to achieve organic expense growth that was below its medium term expectations.    Continued the effective implementation of Nasdaq’s capital allocation priorities by:    R educing Nasdaq’s effective interest by refinancing $600 million of 5.55% senior notes due 2020 with €600 million of 1.75% senior notes due 2029.    R eturning $505 million of capital to shareholders through quarterly dividends and share repurchases.    Enhanced the oversight of risk management, particularly through significant enhancements to Nasdaq’s clearing risk management in financial and commodity products.    Support ed Nasdaq’s core value of “Focus on Client Success” through the expansion of our new U.S. headquarters and Client Experience Center in New York.    Co-led Nasdaq’s Corporate Sustainability Program in which the organization achieved carbon neutrality on a global basis. 2019 Compensation Elements For 2019, the Management Compensation Committee and Board maintained Mr. Ptasznik’s base salary and target annual cash incentive award at the same amounts and increased the target grant date face value of his equity award by $200,000, as shown in the table below. In determining these amounts, the Management Compensation Committee and Board assessed Mr. Ptasznik’s individual performance and market competitive positioning to ensure his pay is competitive with that of other CFOs in our peer group. The Management Compensation Committee and Board increased the value of Mr. Ptasznik’s equity award to recognize his performance and enhance the retention value of his long- term incentive compensation. 82 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation

	TYPE OF COMPENSATION	2019 ANNUALIZED AMOUNTS	2018 ANNUALIZED AMOUNTS
Base Salary	Fixed	$600,000	$600,000
Target Annual Cash Incentive Award	Performance-Based	$900,000	$900,000
Target Equity Award (Grant Date Face Value)	Performance-Based	$1,800,000[1]	$1,600,000
Total Target Compensation		**$3,300,000**	**$3,100,000**

[1] Mr. Ptasznik was awarded a target amount of 20,361 PSUs on April 1, 2019.

2019 Performance Goals – Annual Cash Incentive Award

Mr. Ptasznik earned an annual incentive award payout of $1,332,971, or 148% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

GOAL TYPE	GOAL	GOAL WEIGHTING	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	AWARD PAYOUT
Corporate Financial	Corporate Operating Income (Run Rate)	50%	144%	$650,198
	Corporate Net Revenue	20%	138%	$248,523
Strategic Initiatives	Successfully Deploy Workday	5%	200%	$90,000
	Enhance Nasdaq's ESG Commitment and Execute on the Relocation of the Company Headquarters	5%	175%	$78,750
	Enhance Governance, Operations and Risk Management at Nasdaq Clearing	10%	176%	$158,400
	Enhance Nasdaq's Operating Model to Align with the Corporate Strategy	10%	119%	$107,100
Total		**100%**	**148%**	**$1,332,971**

Settlement of 2017 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Ptasznik earned as of December 31, 2019 due to the performance results of his 2017 PSU award, which was based on relative TSR.

TARGET PSUS AWARDED IN 2017	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	PSUS EARNED
17,278	117%	20,215

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Compensation Decisions for Lauren B. Dillard
EVP, Information Services

2019 TOTAL TARGET DIRECT COMPENSATION MIX[1]


Base Salary
19%
Target Annual Cash Incentive Award
28%
Target Equity Award
53%
"At-Risk" Performance-Based Pay
81%

[1] For Ms. Dillard, total target direct compensation is based on her ongoing compensation, excluding one-time amounts.

2019 Performance Highlights

- Achieved a 9% increase in Information Services revenues, which was almost entirely due to organic growth.
- Broadened the reach of our proprietary data products, with new geographic expansion accounting for a substantial portion of revenue growth in this business year-over-year.
- Led business including Nasdaq's proprietary index products, which reached record levels for assets under management of $233 billion as of December 31, 2019. This total included $100 billion, or 43%, tracking smart beta indexes.
- Oversaw growth and expansion of eVestment, including increased customer count and higher average spend.
- Worked to bring eVestment's capabilities and insights to the private market space.

Ongoing Compensation Elements

Ms. Dillard was hired effective June 17, 2019 as EVP, Information Services. In connection with the negotiation of her offer letter, the Management Compensation Committee assessed market competitive positioning for the role and peers within her area of expertise and determined her compensation, as set forth in the table below.

	TYPE OF COMPENSATION	2019 ANNUALIZED AMOUNTS	2018 ANNUALIZED AMOUNTS
Base Salary	Fixed	$525,000	–
Target Annual Cash Incentive Award	Buyout/Performance-Based	$787,500[1]	–
Target Equity Award (Grant Date Face Value), Starting 2020	Performance-Based	$1,500,000[2]	–
Total Target Compensation		**$2,812,500**	**–**

[1] In consideration of the forfeiture of equity and her 2019 bonus opportunity due to Ms. Dillard's resignation from her prior employer, the minimum payout of her annual cash incentive award was set at target, which was not pro-rated. Any upside above target was contingent upon performance. As explained further below, Ms. Dillard earned an above-target payout based on the final achievement of her performance goals.

[2] In lieu of this equity award in 2019, Ms. Dillard received the one-time equity awards discussed below. Beginning in 2020 and 2021, Ms. Dillard will be eligible to receive a minimum target equity award with a grant date face value estimated to be $1,500,000.

84

Named Executive Officer Compensation One-Time Compensation Elements Solely in connection with the commencement of her employment and not as recurring components of her total compensation, Ms. Dillard received the following one-time compensation elements, which were in consideration of the forfeiture of equity and her 2019 bonus opportunity due to her resignation from her former employer. TYPE OF COMPENSATION 2019 1 Cash Sign-On Award Buyout/Retention $1,500,000 2 RSU Grant (Grant Date Face Value) Buyout/Retention $2,500,000 3 PSU Grant (Grant Date Face Value) Buyout/Performance-Based $2,500,000 Total One-Time Compensation $6,500,000 1 In the event Ms. Dillard resigns voluntarily without good reason, or if Nasdaq terminates her employment for cause, within one year of her start date, this amount must be paid back to the Company. 2 On her start date, Ms. Dillard received 26,268 RSUs, which shall vest as to 70% one year after the grant date and as to 30% two years after the grant date. 3 On her start date, Ms. Dillard received 26,268 PSUs, which are subject to the same performance goals and vesting schedule as the other NEOs’ 2019 PSU grants. See “Compensation Discussion & Analysis – What We Pay and Why: Elements of Executive Compensation – Long Term Incentive Compensation” for further information. 2019 Performance Goals — Annual Cash Incentive Award Ms. Dillard earned an annual incentive award payout of $1,265,514, or 161% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below. ACTUAL GOAL AWARD GOAL TYPE GOAL PERFORMANCE AS A WEIGHTING PAYOUT PERCENT OF TARGET Corporate Operating Income (Run Rate) 30% 144% $341,354 Corporate Financial Corporate Net Revenue 10% 138% $108,729 Information Services Revenue 15% 174% $205,119 Business Unit Financial Information Services Operating Income 25% 200% $393,750 Strategic Initiatives Information Services Strategic Plan 10% 200% $157,500 Operational Excellence for Nasdaq’s Index 10% 75% $59,063 Business Total 100% 161% $1,265,514 85

Compensation Decisions for P.C. Nelson Griggs EVP, Corporate Services 2019 TOTAL TARGET DIRECT COMPENSATION MIX Base Salary 19% Target Annual Cash Incentive Award “ At-Risk” Performance- 28% Based Pay 81% Target Equity Award 53% 2019 Performance Highlights    Achieved a 2% increase in Corporate Services revenues, which reflected 3% organic growth that was partially offset by a 1% negative impact from unfavorable changes in foreign exchange rates.    A chieved a 78% U.S. IPO win rate, welcoming 188 IPOs and 313 new U.S. listings in total. New European listings totaled 53. Total listed companies grew to 4,180.    During 2019, 16 ne w companies switched their listings from NYSE, NYSE American or IEX to join Nasdaq. Combined with companies that transferred additional securities to Nasdaq during 2019, an aggregate of $230 billion in global equity market capitalization switched to Nasdaq.    A cquired the Center for Board Excellence. We expect the combination will enhance Nasdaq’s position as a leading provider of technology, research, insights and consultative services designed to advance governance excellence and collaboration at organizations worldwide.    Completed the agreement between Nasdaq Private Market and PJT Partners to provide enhanced execution capabilities for GP-sponsored secondary transactions using the Nasdaq Private Market technology platform.    C ompleted the divestiture of the BWise enterprise governance, risk and compliance software platform. 2019 Compensation Elements As shown in the table below, for 2019, the Management Compensation Committee and Board increased Mr. Griggs’ base salary from $500,000 to $550,000, to be effective April 1, 2019, along with salary increases for other eligible Nasdaq employees. Since the target annual cash incentive award is based on a percentage of base salary, the salary increase resulted in a corresponding increase to Mr. Griggs’ target annual incentive award from $750,000 to $825,000. Both Mr. Griggs’ base salary and target annual cash incentive award amounts are pro-rated for 2019 since the increases became effective after the beginning of the year. The Management Compensation Committee and Board also increased the target grant date face value of Mr. Griggs’ equity award by $500,000. In determining these compensation changes, the Management 86

Compensation Committee and Board assessed Mr. Griggs' performance and the expansion of his role to include the Corporate Solutions business. His total compensation was determined to be market competitive when compared to similar business unit executives in our peer group.

	TYPE OF COMPENSATION	2019 ANNUALIZED AMOUNTS	2018 ANNUALIZED AMOUNTS
Base Salary	Fixed	$550,000	$500,000
Target Annual Cash Incentive Award	Performance-Based	$825,000	$750,000
Target Equity Award (Grant Date Face Value)	Performance-Based	$1,500,000[1]	$1,000,000
Total Target Compensation		**$2,875,000**	**$2,250,000**

[1] Mr. Griggs was awarded a target amount of 16,968 PSUs on April 1, 2019.

2019 Performance Goals – Annual Cash Incentive Award

Mr. Griggs earned an annual incentive award payout of $1,076,808, or 134% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below. The Management Compensation Committee and Board increased Mr. Griggs' final award payout by $75,000 to $1,151,808, to reflect strong listings sales in 2019 and additional financial accomplishments that were not fully captured in the Corporate Solutions results versus targets.

GOAL TYPE	GOAL	GOAL WEIGHTING	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	AWARD PAYOUT
Corporate Financial	Corporate Operating Income (Run Rate)	30%	144%	$349,593
	Corporate Net Revenue	10%	138%	$111,353
Business Unit Financial	Corporate Services Operating Income	15%	137%	$165,495
	Corporate Services Revenue	10%	157%	$126,944
	IPOs, Switches and Issuer Retention	10%	183%	$147,591
	Nasdaq NEXT Revenue–The Nasdaq Private Market's Alternative Investments Business	5%	23%	$9,087
Strategic Initiatives	Nasdaq Governance Services Growth Rate	5%	0%	–
	Revitalize the Attractiveness to Growth Companies to List on Nasdaq by Improving Market Structure	5%	175%	$70,569
	Transition to a Relationship Management Service Model and Increase the IR Intelligence Retention Rate	5%	89%	$35,688
	Build The Nasdaq Private Market's Auctions Business	5%	150%	$60,488
Total		**100%**	**134%**	**$1,076,808**
Positive Discretion				$75,000
Final Award Payout				**$1,151,808**

Settlement of 2017 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Griggs earned as of December 31, 2019 due to the performance results of his 2017 PSU award, which was based on relative TSR.

TARGET PSUS AWARDED IN 2017	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	PSUS EARNED
10,799	117%	12,634

Named Executive Officer Compensation

87

Compensation Decisions for Bradley J. Peterson EVP and CIO/CTO 2019 TOTAL TARGET DIRECT COMPENSATION MIX Base Salary 18% Target Annual Cash Incentive Award “ At-Risk” Performance- 27% Based Pay 82% Target Equity Award 55% 2019 Performance Highlights    Performed engineering and capacity enhancements for Nasdaq’s U.S. and Nordic markets and the U.S. securities information processor for which Nasdaq acts as the administrator.    L ed the implementation of the Nasdaq Financial Framework internally and externally to modernize our products for trading, risk management, clearing and centralized securities depository services.    Integrated Cinnober’s products, technology and staff into Nasdaq’s Global Technology Organization.    Launched new Nasdaq Financial Framework and cloud-based products, including the Universal Matching Service and Nasdaq Data Discovery.    Deliv ered Market Technology client implementations and supported growth of new client onboarding.    L ed the adoption of machine learning and artificial intelligence capabilities to improve U.S. market surveillance and increase productivity in our Investor Relations Intelligence business. 2019 Compensation Elements As shown in the table below, for 2019, the Management Compensation Committee and Board increased Mr. Peterson’s base salary from $550,000 to $600,000, to be effective April 1, 2019, along with salary increases for other eligible Nasdaq employees. Since the target annual cash incentive award is based on a percentage of base salary, the salary increase resulted in a corresponding increase to Mr. Peterson’s target annual incentive award from $825,000 to $900,000. Both Mr. Peterson’s base salary and target annual cash incentive award amounts are pro- rated for 2019 since the increases became effective after the beginning of the year. The Management Compensation Committee and Board also maintained the target grant date face value of Mr. Peterson’s equity award at the same level compared to the prior year. In determining these amounts, the Management Compensation Committee and Board assessed Mr. Peterson’s individual performance and the overall performance of our Global Technology Organization. His total compensation was determined to be competitive as compared to CIOs and CTOs in our peer group. 88 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

	TYPE OF COMPENSATION	2019 ANNUALIZED AMOUNTS	2018 ANNUALIZED AMOUNTS
Base Salary	Fixed	$600,000	$550,000
Target Annual Cash Incentive Award	Performance-Based	$900,000	$825,000
Target Equity Award (Grant Date Face Value)	Performance-Based	$1,800,000[1]	$1,800,000
Total Target Compensation		**$3,300,000**	**$3,175,000**

[1] Mr. Peterson was awarded a target amount of 20,361 PSUs on April 1, 2019.

2019 Performance Goals–Annual Cash Incentive Award

Mr. Peterson earned an annual incentive award payout of $1,279,270, or 145% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below. The Management Compensation Committee reduced Mr. Peterson's final award payout by $50,000 to $1,229,270 to take into consideration system reliability challenges experienced in our Nordic markets.

GOAL TYPE	GOAL	GOAL WEIGHTING	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	AWARD PAYOUT
Corporate Financial	Corporate Operating Income (Run Rate)	50%	144%	$636,837
	Corporate Net Revenue	20%	138%	$243,417
Business Unit Financial	Global Technology Expense Run Rate	5%	174%	$76,691
Strategic Initiatives	Nasdaq Financial Framework–Clearing	5%	88%	$38,566
	Systems Reliability and Operational Excellence	5%	164%	$72,475
	Nasdaq Financial Framework–Market Technology	5%	150%	$66,113
	Nasdaq Financial Framework–Core Platform	5%	162%	$71,565
	2019 Acquisitions and Divestitures–Successful Completion and Attainment of Financial Targets	5%	167%	$73,606
Total		**100%**	**145%**	**$1,279,270**
Negative Discretion				$(50,000)
Final Award Payout				**$1,229,270**

Settlement of 2017 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Peterson earned as of December 31, 2019 due to the performance results of his 2017 PSU award, which was based on relative TSR.

TARGET PSUS AWARDED IN 2017	ACTUAL PERFORMANCE AS A PERCENT OF TARGET	PSUS EARNED
20,957	117%	24,519

Named Executive Officer Compensation

89

Other Aspects of Our Executive Compensation Program Throughout the GENERAL EQUITY AWARD GRANT PRACTICES The Management Compensation Committee and the Board approve annual performance periods equity awards during regular first quarter meetings, which are scheduled well for equity awards, the in advance and without regard to any material Company news announcements. Management Compensation We believe that the current and expected expense and share utilization are reasonable and justified in light of the Management Compensation Committee’s Committee receives updates goals of aligning the long-term interests of officers and employees with those on the executives’ progress of shareholders and rewarding officers for long-term relative TSR growth while retaining a strong management team. We actively monitor the expense and in achieving applicable share utilization associated with annual grants and are committed to adjusting grant practices if and when appropriate. performance goals. Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance goals and monitors the compensation expense and share run rate that the Company is incurring for outstanding equity awards. The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the date of grant. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of our common stock. BENEFITS We provide a comprehensive benefits program to our executives, including the NEOs, which mirrors the program offered to all employees of the Company. These benefits include, among other components, a 401(k) plan with 6% matching contributions, health and welfare benefits and participation in the Company’s ESPP. Under these plans, our NEOs participate on the same terms as other employees. Prior to 2007, Nasdaq offered a defined benefit pension program, which was frozen in 2007. The plan does not allow any new participants, and for existing participants, future service and salary do not contribute to the benefit accrual under the plan. Employees hired prior to the freeze date continue to receive credit for service required for vesting of the benefit. SEVERANCE Except in employment agreements and other agreements for certain officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment. However, the Management Compensation Committee and/or the Board has the discretion to pay severance. Severance decisions do not influence other compensation decisions, which are focused on motivating our executives to remain with Nasdaq and contribute to our future success. Change in control severance is addressed in employment agreements for certain NEOs, as described in this Proxy Statement, and in a change in control severance policy for NEOs without an employment agreement. We believe that the terms 90 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation for triggering payment under these arrangements are Risk Mitigation and appropriate. For example, these arrangements use what is known as a “double trigger,” meaning that severance resulting Other Pay Practices from a change in control is paid only upon the occurrence of both a change in control of the Company and a qualifying RISK ASSESSMENT loss of employment. In addition, a change in control under these arrangements is limited to situations where the OF COMPENSATION PROGRAM acquiror obtains a majority of Nasdaq’s voting securities We monitor the risks associated with our compensation or the current members of our Board (or their approved program on an ongoing basis. In March 2020, the successors) cease to constitute a majority of the Board. Management Compensation Committee and Audit & Risk For further information on Nasdaq’s limited severance Committee were presented with the results of an annual arrangements, see “Named Executive Officer Compensation— formal assessment of our employee compensation program Potential Payments Upon Termination or Change in Control.” in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected OTHER a comprehensive review and analysis of the components of our compensation program. The Audit & Risk Committee Because our executive compensation program emphasizes and Management Compensation Committee both concluded, pay for performance, it includes few perquisites for our based on the risk assessment report’s findings, that any risks executives. Under her employment agreement, for security arising from our compensation program are not reasonably reasons, we provide Ms. Friedman with a company car and likely to have a material adverse effect on the Company. a security-trained driver for use when conducting Nasdaq business. Any use of the car and driver for personal The risk assessment was performed by an internal working reasons is reported in the Summary Compensation Table group consisting of employees in People@Nasdaq, Group included below under “Executive Compensation.” NEOs are Risk Management and the Internal Audit Department, as well eligible to receive basic financial planning services and as the Offices of General Counsel and Corporate Secretary. executive health exams. In addition, like all employees The findings were presented to the Global Risk Management and contractors, our executives are eligible to receive Committee, which concurred with the working group’s report. 100% corporate matching funds (and sometimes more for The risk assessment included the following steps: specific initiatives approved by the Company) for donations    collection and review of our compensation policies to an IRS-registered, 501(c)(3)-compliant organization. and pay structures; Participation in each of these programs is voluntary.    development of a risk assessment scorecard, analysis We do not provide tax gross-up payments on perquisites. approach and timeline; and    r eview and evaluation of controls that might mitigate risk-taking (e.g., equity vesting structure, incentive Because our executive recoupment policy and stock ownership guidelines). Additionally, Meridian Compensation Partners conducted compensation program a comprehensive review of the risk assessment that supported the conclusion of the Audit & Risk Committee and Management Compensation Committee. emphasizes pay for performance, it includes few perquisites for our executives. We do not provide tax gross-up payments on perquisites. 91

STOCK OWNERSHIP GUIDELINES We recognize the importance of stock ownership as an essential respect to Nasdaq’s common stock, including short sales means of closely aligning the interests of our executives with the and transactions in derivative securities. Finally, these interests of our shareholders. In addition to using equity awards individuals may not pledge, hypothecate or otherwise as a primary long-term incentive compensation tool, we have encumber their shares of Nasdaq common stock, stock ownership guidelines in place for our senior executives, including by holding such shares in a margin account. including our NEOs. Under its charter, the Management Compensation Committee is responsible for reviewing the stock We prohibit directors and ownership guidelines annually and verifying compliance. executive officers from Under the guidelines, the covered executives are expected to own specified dollar amounts of our common stock based on hedging and pledging shares a multiple of their base salary, as set forth in the table below. of Nasdaq common stock. Value of Shares Owned President 6X BASE SALARY We permit all employees, including the NEOs, to enter into and CEO plans established under Rule 10b5-1 of the Exchange Act CFO 4X BASE SALARY enabling them to trade in our stock, including stock received through equity grants, during periods in which they might EVPs 3X BASE SALARY not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These plans include specific instructions to a broker to trade on behalf Individual holdings, shares jointly owned with immediate of the employee if our stock price reaches a specified level or family members or held in trust, shares or units of restricted if certain other events occur and therefore, the employee no stock (including vested and unvested), shares underlying longer controls the decision to trade or the timing of the trade. PSUs after completion of the performance period and shares purchased or held through our plans, such as the Nasdaq INCENTIVE RECOUPMENT POLICY ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their The Board and Management Compensation Committee have responsibilities are expected to meet the applicable level of adopted an incentive recoupment, or “clawback,” policy that ownership within five years of their start date or the date is applicable to officers with the rank of EVP and above. of the change in responsibilities. All of the NEOs who were The policy provides that the Company may recoup any required to comply with the guidelines on December 31, cash or equity incentive payments predicated upon the 2019 were in compliance with the guidelines as of that date. achievement of financial results or operating metrics that are subsequently determined to be incorrect on account of STOCK HOLDING GUIDELINES material errors, material omissions, fraud or misconduct. We encourage our senior executives to retain equity TAX AND ACCOUNTING IMPLICATIONS OF grants until the applicable stock ownership level discussed EXECUTIVE COMPENSATION above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of The Management Compensation Committee considers stock through the end of their employment with Nasdaq. income tax and other consequences of individual We feel that our guidelines provide proper alignment of compensation elements when it is analyzing the overall the interests of our management and our shareholders level of compensation and the mix of compensation and therefore, we do not have additional stock holding among individual elements. Depending upon the relevant requirements beyond the stock ownership guidelines. circumstances at the time, the Management Compensation Committee may determine to award compensation that TRADING CONTROLS AND HEDGING AND is not deductible. In making this determination, the PLEDGING POLICIES Management Compensation Committee balances the purposes and needs of our executive compensation We prohibit directors and executive officers from engaging program against potential tax and other implications. in securities transactions that allow them either to insulate Generally, under U.S. GAAP, compensation is expensed as themselves, or profit, from a decline in Nasdaq’s stock price earned. We generally recognize compensation expense for (with the exception of selling shares outright in accordance equity awards on a straight-line basis over the requisite with applicable laws and regulations). Specifically, these service period of the award. individuals may not enter into hedging transactions with 92 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation Management Compensation Committee Report The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. After such discussions, the Management Compensation Committee recommended to Nasdaq’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K. The Management Compensation Committee Steven D. Black (Chair) Melissa M. Arnoldi Charlene T. Begley Michael R. Splinter Management Compensation Committee Interlocks and Insider Participation None of the members of the Management Compensation Committee is an executive officer, employee or former officer of Nasdaq. With the exception of Ms. Friedman, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board. None of Nasdaq’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee. 93

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Executive Compensation Tables

The following tables, narrative and footnotes present the compensation of the NEOs during 2019 in the format mandated by the SEC.

2019 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)[1]	STOCK AWARDS ($)[2]	OPTION AWARDS ($)[3]	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[4]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)[5]	ALL OTHER COMPENSATION ($)[6]	TOTAL ($)
Adena T. Friedman President and CEO	2019	$1,000,000	–	$9,251,842	–	$3,437,372	$132,281	$47,792	$13,869,287
	2018	$1,000,000	–	$9,481,830	–	$3,838,517	–	$46,050	$14,366,397
	2017	$994,231	–	$7,047,077	$3,999,997	$2,296,000	$54,641	$68,634	$14,460,580
Michael Ptasznik EVP, Corporate Strategy and CFO	2019	$600,000	–	$1,959,135	–	$1,332,971	–	$35,402	$3,927,508
	2018	$571,154	–	$2,167,272	–	$1,593,034	–	$21,533	$4,352,992
	2017	$500,000	–	$1,409,366	–	$1,071,375	–	$65,029	$3,045,770
Lauren B. Dillard EVP, Information Services	2019	$262,500	$1,500,000	$5,395,185	–	$1,265,514	–	$21,519	$8,444,718
P.C. Nelson Griggs EVP, Corporate Services	2019	$535,577	–	$1,632,661	–	$1,151,808	–	$16,800	$3,336,846
Bradley J. Peterson EVP and CIO/CTO	2019	$585,577	–	$1,959,135	–	$1,229,270	–	$40,091	$3,814,073
	2018	$550,000	–	$2,438,108	–	$1,556,502	–	$39,269	$4,583,879
	2017	$542,885	–	$1,709,462	–	$1,123,457	–	$38,884	$3,414,688

[1] The amount reported in this column reflects a one-time, cash sign-on bonus for Ms. Dillard, who began employment as EVP, Information Services on June 17, 2019.

[2] The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs (for Ms. Dillard), computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 12 to the company's audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K. Since the 2019 three-year PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the company's pre-grant 2019 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a higher value to each 2019 three-year PSU than the closing price of Nasdaq's stock on the grant date. Therefore, the value reflected in the 2019 Summary Compensation Table does not reflect the target grant date face value shown in the Long-Term Stock-Based Compensation section of the Compensation Discussion and Analysis in this proxy statement. There is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized. The table below summarizes the target grant date face value of PSU grants that the Management Compensation Committee and the Board approved for the NEOs compared to the FASB ASC Topic 718 fair value.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)
Adena T. Friedman	2019	96,153	$8,500,000	$9,251,842
Michael Ptasznik	2019	20,361	$1,800,000	$1,959,135
Lauren B. Dillard	2019	26,268	$2,500,000	$2,954,887
P.C. Nelson Griggs	2019	16,968	$1,500,000	$1,632,661
Bradley J. Peterson	2019	20,361	$1,800,000	$1,959,135

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Named Executive Officer Compensation

[3] The amounts reported in this column reflect the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 12 to the company's audited financial statements for the fiscal year ended December 31, 2019 included in our annual report on Form 10-K.

[4] The amounts reported in this column reflect the cash awards made to the NEOs under the ECIP or other performance-based incentive compensation programs.

[5] The amounts reported in this column reflect the actuarial increase in the present value of the NEOs' benefits under all pension plans established by Nasdaq. With the exception of Ms. Friedman, none of the NEOs are participants in the pension plan, which was frozen in 2007. No amount is reported in this column for Ms. Friedman for 2018 as the actuarial present value of her benefits under the pension plans decreased by $36,788. Assumptions used in calculating the amounts reported include a 3.20% discount rate as of December 31, 2019, a 4.45% discount rate as of December 31, 2018, a 3.70% discount rate as of December 31, 2017, a 4.15% discount rate as of December 31, 2016, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used as described in Note 11 to the company's audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K. None of the NEOs received above-market or preferential earnings on deferred compensation in 2019, 2018 or 2017.

[6] The following table sets forth the 2019 amounts reported in the "All Other Compensation" column by type. The incremental cost of personal use of the company car (including commutation) is calculated based on an allocation of the cost of the driver, lease, tolls, fuel, parking, maintenance and other related expenses.

Name	Contribution to the 401(k) Plan ($)	Cost of Executive Health Exam ($)	Cost of Financial/ Tax Planning Services ($)	Incremental Cost of Personal Use of Company Car ($)	Matching Charitable Donations ($)	Total All Other Compensation ($)
Adena T. Friedman	$16,800	–	$17,216	$12,776	$1,000	$47,792
Michael Ptasznik	$16,800	$4,725	$13,366	–	$511	$35,402
Lauren B. Dillard	$15,750	–	$5,769	–	–	$21,519
P.C. Nelson Griggs	$16,800	–	–	–	–	$16,800
Bradley J. Peterson	$16,800	$4,725	$17,566	–	$1,000	$40,091

2019 Grants of Plan-Based Awards Table

NAME	COMMITTEE AND/OR BOARD APPROVAL DATE	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[2]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)[3]
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)				
Adena T. Friedman	–	–	–	$2,500,000	$5,000,000	–	–	–	–	–	–	–
	1/29/19	4/1/19	–	–	–	–	96,153	192,306	–	–	–	$9,251,842
Michael Ptasznik	–	–	–	$900,000	$1,800,000	–	–	–	–	–	–	–
	2/22/19	4/1/19	–	–	–	–	20,361	40,722	–	–	–	$1,959,135
Lauren B. Dillard	–	–	–	$787,500	$1,575,000	–	–	–	–	–	–	–
	4/18/19	6/17/19	–	–	–	–	26,268	52,536	–	–	–	$2,954,887
	4/18/19	6/17/19	–	–	–	–	–	–	26,268	–	–	$2,440,297
P.C. Nelson Griggs	–	–	–	$806,507	$1,613,014	–	–	–	–	–	–	–
	2/22/19	4/1/19	–	–	–	–	16,968	33,936	–	–	–	$1,632,661
Bradley J. Peterson	–	–	–	$881,507	$1,763,014	–	–	–	–	–	–	–
	2/22/19	4/1/19	–	–	–	–	20,361	40,722	–	–	–	$1,959,135

[1] The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. Amounts are considered earned in fiscal year 2019 although they were not paid until 2020. For information about the amounts actually earned by each NEO under the ECIP or other performance-based incentive compensation programs, see "Executive Compensation Tables – 2019 Summary Compensation Table."

[2] The amounts reported in these columns represent the possible range of PSUs that each NEO may earn under the Equity Plan, depending on the achievement of performance goals established by the Management Compensation Committee and/or Board. For further information, see "Compensation Discussion & Analysis–What We Pay and Why: Elements of Executive Compensation – Long-Term Incentive Compensation."

[3] The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in Note 12 to the company's audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K. For further information about the calculation of these amounts, see "Executive Compensation Tables – 2019 Summary Compensation Table" on page 94.

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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

2019 Outstanding Equity Awards at Fiscal Year-End Table

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Adena T. Friedman	268,817	–	–	$66.68	01/03/2027	–	–	–	–
	–	–	–	–	–	–	–	81,187[1]	$8,695,128
	–	–	–	–	–	–	–	96,153[2]	$10,297,986
Michael Ptasznik	–	–	–	–	–	–	–	18,557[1]	$1,987,455
	–	–	–	–	–	–	–	20,361[2]	$2,180,663
Lauren B. Dillard	–	–	–	–	–	26,268[3]	$2,813,303	–	–
	–	–	–	–	–	–	–	26,268[2]	$2,813,303
P.C. Nelson Griggs	–	–	–	–	–	–	–	11,598[1]	$1,242,146
	–	–	–	–	–	–	–	16,968[2]	$1,817,273
Bradley J. Peterson	–	–	–	–	–	–	–	20,876[1]	$2,235,820
	–	–	–	–	–	–	–	20,361[2]	$2,180,663

[1] This PSU award is subject to a three-year performance period ending on December 31, 2020. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

[2] This PSU award is subject to a three-year performance period ending on December 31, 2021. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

[3] These RSUs will vest as to 70% on June 17, 2020 and 30% on June 17, 2021.

2019 Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS	
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)[1]	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)[2]
Adena T. Friedman[3]	–	–	101,079	$11,362,290
Michael Ptasznik[4]	–	–	27,993	$3,081,358
Lauren B. Dillard	–	–	–	–
P.C. Nelson Griggs[5]	–	–	12,634	$1,420,188
Bradley J. Peterson[6]	–	–	24,519	$2,756,181

[1] The amounts reported in this column are calculated by multiplying the number of shares received upon exercise by the difference between the closing market price of our common stock on the date of exercise and the exercise price of the option.

[2] The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

[3] The amount reported includes 49,301 shares that were withheld to pay taxes in connection with the vesting(s).

[4] The amount reported includes 14,941 shares that were withheld to pay taxes in connection with the vesting(s).

[5] The amount reported includes 5,793 shares that were withheld to pay taxes in connection with the vesting(s).

[6] The amount reported includes 11,246 shares that were withheld to pay taxes in connection with the vesting(s).

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Named Executive Officer Compensation

Retirement Plans

We maintain non-contributory, defined-benefit pension plans, which have been frozen. Future service and salary for all participants do not count toward an accrual of benefits under these plans. However, participants continue to receive credit for future service for vesting of the benefits.

Nasdaq's frozen retirement plans reflect legacy agreements.

2019 Pension Benefits Table

NAME[1]	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)[2]	PRESENT VALUE OF ACCUMULATED BENEFIT ($)[3]	PAYMENTS DURING LAST FISCAL YEAR ($)
Adena T. Friedman	Pension Plan	13.92	$496,352	–

[1] With the exception of Ms. Friedman, none of the NEOs are participants in the pension plan.

[2] Since the pension plan was frozen in 2007, the number of years of credited service for each participant under the plan differs from such participant's number of years of actual service with Nasdaq. As of December 31, 2019, Ms Friedman had 23.42 years of actual service with Nasdaq. Generally, participants in the pension plan became vested in retirement benefits under the plan after five years of service from the participant's date of hire. As of December 31, 2019, Ms. Friedman was vested in benefits payable under the pension plan.

[3] The amounts reported comprise the actuarial present value of the participant's accumulated benefit under the pension plan as of December 31, 2019. Assumptions used in calculating the amounts include a 3.20% discount rate as of December 31, 2019, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plan) and other assumptions used as described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K.

Employment Agreements

We currently have employment agreements with two of our NEOs: Ms. Friedman and Mr. Peterson. In addition to the employment agreements, we have entered into continuing obligations agreements with each of these officers related to confidentiality and intellectual property protection.

Ms. Friedman's and Mr. Peterson's employment agreements prohibit them from rendering services to a competing entity for a period of two years following the last date of employment. To receive certain termination payments and benefits, Ms. Friedman and Mr. Peterson must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if the NEO breaches the restrictive covenants in either the employment agreement or the continuing obligations agreement.

Each employment agreement sets forth the payments and benefits the applicable NEO will receive under various termination scenarios. For further information about these payments and benefits, see "Executive Compensation Tables–Potential Payments upon Termination and Change in Control."

We currently have employment agreements with two of our NEOs: Ms. Friedman and Mr. Peterson.

ADENA T. FRIEDMAN

In association with her promotion to the role of President and CEO, Ms. Friedman entered into a new employment agreement on November 14, 2016. The term of the agreement is January 1, 2017 to January 1, 2022, with no automatic renewals.

The agreement provides for:

- an annual base salary of no less than $1,000,000;
- annual incentive compensation that is targeted at no less than $2,000,000, based on the achievement of one or more performance goals established by the Management Compensation Committee; and

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a 2017 equity gr ant with a target value of no less than $6,000,000 in the form of PSUs. Under the agreement, no equity award grants are guaranteed after 2017. However, Ms. Friedman may receive grants of equity awards, based on the Management Compensation Committee’s evaluation of the performance of Nasdaq and Ms. Friedman, peer group market data and internal equity, in a manner consistent with past practices. Except in employment BRADLEY J. PETERSON agreements and other On August 1, 2016, Nasdaq entered into a new employment agreement with Mr. Bradley J. Peterson. The term of the employment agreement is August 1, agreements for certain 2016 to July 31, 2021, with no automatic renewals. officers as described in The agreement provides that Mr. Peterson will report directly to the CEO and receive: this Proxy Statement,    an annual base salary of no less than $525,000;    annual incentive compensation that is targeted at no less than $800,000, we are not obligated to based on the achievement of one or more performance goals established pay general severance by the CEO and the Management Compensation Committee; and    an annual equity aw ard with a target value of no less than $1,600,000, or other enhanced in accordance with the terms of the Equity Plan. benefits to any NEO upon termination of his or her employment. Potential Payments upon Termination or Change in Control INVOLUNTARY TERMINATION NOT FOR CAUSE OR VOLUNTARY TERMINATION WITH GOOD REASON Employment Agreements Under their employment agreements, if Ms. Friedman’s or Mr. Peterson’s employment is terminated by the Company without cause, or by the executive for good reason, he or she will be entitled to the following severance payments and benefits from the Company:    a cash payment equal to the sum of (i) two times (for Mr. Peterson, 1.5 times) the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year terminated and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied; and    a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of 24 months (for Mr. Peterson, 18 months) or the date he or she is eligible for coverage under another employer’s health care plan. Under her employment agreement, Ms. Friedman also would receive continued vesting for 12 months of outstanding PSUs, based on actual performance during the respective periods. Ms. Friedman and Mr. Peterson have agreed to be subject to certain customary 98 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation post-termination restrictive covenants relating to non- All “change in control” competition, non-solicitation, non-disparagement and confidentiality. payments and benefits Other Agreements Under the terms of their employment offer letters, if Mr. Ptasznik’s or Ms. Dillard’s employment is terminated are subject to a “double by the Company without cause, or by the executive for good reason, he or she will be entitled to the following trigger,” meaning that severance payments and benefits from the Company:    a cash payment under Nasdaq’s severance guidelines, payments are made only which will be no less than the sum of (i) 18 months of base salary and (ii) his or her target bonus;    a taxable monthly cash payment equal to the employer’s when both a change in share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, control of the Company until the earlier of 12 months or the date he or she is eligible for coverage under another employer’s health care plan;    18 months o f continued equity vesting after termination; and and a qualifying termination    acceleration of vesting of his or her one-time, new hire RSU grant, if termination occurs within the first three of employment occur. years of employment. Other Severance for NEOs Severance payments and benefits payable to NEOs not Under the ECIP, an NEO may, in the discretion of the subject to an employment agreement or other severance Management Compensation Committee, receive a pro rata arrangement would be made at the sole discretion of the portion of his or her incentive compensation award in the Company and the Management Compensation Committee. event of death or disability. These payments are based on historical practices and Equity Plan predetermined guidelines that have been approved by With respect to the other NEOs, under the relevant terms the Management Compensation Committee. and conditions of the Equity Plan and the individual equity ECIP award agreements, all stock options or RSUs that would Under the ECIP, in the event an NEO’s employment is have vested within one year from the date of death or terminated for any reason other than death, disability or disability will immediately vest and all vested options retirement, the executive’s right to a non-equity incentive may be exercised until the earlier of one year from the plan compensation award for the year of termination is date of death or disability or their expiration date. Under forfeited. The Management Compensation Committee, in its the PSU award agreements for all the NEOs, in the event sole discretion, may pay a pro rata incentive compensation of disability, unvested PSU awards will be forfeited. In award to the executive for the year of termination. the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance DEATH OR DISABILITY period for the awards is completed. Employment Agreements RESIGNATION THROUGH Under the employment agreements with Ms. Friedman RETIREMENT NOTICE and Mr. Peterson, in the event of death or disability, each executive is entitled to a pro rata target bonus for the year In order to ensure a smooth transition to his successor, of termination and accelerated vesting of all unvested Mr. Peterson may terminate his employment by providing equity that was awarded as of the effective date of her the Company with at least 270 days’ prior written notice. or his agreement. If Mr. Peterson’s employment is terminated in compliance 99 with this notice provision, he will be entitled to the ECIP following payments and benefits: a c ash payment equal to any pro rata target bonus for the year of termination if performance goals are satisfied; and    c ontinued vesting of all outstanding equity awards based on outplacement services for up to 12 months, with a maximum value of $50,000. actual performance during the relevant performance period. Under a “best net” provision, if amounts payable due to a change in control would be subject to an excise tax under Section 4999 TERMINATION DUE TO CHANGE IN CONTROL of the Internal Revenue Code, payments or benefits to the (“DOUBLE TRIGGER”) executive would either be reduced to an amount that would not All “change in control” payments and benefits are subject trigger an excise tax or the executive would receive all payments to a “double trigger,” meaning that payments are made and benefits subject to the excise tax, whichever approach only when both a change in control of the Company and yields the best after-tax outcome for the executive officer. a qualifying termination of employment occur. The change in control severance plan contains restrictive Employment Agreements covenants, which, among other things, require the executive Under their employment agreements, if Ms. Friedman or to maintain the confidentiality of the Company’s proprietary Mr. Peterson is terminated within two years after a change information and to refrain from disparaging the Company. in control, either by the Company without cause or by the Each executive also is prohibited from soliciting the executive for good reason (as defined in their respective Company’s employees or rendering services to a competitor employment agreements), the executive will be entitled to the for one year following termination. Further, to receive the following severance payments and benefits from the Company: benefits, the executive must execute a general release of claims against the Company. In addition, the change in    a c ash payment equal to the sum of (i) two times the control payments and benefits may be discontinued if the prior year’s annual base salary, (ii) the target bonus executive breaches the restrictive covenants. amount for the year prior to the year termination occurs and (iii) any pro rata target bonus for the year of Equity Plan termination if performance goals are satisfied; Under the E quity Plan, if outstanding awards are assumed    a taxable monthly cash payment equal to the employer’s or substituted by the successor company and an employee, share of the COBRA premium for the highest level of including an NEO, is involuntarily terminated by the Company coverage available under the Company’s group health other than for cause within a one-year period after a change in plans, until the earlier of 24 months or the date he or she control, all unvested equity awards will vest on the termination is eligible for coverage under another employer’s health date. For awards not assumed or substituted by the successor care plan; and Company, all unvested awards shall vest immediately prior    c ontinued life insurance and accidental death and to the effective time of the change in control. dismemberment insurance benefits for the same period ESTIMATED TERMINATION OR CHANGE IN as the continued health coverage payments. CONTROL PAYMENTS AND BENEFITS Change in Control Severance Plan Under the Company’s change in control severance plan, EVPs The table on the following page reflects the payments and (including Messrs. Ptasznik and Griggs and Ms. Dillard) are benefits payable to each NEO in the event of a termination entitled to benefits in the event of a change in control. If the of the executive’s employment under several different executive’s employment is terminated by the Company without circumstances. The amounts shown assume that termination cause within two years following a change in control or by was effective as of December 31, 2019, use the executive’s the executive for good reason within one year after a change compensation and service levels as of that date and are in control, then he or she will be entitled to the following estimates of the amounts that would be payable to the NEOs severance payments and benefits from the Company: in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from    a cash payment equal to the sum of (i) two times annual the Company. Factors that may affect the nature and amount of base salary, (ii) the target bonus amount as defined by payments made on termination of employment, among others, the ECIP, (iii) any pro rata target bonus for the year of include the timing of the event, compensation level, the market termination and (iv) any unpaid bonus which had been price of the Company’s common stock and the executive’s age. earned for a completed plan year; Annual incentive amounts are shown at target. The reported    payment o f the employer’s share of COBRA premiums value of the accelerated vesting of outstanding equity awards for continued coverage under health plans until the is based on the intrinsic value of these awards (the value based earlier of 24 months following termination, or the date upon the market price of the Company’s common stock on the executive is eligible for coverage under another December 31, 2019). The value of PSUs that continue to vest employer’s health care plan; and after termination is reported as if the grants vested at target on the termination date. The amounts shown in the table do not include payments and benefits available generally to salaried     100 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

employees, such as accrued vacation pay, pension benefits and any death, disability or welfare benefits available under broad-based plans. For information on pension plans, see the "2019 Pension Benefits Table" on page 97.

NAMED EXECUTIVE OFFICER	INVOLUNTARY TERMINATION NOT FOR CAUSE OR VOLUNTARY TERMINATION WITH GOOD REASON ($)	DEATH ($)	DISABILITY ($)	RESIGNATION THROUGH RETIREMENT NOTICE ($)	TERMINATION DUE TO CHANGE IN CONTROL ("DOUBLE TRIGGER") ($)
Adena T. Friedman					
Severance	$4,150,000	–	–	–	$4,150,000
Pro-Rata Current Year Annual Incentive	$2,500,000	$2,500,000	$2,500,000	–	$2,500,000
Continued Performance-Based Equity Vesting	$8,695,128	$18,993,114	–	–	$18,993,114
Health & Welfare Benefits Continuation	$63,344	–	–	–	$63,344
TOTAL	$15,408,472	$21,493,114	$2,500,000	—	$25,706,458
Michael Ptasznik					
Severance	$1,800,000	–	–	–	$1,800,000
Pro-Rata Current Year Annual Incentive[1]	$900,000	$900,000	$900,000	–	$900,000
Continued Performance-Based Equity Vesting	$1,987,455	$4,168,118	–	–	$4,168,118
Health & Welfare Benefits Continuation	$38,098	–	–	–	$76,196
Outplacement Services	$50,000	–	–	–	$50,000
TOTAL	$4,775,553	$5,068,118	$900,000	—	$6,994,314
Lauren B. Dillard					
Severance	$1,575,000	–	–	–	$1,575,000
Pro-Rata Current Year Annual Incentive[1]	$787,500	$787,500	$787,500	–	$787,500
Continued Performance-Based Equity Vesting	–	$2,813,303	–	–	$2,813,303
Equity Vesting	$2,813,303	$1,969,355	$1,969,355	–	$2,813,303
Health & Welfare Benefits Continuation	$20,784	–	–	–	$41,567
Outplacement Services	$50,000	–	–	–	$50,000
TOTAL	$5,246,587	$5,570,158	$2,756,855	—	$8,080,673
P.C. Nelson Griggs					
Severance	$1,925,000	–	–	–	$1,925,000
Pro-Rata Current Year Annual Incentive[1]	$825,000	$825,000	$825,000	–	$825,000
Continued Performance-Based Equity Vesting	–	$3,059,419	–	–	$3,059,419
Health & Welfare Benefits Continuation	$47,508	–	–	–	$63,344
Outplacement Services	$50,000	–	–	–	$50,000
TOTAL	$2,847,508	$3,884,419	$825,000	—	$5,872,763
Bradley J. Peterson					
Severance	$1,650,000	–	–	–	$1,650,000
Pro-Rata Current Year Annual Incentive	$900,000	$900,000	$900,000	$900,000	$900,000
Continued Performance-Based Equity Vesting	–	$4,416,483	–	$4,416,483	$4,416,483
Health & Welfare Benefits Continuation	$31,175	–	–	–	$41,567
TOTAL	$2,581,175	$5,316,483	$900,000	$5,316,483	$7,008,050

[1] Assumes payment at target.

Named Executive Officer Compensation

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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, President and CEO Adena T. Friedman, and the ratio of these two amounts.

For the year 2019, our employee population did not change significantly, as illustrated by the following graphic.

NASDAQ'S GLOBAL WORKFORCE[1]	2019 WORKFORCE	2018 WORKFORCE
Total Employees	4,321	4,057
North America	1,951	1,865
Europe, Middle East & Africa	1,600	1,466
Asia Pacific	770	726

[1] Employee data is as of October 22 of the relevant year.

Our employee compensation arrangements also did not change significantly. As a result and consistent with the applicable rules, we used the same median employee as in 2018 for the following CEO pay ratio disclosure.

As described in our 2018 Proxy Statement, our methodology to identify the median of the annual total compensation of all employees in 2018 included the following assumptions, adjustments and estimates.

- We identified the median employee by reviewing the 2018 actual total compensation (which consists of the employee's base salary, actual bonus paid in 2018 and grant date value of actual equity awards granted in 2018) of all full-time, part-time and hourly employees employed by us as of October 22, 2018.
- Consistent with the applicable rules, in 2018 we excluded certain employees from our total employee population in determining our median employee.
    - We excluded eight employees who became our employees due to an acquisition in October 2018, as permitted by the merger/acquisition exemption.
    - We excluded 46 employees who joined Nasdaq after October 22, 2018 due to an acquisition.
    - As permitted under the non-U.S. de minimis exemption, we excluded 202 employees located in jurisdictions outside of the United States, as follows: (1) three employees in Belgium, (2) 194 employees Philippines, (3) two employees in South Korea, (4) one employee in Turkey and (5) two employees in the United Arab Emirates.
    - Following the application of these exclusions, the total number of employees used in our median employee analysis was 3,847 (1,857 employees from North America, 1,460 employees from Europe, the Middle East and Africa and 530 employees from Asia Pacific).
- We annualized 2018 base cash compensation for full-time and part-time permanent employees who were hired after January 1, 2018.
- All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated annually.
- We did not make any cost-of-living adjustments or full-time equivalent adjustments in identifying the median employee.

Using this methodology, we determined that the median employee was an exempt, full time professional employee located in the U.S. Based on those factors and using the 2018 median compensated employee as the 2019 median employee, we determined the 2019 CEO Pay Ratio as such:

- The 2019 annual total compensation of Ms. Friedman was $13,869,051.
- Based on the same methodology we use for NEOs in the Summary Compensation Table, the 2019 annual total compensation of the median employee was $120,822.
- The ratio of the 2019 annual total compensation of Ms. Friedman to the 2019 annual total compensation of the median employee was 115 to 1.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC's rules. The SEC's rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies to identify the median employee. The SEC's rules also allow companies to exclude up to 5% of their workforce and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations and compensation practices and utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Named Executive Officer Compensation Proposal 3: Approval of the Employee Stock Purchase Plan, as Amended and Restated We believe that maintaining a competitive employee stock purchase plan is an important element in recruiting, motivating and retaining our employees. Our ESPP is designed to more closely align the interests of our employees with those of our shareholders by encouraging employees to invest in our common stock, and to help our employees share in our success through the appreciation in value of purchased stock. The current ESPP expires in May 2020. As a result, in March 2020, the Management Compensation Committee and Board approved, and recommended that shareholders approve, the amendment and restatement of the ESPP. The amended and restated ESPP, if approved by our shareholders, would be effective as of the date of shareholder approval for a term of ten years. The amended and restated ESPP is intended to accomplish the following:    increase by 3,000,000 the number of shares of the Company’s common stock authorized for issuance under the ESPP;    extend the ESPP’s term by approximately ten years;    pr ovide for other clarifying changes to the ESPP consistent with Section 423 of the Code. The Board has approved the amendment and restatement of the ESPP subject to shareholder approval to the extent such approval is necessary under applicable laws and regulations. The Board is asking you to approve the ESPP in order to increase the number of shares available for purchase under the ESPP and to make effective those other material changes to the ESPP which require shareholder approval. The ESPP is set forth in full in Annex B to this Proxy Statement. A summary of the ESPP is set forth below, and it is subject to the actual terms of the ESPP. What is the background and purpose of the ESPP? The ESPP is designed to provide the Company’s eligible employees, including employees of the Company’s participating U.S. and non-U.S. affiliates, with the opportunity to purchase shares of the Company’s common stock on periodic purchase dates through accumulated payroll deductions. The ESPP is intended to allow U.S. based employees to make purchases in a manner that receives favorable U.S. tax treatment under Section 423 of the Code. The Management Compensation Committee, or its delegate, may approve offerings under the ESPP that are not intended to qualify for favorable tax treatment under Section 423, in which eligible employees of certain non-U.S. affiliates may participate. Purchase opportunities will be extended to employees of non-U.S. affiliates as the Management Compensation Committee, or its delegate, may permit, consistent with applicable local tax and securities rules. It is anticipated that employees of participating non-U.S. affiliates will be permitted to purchase shares on similar but not necessarily identical terms as eligible U.S. employees. Differences may be required by local law. The favorable tax treatment afforded to participating employees of the Company and its U.S. affiliates under Section 423 will not be available to employees of participating non-U.S. affiliates. 103

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

In the current offering period, there are 2,319 employees enrolled to participate in the ESPP, representing approximately 52% of the Company's eligible employees as of February 28, 2020.

Who administers the ESPP and how is it administered?

The ESPP is administered by the Management Compensation Committee of the Board of Directors. The duties of the Management Compensation Committee include, without limitation, the following:

- to determine when each offering to purchase shares will occur, and the terms and conditions of each offering (which need not be identical);
- to determine the length of each offering period (during which a participant may accumulate funds through payroll deductions in order to purchase shares), and the enrollment period;
- to designate from time to time which U.S. and non-U.S. affiliates of the Company are eligible to participate in the ESPP (under the Section 423 and non-423 components of the ESPP respectively), and to determine the terms and conditions of participation by the employees of participating affiliates; and
- to construe and interpret the ESPP and to establish, amend and revoke rules, regulations and procedures for the administration of the ESPP, and to correct any defects and inconsistencies in the ESPP or the purchase of shares under the ESPP.

The Management Compensation Committee may, consistent with the terms of the ESPP and its charter, delegate some of its duties and responsibilities to others.

How many shares are available for purchase under the ESPP?

The total number of shares of common stock reserved for issuance under the terms of the ESPP was 5,500,000. As of February 28, 2020, an aggregate of 3,845,180 shares of common stock have been issued to employees under the ESPP, and 1,654,820 shares of common stock remained available for future issuance. Assuming that this Proposal 3 is approved by the shareholders, the total number of shares of common stock reserved for issuance under the ESPP will be increased by 3,000,000 shares. The shares of common stock issuable under the ESPP may be made available from the Company's treasury, from authorized but unissued shares of common stock or from shares of common stock we repurchase, including shares of common stock repurchased on the open market. The Company estimates that, with an increase of 3,000,000 shares, the Company will have a sufficient number of shares of common stock to cover purchases under the ESPP for approximately ten years.

In the event that the Board or the Management Compensation Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property) recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event that affects the shares such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Board or Management Compensation Committee shall make such equitable adjustments in the ESPP and the then outstanding offerings as it deems necessary and appropriate. Adjustments may include, without limitation, changing the number of shares reserved for purchase under the ESPP.

Who is eligible to participate in the ESPP?

Only employees of the Company (including employees who are directors) and employees of our participating affiliates are eligible to participate in the ESPP. The Management Compensation Committee, or its delegate, will determine the particular eligibility requirements for participation in an offering. For offerings that are intended to qualify under Section 423, the Management Compensation Committee is not permitted to exclude employees who customarily work twenty or more hours per week or five or more months in a calendar year. For offerings that are not intended to qualify under Section 423 of the Code, the Management Compensation Committee has the ability to determine that it is necessary or desirable to exclude certain employees by location or position from participation in the non-423 component of the ESPP.

How does the ESPP operate?

Offering Period. Shares of common stock are offered under the ESPP through a series of offerings of such duration as determined by the Management Compensation Committee. These are known as "offering periods." Historically, the Management Compensation Committee has approved offering periods of approximately six months, but may permit shorter or longer offering periods. In no event, however, may an offering period exceed twelve months.

Each offering consists of: (i) an enrollment period, during which eligible employees can elect to participate with respect to an offering period by accumulating funds for the purchase of shares through payroll deductions during the immediately following offering period; (ii) the offering period during which such funds are accumulated; and (iii) a purchase date, which is usually the last day of the offering period, as of which the ESPP administrator will acquire shares of common stock with the funds accumulated by each participant during the offering period.

When an eligible employee elects to participate in an offering, he or she is electing to accumulate funds through payroll deduction during the offering period that will be used to acquire shares of common stock on the purchase

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Named Executive Officer Compensation date as of the close of the offering period. Except as may be permitted by the Management Compensation Committee, all contributions must be made by means of payroll deductions. On the purchase date, all payroll deductions (and any other permitted contributions) collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations. All payroll deductions are taken on an after-tax basis. As described under the subheading “Purchase Price,” below, a major benefit of the ESPP is that participants are able to purchase shares at a discount from the then-current market price. A participant with respect to an offering period may, by written notice at any time during the offering period, direct the Company to reduce or increase payroll deductions, subject to a maximum of one change per offering period. The Management Compensation Committee may prescribe rules regarding the time and manner for providing such notice. Amounts contributed by means of payroll deductions during an offering period are accounted for through a bookkeeping account established by the Company (or participating affiliate). This is a recordkeeping account only, and is not credited with interest. A participant may elect to withdraw all or any portion of his or her account prior to the end of the offering period to which it relates. Such withdrawal will terminate the participant’s participation with respect to that offering period, although he or she can elect to enroll and participate again with respect to a future offering period, provided he or she remains an eligible employee. The Management Compensation Committee may require that a notice of withdrawal be on file with the Company’s designated office for a reasonable period prior to the purchase date with respect to the offering period. Following receipt of a timely notice of withdrawal, the participant’s accumulated account that has not been applied to the purchase of shares shall be refunded to the participant as soon as administratively feasible in accordance with the Company’s administrative procedures. Purchase Price. The purchase price of the shares of common stock purchased on behalf of each participant on each purchase date is the lower of 85% of: (i) the fair market value per share on the start date of the offering period in which the participant is enrolled; or (ii) the fair market value on the applicable purchase date of the offering period (usually the last day of the offering period). The fair market value per share on any particular date under the ESPP is the closing price per share on such date reported on The Nasdaq Stock Market, and if no closing price is reported on such date, the fair market value per share is the closing price per share on the prior trading day for which a closing price was reported. As of February 28, 2020, the fair market value of the Company’s common stock determined on such basis was $102.55 per share, which was the closing price per share on February 28, 2020. With respect to the non-423 component of the ESPP, in circumstances where payroll deductions have been taken from a participant’s base salary or base pay in a currency other than U.S. dollars, shares will be purchased by converting the participant’s account to U.S. dollars at the exchange rate, as published by Bloomberg. com if available or otherwise as determined with respect to a particular jurisdiction by the Management Compensation Committee or its delegate for this purpose, and such dollar amount shall be used to purchase shares as of the purchase date. Payroll Deductions and Stock Purchases. By enrolling in the ESPP with respect to an offering period, each participant authorizes periodic after-tax payroll deductions of a percentage of his or her base salary or base pay each payroll period during the offering period. Payroll deductions will be accumulated and 105 applied to the acquisition of shares of common stock on the purchase date for that offering period at the purchase price in effect for that purchase date. Payroll deductions may be made in 1% increments of compensation, subject to a minimum of 1% and a maximum of 10% each payroll period. In no event may contributions exceed 10% of the participant’s compensation for the offering period. Other Limitations. The ESPP imposes certain limitations upon a participant’s rights to acquire shares of common stock for offerings that are intended to qualify under Section 423 of the Code, including the following:    purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares of common stock (valued as of the first day of each offering period) for each calendar year;    pur chase rights may not be granted to any individual if such individual would, immediately after the grant, be deemed for purposes of Section 423(b) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company or any of our affiliates; and    the maximum number of shares that may be purchased by any participant in any calendar year is 4,000 shares. Unless otherwise determined by the Management Compensation Committee, these limitations also will be imposed with respect to purchases under the non-423 component of the ESPP made available to employees of non-U.S. participating affiliates. Termination of Employment. Purchase rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of employment for any reason, including death, and the Company will refund all accumulated payroll deductions which have not been applied to the purchase of shares to the terminated employee or his or her beneficiary, as applicable, without interest. Shareholder Rights. No participant has any shareholder rights with respect to the shares of common stock covered by a purchase right until the shares of common stock are actually purchased on the participant’s behalf. Other than stock splits and other recapitalizations described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. Change in Control. In the event of the change in control of the Company (as defined in the ESPP), if the Management Compensation Committee determines that the continued operation or administration of the ESPP could prevent participants from obtaining the benefits intended under the ESPP, the ESPP may be terminated in any manner deemed by the Management Compensation Committee to provide equitable treatment to participants. Share Pro Ration. Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares of common stock then available for purchase under the ESPP, then the Management Compensation Committee will make a pro rata allocation of the available shares of common stock in as nearly a uniform manner as shall be practicable and as it shall deem equitable. In the event that any shares reserved for any offering period are not purchased, such un-purchased shares may again be made available for purchase under the ESPP. Special Rules for Non-U.S. Affiliates. With respect to employees of the Company’s non-U.S. affiliates participating in the ESPP, the Management Compensation Committee may adopt rules or procedures relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the 106 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Named Executive Officer Compensation Management Compensation Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, the remission of contributions by participants unable to make payroll deductions due to legal restrictions, conversion of local currency, payroll tax and withholding procedures that vary with local requirements. The Management Compensation Committee may also adopt rules, procedures or sub-plans applicable to particular participating non-U.S. affiliates and the jurisdiction(s) to which they are subject, which sub-plans may be designed to be outside the scope of Section 423 of the Code and which are intended to comply with the tax, employment and/or securities laws of such jurisdiction(s). The rules of such sub-plans may take precedence over other provisions of the ESPP, with the exception of the maximum number of shares available for purchase, but unless otherwise superseded by the terms of such sub-plan, the provisions of the ESPP shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the non-423 component of the ESPP, and rights granted thereunder shall not be considered to comply with Section 423. Can the ESPP be amended or terminated? The Company’s Board may alter, suspend or terminate the ESPP at any time. However, the Board must seek shareholder approval of any ESPP amendment to the extent necessary to satisfy applicable laws or listing requirements. For example, under currently applicable laws and listing requirements, the Board may not, without shareholder approval, amend the ESPP to: (i) increase the number of shares of common stock issuable under the ESPP; or (ii) alter the purchase price formula so as to reduce the purchase price. Subject to the foregoing, the Management Compensation Committee may, from time to time, amend the ESPP to cure any ambiguity or correct or supplement any provision of the ESPP that may be defective or inconsistent with another provision of the ESPP, or to make other necessary or desirable changes that the Management Compensation Committee deems to be not material. U.S. Federal Tax Consequences The following is a summary of the principal U.S. federal income taxation consequences to the Company and our employees with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any foreign jurisdictions where a participant may reside. General. For employees of the Company and its participating U.S. affiliates that are subject to U.S. tax laws, the ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, so that purchase rights exercised under the ESPP may qualify as qualified purchases under Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event the participant should die while still owning the purchased shares of common stock. Disqualifying Disposition. If the participant sells or otherwise disposes of the purchased shares of common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of common stock on the purchase date exceeded the purchase price paid for those shares. The Company will be entitled to an income tax deduction, for the taxable 107 year in which such disposition occurs, equal in amount to such excess. The The Board participant will also recognize capital gains to the extent the amount realized upon the sale or disposition of the shares of common stock exceeds the sum of the aggregate purchase price paid for those shares of common stock and the of Directors ordinary income recognized upon their disposition. Qualifying Disposition. If the participant sells or disposes of the purchased unanimously shares of common stock more than two years after the start date of the offering period in which the shares of common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recommends recognize ordinary income in the year of sale or disposition equal to the lesser of: (i) the amount by which the fair market value of the shares of common stock a vote FOR on the sale or disposition date exceeded the purchase price paid for those shares of common stock; or (ii) 15% of the fair market value of the shares of common stock on the start date of that offering period. Any additional gain or loss upon the approval of the disposition will be taxed as a long-term capital gain or loss. The Company will not be entitled to an income tax deduction with respect to such disposition. the amended Death. If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the and restated shares on the start date of the offering period in which those shares of common stock were acquired, will constitute ordinary income in the year of death. Nasdaq, Inc. Future ESPP Benefits Participation in the ESPP is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate. Accordingly, it Employee Stock is not possible to determine the future benefits that will be received under the ESPP, nor is it possible to determine the benefits that would have been received Purchase Plan. if the ESPP had been in effect for the fiscal year ended December 31, 2019. Historical ESPP Benefits The table below shows, as to the NEOs and the various specified groups, the aggregate number of shares of common stock purchased under the ESPP since its inception, as of December 31, 2019. NAME AND POSITION # OF SHARES PURCHASED Adena T. Friedman 1,375 Michael Ptasznik — Lauren B. Dillard 257 P.C. Nelson Griggs 561 Bradley J. Peterson 1,718 All Current Executive Officers 17,061 as a Group (12 persons) All Current Non-Employee Directors — 1 as a Group (10 persons) All Employees as a Group, 3,828,119 Excluding Executive Officers 1 Non-employee directors do not participate in the ESPP. Securities Authorized for Issuance under Equity Compensation Plans Information about securities authorized for issuance under equity compensation plans is incorporated herein by reference from the discussion under the heading “Equity Compensation Plan Information” in the Form 10-K. 108 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Audit & Risk Committee Matters

Audit & Risk Committee Report AUDIT & RISK COMMITTEE RESPONSIBILITIES The Audit & Risk Committee operates under a written charter. The charter, which was last amended effective March 3, 2020, includes the Audit & Risk Committee’s duties and responsibilities. The Audit & Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, financial reporting practices and risk management. As part of this effort, the Audit & Risk Committee reviews the disclosures in our Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases. In addition, the Audit & Risk Committee assists the Board by reviewing and discussing the effectiveness of controls over Nasdaq’s regulatory programs and ERM structure and process, Global Ethics and Compliance Program and confidential whistleblower process. The Audit & Risk Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. For a description of the Audit & Risk Committee’s key accomplishments in 2019, please refer to “Board Committees — Audit & Risk Committee — 2019 Highlights” on pages 56-57. Review of Audited Financial Statements The Audit & Risk Committee:    r eviewed and discussed the audited financial statements with management;    discus sed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit & Risk Committees,” as adopted by the PCAOB; and    r eceived the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit & Risk Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence. Based on the review and discussions discussed above, the Audit & Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K. THE AUDIT & RISK COMMITTEE Thomas A. Kloet (Chair) Charlene T. Begley John D. Rainey Alfred W. Zollar 110 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Audit & Risk Committee Matters Annual Evaluation and 2020 Selection of Independent Auditors The Audit & Risk Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. The Audit & Risk Committee also considers the impact of changing auditors when assessing whether to retain the current independent auditor. The Audit & Risk Committee assessed Ernst & Young LLP’s performance as independent auditor during fiscal year 2019, including the performance of the Ernst & Young LLP lead audit partner and the audit team. As part of its assessment, the Audit & Risk Committee considered several factors, including:    an annual r eport from Ernst & Young LLP describing the independent auditors’ internal quality control procedures;    the firm’s independence and integrity;    the quality o f communication with the Audit& Risk Committee;    the appr opriateness of fees; and    any material issues raised by the most recent internal quality control review or peer review or other external data on audit quality and performance. The Audit & Risk Committee received from Ernst & Young LLP a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence, consistent with the applicable requirements of the PCAOB. The Audit& Risk Committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence. In accordance with SEC rules, the lead audit partner at the external auditor may provide a maximum number of five consecutive years of service to a particular company. The current Ernst & Young LLP lead audit partner was assigned commencing with the audit of our financial statements for the fiscal year ended December 31, 2019. The Audit & Risk Committee reviewed and evaluated the lead audit partner as part of its annual process for reviewing the independent auditor. In 2019, at the Audit & Risk Committee’s direction, we conducted a review of the independent auditor relationship and solicited proposals from several accounting firms, including Ernst & Young LLP, to conduct the external audit of Nasdaq’s financial statements for the year ending December 31, 2020. An Auditor Selection Committee comprised of members from our finance, internal audit, technology, and risk functions evaluated the proposals based on the factors outlined below. 111

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

FIRM QUALIFICATIONS

- Relevant industry expertise and geographical reach
- Sufficiency of resources
- Quality control process

ENGAGEMENT TEAM

- Knowledge, skills and experience
- Access to specialized expertise

AUDIT APPROACH

- Effectiveness of the overall approach
- Use of technology and innovative ideas for the future
- Quality of communication with the Audit & Risk Committee and management

TECHNICAL MATTERS

- Availability of national office resources and subject matter experts
- Consultation process

INDEPENDENCE AND QUALITY CONTROL

- Systems/processes in place to continuously ensure independence
- Approach to assessing service quality
- PCAOB inspection results

FEES

- Reasonableness and transparency of fees

Upon consideration of the information provided by the Auditor Selection Committee, the Audit & Risk Committee approved the continued retention of Ernst & Young LLP, which it believes is in the best interests of Nasdaq and its shareholders. The factors leading to the retention of Ernst & Young LLP included its expertise within our industry and the benefits of its institutional knowledge and deep expertise regarding the Company's complex operations, accounting policies and practices, and internal controls over financial reporting.

AUDIT FEES AND ALL OTHER FEES

The table below shows the amount of fees we paid to Ernst & Young LLP for fiscal years 2019 and 2018, including expenses.

	2019	2018
Audit fees[1]	$5,829,453	$6,015,712
Audit-related fees[2]	$1,112,029	$966,600
Audit and audit-related fees	**$6,941,482**	**$6,982,312**
Tax fees[3]	$299,639	$29,299
All other fees[4]	$1,302,618	$1,193,627
Total[5]	**$8,543,739**	**$8,205,238**

[1] Audit services were provided globally in 2019 and 2018. Fees related to audits of international subsidiaries are translated into U.S. dollars. Audit fees primarily represent fees for: the audit of Nasdaq's annual financial statements included in the Form 10-K; the review of Nasdaq's Quarterly Reports on Form 10-Q; statutory audits of subsidiaries as required by statutes and regulations; accounting consultations on matters addressed during the audit or interim reviews; comfort letters and consents; and the internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

[2] The 2019 and 2018 audit-related fees primarily include due diligence on strategic initiatives, including M&A, as well as other attestation reports issued related to Nasdaq's regulatory environment.

[3] The increase in tax fees in 2019 as compared to 2018 was primarily due to consultations regarding tax matters.

[4] Other fees in 2019 and 2018 primarily relate to the Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on Nasdaq Stockholm AB. The validation of these companies is required to be performed by an external accounting firm. The fees are collected from the listing companies by us and paid to Ernst & Young LLP on behalf of the listing companies.

[5] Fees exclude services provided to Nasdaq's non-profit entities and services provided in relation to Nasdaq's role as administrator for the Unlisted Trading Privileges Plan.

The Audit & Risk Committee pre-approves both audit and non-audit services performed by the independent registered public accounting firm, and Nasdaq's Audit & Risk Committee pre-approved all such services in 2019 and 2018.

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Audit & Risk Committee Matters Proposal 4: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020 The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2020. As outlined in the Audit & Risk Committee charter, the Audit & Risk Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Nasdaq’s financial statements. Following the extensive process described under “Annual Evaluation and 2020 Selection of the Independent Auditor,” the Audit & Risk Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. If the shareholders do not ratify the selection, the Audit & Risk Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit & Risk Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Nasdaq and its shareholders. Representatives of Ernst & Young LLP will be present during the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders. The Audit & Risk Committee and the Board believe that the continued retention of Ernst & Young LLP as the independent registered public accounting firm is in the best interests of Nasdaq and its shareholders. 113

Other Items

Other Items

Proposal 5: Shareholder Proposal Adopt a New Shareholder Right—Written Consent

The Board of Directors unanimously recommends a vote AGAINST Proposal 5.

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, owner of no less than 500 shares of Nasdaq common stock, has informed Nasdaq that he plans to introduce the following proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent. To make sure readers can easily distinguish between material provided by the proponent and material provided by the Company, we have put a box around material provided by the proponent.

SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT

Proposal 5 – Adopt a New Shareholder Right–Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

If our management had been neutral on this proposal topic in 2018 it would have received a majority vote. In spite of management opposition this proposal topic received impressive shareholder support of 46% in 2018. Then, while bragging about the NDAQ management "Stockholder Engagement" in the 2019 proxy, management hid from shareholders that shares that call for a special meeting must be held for one continuous year. Thus a 15% stock ownership requirement to call a special meeting could potentially be a 30% stock ownership threshold after the share are subtracted that are held for less than one year.

The one-year exclusion that applies to shares calling for a special meeting is all the more reason for shareholders to have the right act by written consent. Fortunately relatively few companies have the sneaky one-year holding period for shares to qualify to call for a special meeting.

Management also hid from shareholders that it was doing a special solicitation against the 2019 written consent proposal. So now NDAQ shareholders know that the NDAQ brand of "Stockholder Engagement" stands for hiding material information from shareholders.

This would seem to raise questions on the stewardship of Michael Splinter, the NDAQ Chairman of the Board who also chairs the NDAQ Governance Committee. Mr. Splinter received the most negative votes at the 2019 NDAQ annual meeting.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. In any event the right for shareholders to act by written consent is a more important right than the right to call a special meeting.

Please vote yes: **Adopt a New Shareholder Right–Written Consent–Proposal 5**

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Board of Directors’ Statement In Opposition Our Board carefully considered the advisory votes regarding similar proposals at four previous Annual Meetings and concluded again that this proposal is not in the best interests of Nasdaq and its stockholders. This conclusion is consistent with that of our stockholders, large and small, who cast the majority of votes AGAINST the proposal at each of the Annual Meetings where it was presented, including 68% of votes AGAINST the proposal at the most recent Annual Meeting in 2019. The Board therefore unanimously recommends that stockholders again vote AGAINST this proposal, as further explained below. ACTION BY WRITTEN CONSENT IS UNNECESSARY GIVEN THE ABILITY OF STOCKHOLDERS TO CALL SPECIAL MEETINGS In addition to stockholders being able to propose and vote on important matters at our Annual Meetings, stockholders holding as little as 15% of Nasdaq’s voting power for at least one year may call a special meeting of stockholders. This right permits Nasdaq’s stockholders to effect change by bringing important matters before all stockholders for consideration in a fully transparent and equitable manner. Stockholder meetings offer important protections and advantages to all stockholders that are absent from the written consent process under this proposal. The protections and advantages of stockholder meetings include the following.    Mee tings are held at a time, date and venue publicly announced in advance, and all stockholders may attend, consider the proposed actions and vote their shares.    Mee tings provide stockholders with a transparent forum for open discussion and consideration of the proposed actions.    A ccurate and complete information about the proposed actions is widely distributed well in advance of stockholder meetings, thereby encouraging a fully informed discussion and consideration of the merits of the proposed actions.    The Boar d is able to analyze the proposed actions and provide a well-informed recommendation on them. Further, we believe that certain assertions about the Company, the Board and our corporate governance in the current stockholder proposal are incorrect. While we have chosen not to respond to all of them, we feel compelled to correct the assertion that management has not been transparent about the parameters under which the existing special meeting right may be exercised. The special meeting right is set forth in Nasdaq’s By-Laws, which are, and have been since prior to the implementation of the special meeting right, publicly available on our website and in our SEC filings. In addition, the material terms and conditions of the special meeting provision, including the one-year ownership requirement, were described in the Current Report on Form 8-K that we filed on January 28, 2014 to report the adoption of the special meeting right. NASDAQ’S EXTENSIVE STOCKHOLDER ENGAGEMENT PROGRAM ALLOWS STOCKHOLDERS TO PROVIDE ONGOING AND CONSTRUCTIVE FEEDBACK TO OUR BOARD OF DIRECTORS AND MANAGEMENT Nasdaq regularly engages with our investors to learn and understand their views and then communicates those views to the Board. As described in the “Proxy Summary,” during 2019, we held formal engagement sessions with the investment stewardship teams at stockholders owning approximately 64% of our outstanding shares. 116 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

The Company sought stockholder views on a wide variety of topics including: Nasdaq's corporate strategy and focus on long-term value creation; corporate governance; executive compensation; environmental and social topics; risk oversight; and human capital management.

Importantly, the Company also sought stockholders' views on the topic of this proposal. The Company's conversations with investors are consistent with the past voting results on this issue – while some view written consent as an important right, the majority of our stockholders did not express support for adopting it. In fact, some stockholders have expressed concern that action by written consent might risk their ability to participate in a vote. Other stockholders are of the view that action by written consent does not provide them with any additional material benefits beyond other rights they are already afforded.

NASDAQ'S CORPORATE GOVERNANCE PRACTICES EMPHASIZE BOARD ACCOUNTABILITY AND PROVIDE NUMEROUS OPPORTUNITIES FOR STOCKHOLDER ACTION

In addition to providing for extensive stockholder engagement and stockholders' right to call special meetings, Nasdaq's existing corporate governance practices and policies emphasize Board accountability and give stockholders ample opportunity to take action at a properly called stockholders' meeting. Significant examples include the following.

- **Proxy Access.** In 2016, in response to feedback from stockholders, Nasdaq adopted a proxy access provision that allows a stockholder (or group of stockholders) that complies with certain customary requirements to nominate candidates for service on the Board and have those candidates included in Nasdaq's proxy materials.
- **Annual Elections of Directors.** All of Nasdaq's directors are elected annually by our stockholders.
- **Majority Voting in Director Elections.** In 2010, in response to feedback from stockholders, Nasdaq amended its governance documents to provide that, in an uncontested election of directors, director nominees are elected by a majority of the votes cast.
- **Elimination of Supermajority Voting.** In 2014, in response to feedback from stockholders, Nasdaq eliminated all supermajority voting requirements from its governance documents.
- **Director Nominations.** Nasdaq's By-Laws permit stockholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board.
- **Independent Board Leadership.** Nasdaq has separated the roles of Chairman of the Board and President and CEO. The Chairman of the Board is an independent director, as are all of the Chairs of the Board Committees.
- **No "Poison Pill."** We do not have a "poison pill," which is a defensive tactic used by a corporation's board of directors against a takeover. Such plans are generally viewed negatively by stockholder rights advocates.
- **Annual Advisory Vote To Approve Executive Compensation.** On an annual basis, stockholders have the opportunity to provide feedback on the compensation of our named executive officers through an advisory vote.
- **Advance Notice Provisions.** Nasdaq's By-Laws establish an advance notice procedure for director nominations or other proposals that are not submitted for inclusion in the Proxy Statement, but that a stockholder instead wishes to present directly at an Annual Meeting.

Nasdaq has consistently demonstrated that when it believes a particular action requested by a stockholder is in the best interests of all stockholders, the Board will support that action. In fact, many of the practices described above were adopted in response to stockholder feedback. Nasdaq believes that its corporate governance practices and policies enable stockholders to act in support of their interests while avoiding the risks associated with stockholder action by written consent.

ACTION BY WRITTEN CONSENT CAN RESULT IN SECRETIVE AND UNSOUND VOTING PROCESSES, IN OPPOSITION TO NASDAQ'S COMMITMENT TO TRANSPARENT DECISION-MAKING

In contrast to the open and transparent forum of a stockholder meeting, stockholder action by written consent, where there is no advance notice, discussion or debate, can result in secretive and unsound decision-making by permitting a bare majority of stockholders to act alone. Therefore, a small group of stockholders, with no fiduciary duties to Nasdaq or other stockholders and without the knowledge or participation of other stockholders, could propose and take action, thereby disenfranchising minority stockholders. Such action would deprive many stockholders of the opportunity to assess, discuss, deliberate and vote on pending stockholder matters. This could include matters that are significant in nature, such as removing directors, amending the governance documents or acting on a proposal to sell our Company, all without a stockholder meeting to consider the merits or consequences of that matter. The Board believes that matters of sufficient importance to warrant action between annual stockholder meetings should not be decided in this manner.

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ACTION BY WRITTEN CONSENT COULD SUBSTANTIALLY IDENTICAL PROPOSALS CREATE CONFUSION AND DISRUPTION WERE REJECTED BY THE COMPANY’S FOR STOCKHOLDERS AND THE COMPANY STOCKHOLDERS NUMEROUS TIMES The Board also believes that permitting stockholder action The Board has carefully considered the stockholder by written consent is not appropriate for a public company proposal in light of the rejection by Nasdaq’s stockholders like Nasdaq. If permitted, multiple stockholder groups could of substantially similar proposals submitted by the same solicit written consents at any time and as frequently as proponent at four of the last five Annual Meetings of they choose on a range of insignificant or self-interested Stockholders. As a result, the Board continues to believe issues. Some of these written consents may be duplicative that the actions requested by the proponent are not in the or contradictory, which has the potential to create best interests of Nasdaq and its stockholders and urges substantial confusion and disruption for stockholders stockholders to reject the proposal. and a significant encumbrance on the Company’s resources, In addition, in late 2018, proxy advisory firm Glass Lewis including the time and attention of the Board, its executives revised its policy concerning stockholder proposals on and its employees. The Board believes these resources written consent. In cases like Nasdaq’s where a company would be better spent developing and growing the has adopted a special meeting right of 15% or below Company’s business to increase long-term value for and has adopted reasonable proxy access provisions, all stockholders. Glass Lewis will generally recommend a vote against stockholder proposals regarding written consent. This change is consistent with Nasdaq’s view that this proposal is unnecessary, given Nasdaq’s corporate governance framework and practices. See pages 27-35. NASDAQ’S CORPORATE GOVERNANCE PRACTICES EMPHASIZE BOARD ACCOUNTABILITY AND PROVIDE NUMEROUS OPPORTUNITIES FOR STOCKHOLDER ACTION Annual Elections Majority Voting in Elimination of Director Proxy Access of Directors Director Elections Supermajority Voting Nominations Independent Board Annual Advisory Vote to Approve No “Poison Pill” Advance Notice Provisions Leadership Executive Compensation Summary The Company is proud of its engagement with, and responsiveness to, its stockholders, as shown by its adoption of corporate governance policies that serve the interests of all stockholders. Nasdaq’s existing corporate governance structure is strongly supportive of stockholder rights and accordingly, the adoption of the proposal permitting action by written consent is unnecessary, inappropriate and not in the best interests of Nasdaq and its stockholders. 118 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items Other Business The Nasdaq Board knows of no business other than the matters described in this Proxy Statement that will be presented at the Annual Meeting. To the extent that matters not known at this time may properly come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters. Security Ownership of Certain Beneficial Owners and Management Each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq. The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the record date by:    each person who is known by us to own beneficially more than 5% of our common stock;    each current director and nominee for director;    each NEO; and    all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All vested options, vested shares of restricted stock and vested shares underlying PSUs referred to in the table were granted under the Equity Plan. Shares of common stock underlying options that are currently exercisable 119 or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.

As of the record date, 164,347,798 shares of common stock were outstanding. Except as noted below, each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED	PERCENT OF CLASS
Borse Dubai Limited[1] Level 7, Precinct Building 5, Gate District, DIFC, Dubai UAE	29,780,515	18.1%
Investor AB[2] Innax AB, Arsenalsgatan 8C, S-103 32, Stockholm, Sweden V7	19,394,142	11.8%
Massachusetts Financial Services Company[3] 111 Huntington Avenue, Boston, MA 02199	13,823,742	8.4%
The Vanguard Group, Inc.[4] 100 Vanguard Blvd., Malvern, PA 19355	12,839,409	7.8%
Melissa M. Arnoldi[5]	7,368	*
Charlene T. Begley[6]	4,114	*
Steven D. Black[7]	35,139	*
Adena T. Friedman[8]	575,690	*
Essa Kazim[9]	33,675	*
Thomas A. Kloet[10]	15,571	*
John D. Rainey[11]	5,702	*
Michael R. Splinter[12]	57,643	*
Jacob Wallenberg[13]	2,514	*
Lars R. Wedenborn[14]	22,500	*
Alfred W. Zollar	–	*
Lauren B. Dillard	–	*
P.C. Nelson Griggs[15]	25,681	*
Bradley J. Peterson[16]	31,805	*
Michael Ptasznik[17]	27,540	*
All Directors and Executive Officers of Nasdaq as a Group (22 Persons)	914,822	0.6%

* Represents less than 1%.

1 As of the record date, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over 29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai's voting power to 4.35% of Nasdaq's total outstanding shares. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

2 As of the record date, based solely on information included in a Form 4, filed May 25, 2012, Innax AB, which was formerly named Patricia Holding AB, had sole voting and dispositive power over 19,394,142 shares. Innax AB is 100% owned and controlled by Investor AB and therefore, each of Innax AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Innax AB.

3 As of the record date, based solely on information included in a Schedule 13G/A, filed February 14, 2020, Massachusetts Financial Services Company indicated that it has beneficial ownership of and sole dispositive power with respect to 13,823,742 shares and sole voting power with respect to 13,208,358 shares.

4 As of the record date, based solely on information included in a Schedule 13G/A, filed February 12, 2020, The Vanguard Group, Inc. indicated that it has beneficial

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Other Items ownership of 12,839,409 shares, sole voting power with respect to 168,176 shares, shared voting power with respect to 30,730 shares, sole dispositive power with respect to 12,651,272 shares and shared dispositive power with respect to 188,137 shares. The Schedule 13G/A includes shares beneficially owned by the following wholly owned subsidiaries of The Vanguard Group, Inc.: Vanguard Fiduciary Trust Company, as a result of its serving as investment manager of collective trust accounts (129,885 shares); and Vanguard Investments Australia, Ltd., as a result of its serving as investment manager of Australian investment offerings (94,584 shares). 5 Represents 7,368 vested shares of restricted stock. 6 Represents 4,114 vested shares of restricted stock. 7 Represents 35,139 vested shares of restricted stock. 8 Represents (i) 268,817 vested options, (ii) 81,584 vested shares of restricted stock, (iii) 190,838 vested shares underlying PSUs and (iv) 34,451 shares granted under the Equity Plan or purchased pursuant to the ESPP when Ms. Friedman was previously an employee of Nasdaq prior to returning as President in 2014. 9 Represents 33,675 vested shares of restricted stock. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares. 10 Represents (i) 13,571 vested shares of restricted stock and (ii) 2,000 shares acquired through open market purchases. 11 Represents 5,702 vested shares of restricted stock. 12 Represents 57,643 vested shares of restricted stock. 13 Represents 2,514 vested shares of restricted stock. Excludes shares of Nasdaq common stock held by Investor AB. Mr. Wallenberg, who is Chairman of Investor AB, disclaims beneficial ownership of such shares. 14 Represents (i) 15,000 shares held by a pension insurance fund in the name of FAM AB, which is Mr. Wedenborn’s employer and (ii) 7,500 shares held by a pension insurance fund in the name of Investor AB, which is Mr. Wedenborn’s former employer. 15 Represents 25,681 vested shares underlying PSUs. 16 Represents (i) 11,965 vested shares of restricted stock, (ii) 18,497 vested shares underlying PSUs and (iii) 1,343 shares of stock purchased pursuant to the ESPP. 17 Represents (i) 11,071 vested shares of restricted stock and (ii) 16,469 vested shares underlying PSUs. 121

ABOUT US ¡Adelante Nasdaq! ¡Adelante Nasdaq! is our global employee network dedicated to employees who have an interest in Hispanic/Latino culture and heritage. Asian Professionals at Nasdaq (APAN) APAN aims to build a platform for professional and social activities for those that have an affinity or interest in Asian culture. Global Link of Black Employees (GLOBE) GLOBE provides a platform for connection and collaboration for employees that have an affinity or interest in Black, African, African-American and West Indian culture at Nasdaq. Green Team This network is for those who are passionate about sustainability and making a positive impact on the environment and planet. Nasdaq Accessibility Network Nasdaq Accessibility Network is for Nasdaq employees with disabilities, their families and supporters. The group seeks to create and empower an inclusive community focused on Nasdaq’s Employee Networks enable employees to the diverse needs of Nasdaq’s disabled employees. support each other and come together on shared topics Nasdaq Executive Assistants Network and interests. Our Employee Networks celebrate our This network enables assistants across all geographies and demographics to collaborate diversity and provide a sense of inclusion and belonging. with each other on shared topics, best practices and interests. To the right is a list of our current Employee Networks. The Out Proud Employees of Nasdaq (The OPEN) The OPEN represents the LGBTQ employees, their families and allies. Parents and Caregivers This network, which is for Nasdaq employees who identify themselves as parents or caregivers, aims to foster a workplace where employees feel confident that they can have a rewarding career while being fully committed to their family. Software Engineer Employee Network (SEEN) (Coming in 2020) SEEN is for employees who are interested in and passionate about coding and software development. This network will foster a sense of community and support to assist individual developers in a fast-paced technology environment. Veterans@Nasdaq This network brings together those employees who have served or are currently serving in the military, military families and their supporters. Women in Nasdaq (WIN) WIN brings women and their allies at Nasdaq together for inspiration, motivation, professional development, networking and fun.

Other Items Executive Officers Nasdaq’s current executive officers are listed below. In support of our Diversity, Inclusion and Belonging Program, our executive officers serve as executive sponsors to our Employee Networks. As executive sponsors, they are able to advance the mission, and counsel the leaders, of the Employee Network. Ms. Friedman engages with and supports all the Employee Networks. We have listed below the Employee Network(s) sponsored by each other executive officer. For further information on our Employee Networks, see page 122. ADENA T. FRIEDMAN Age: 50 Title: President & CEO Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO. TAL COHEN Age: 47 Title: EVP, North American Markets Employee Network Executive Sponsor: Asian Professionals at Nasdaq (APAN) Mr. Cohen has served as EVP, North American Markets since July 2019. Prior to that, he was SVP, North American Market Services since April 2016. He joined Nasdaq following the acquisition of Chi-X Canada. Previously, Mr. Cohen was the CEO of Chi-X Global, a global operator of trading venues, for six years. Prior to Chi-X, he held senior positions at Instinet, American Express and Arthur Andersen. LAUREN B. DILLARD Age: 44 Title: EVP, Information Services Employee Network Executive Sponsor: Women in Nasdaq (WIN) Ms. Dillard has served as EVP, Information Services since June 2019. She joined Nasdaq from The Carlyle Group, a global alternative asset manager, where she was Managing Director and Partner since 2011. She also was head of Carlyle’s Investment Solutions Group since December 2015 and member of Carlyle’s Management Committee. Previously, Ms. Dillard served as Chief Operating Officer and CFO of Carlyle’s Investment Solutions Group from February 2014 to December 2015. Ms. Dillard’s other roles at Carlyle included Head of the Global Tax Department and Head of Global Equity Programs. Prior to joining Carlyle in 2002, Ms. Dillard served in the Tax Practice of Arthur Andersen. 123

P.C. NELSON GRIGGS Age: 49 Title: EVP, Corporate Services Employee Network Executive Sponsor: The Out Proud Employees of Nasdaq (The OPEN) Mr. Griggs has served as EVP, Corporate Services since April 2018. Mr. Griggs is also President of The Nasdaq Stock Market. Previously, Mr. Griggs was EVP, Listing Services from October 2014 through April 2018 and SVP, New Listings from July 2012 through October 2014. Since joining Nasdaq in 2001, Mr. Griggs has served in a myriad of other roles including SVP, Listings Asia Sales and VP, Listings. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco based startup company. LARS OTTERSGÅRD Age: 55 Title: EVP, Market Technology Employee Network Executive Sponsor: Nasdaq Accessibility Network Mr. Ottersgård has served as EVP, Market Technology since October 2014. Previously, Mr. Ottersgård was SVP, Market Technology from 2008 to October 2014. Mr. Ottersgård joined OMX in 2006 as Global Head of Sales for its commercial technology business. Prior to joining OMX, Mr. Ottersgård held various positions at IBM for twenty years, where he covered the Nordic and European markets and was most recently a senior executive for strategic outsourcing for the distribution and communication industries. BRADLEY J. PETERSON Age: 60 Title: EVP and CIO/CTO Employee Network Executive Sponsor: Software Engineer Employee Network (SEEN) (Coming in 2020) Mr. Peterson has served as EVP and CIO/CTO since February 2013. Previously, Mr. Peterson served as EVP and CIO at Charles Schwab, Inc. from May 2008 to February 2013. Mr. Peterson was CIO at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and Chief Operating Officer at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T). 124 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items MICHAEL PTASZNIK Age: 52 Title: EVP, Corporate Strategy and CFO Employee Network Executive Sponsor: Global Link of Black Employees (GLOBE); Green Team Mr. Ptasznik has served as EVP, Corporate Strategy and CFO since July 2016. Prior to that, Mr. Ptasznik served as CFO of TMX Group Limited from 2002 to 2016. From 1996 to 2002, Mr. Ptasznik held a number of roles at TMX, including VP, Finance and Administration. Prior to TMX, Mr. Ptasznik served in a number of financial roles at Procter & Gamble Canada Inc. from 1990 to 1996. BJØRN SIBBERN Age: 46 Title: EVP, European Market Services Employee Network Executive Sponsor: Parents and Caregivers Mr. Sibbern has served as EVP, European Market Services since June 2019. He also is President of Nasdaq Nordic Ltd. Previously, Mr. Sibbern served as EVP, Information Services from October 2016 to May 2019, SVP, Nasdaq Global Commodities from February 2013 to October 2016 and SVP, Nasdaq Nordic Equities & Equities Derivatives from 2009 to February 2013. Mr. Sibbern also served as President of the Nasdaq Copenhagen Stock Exchange from 2008 to 2016. JEREMY SKULE Age: 46 Title: EVP and Chief Marketing Officer Employee Network Executive Sponsor: Green Team; Veterans@Nasdaq Mr. Skule has served as EVP and Chief Marketing Officer since April 2018, after previously serving as SVP and Chief Marketing Officer since 2012. Mr. Skule joined Nasdaq in 2012 from UBS, where he led Marketing and Communications for the Wealth Management business. Prior to UBS, Mr. Skule was the Chief Communications Officer at MF Global. Previously, he led the financial services practice at FleishmanHillard, a division of Omnicom Group, one of the largest global public relations and marketing agencies. Mr. Skule’s career has spanned senior communications positions and marketing leadership roles in Washington, DC and New York. 125

BRYAN E. SMITH Age: 47 Title: EVP and Chief People Officer Employee Network Executive Sponsor: ¡Adelante Nasdaq! Mr. Smith has served as EVP and Chief People Officer since January 2020, after previously serving as SVP and Chief People Officer since 2012. Prior to joining Nasdaq in 2012, he was a founding partner with Meridian Compensation Partners LLC, an independent executive compensation advisory firm, where he provided advice to boards of directors and senior management teams on the full range of executive and board compensation issues. Prior to Meridian Compensation Partners, Mr. Smith was a Principal at Hewitt Associates LLC (now Aon Hewitt), a global human resources consulting and outsourcing firm, where he held various senior HR outsourcing and consulting roles. JOHN A. ZECCA Age: 52 Title: EVP, Chief Legal and Regulatory Officer Employee Network Executive Sponsor: Parents and Caregivers Mr. Zecca has served as EVP, Chief Legal and Regulatory Officer since October 2019. Previously, Mr. Zecca was SVP, General Counsel North America and Chief Regulatory Officer from April 2018 to September 2019, after serving as SVP, Senior Deputy General Counsel from July 2017 to April 2018. Mr. Zecca was SVP, MarketWatch, Nasdaq’s market surveillance group, from January 2010 to July 2017 and before that, he held a variety of other legal and regulatory roles at Nasdaq. Prior to joining Nasdaq in 2001, Mr. Zecca served as legal counsel to an SEC Commissioner and practiced corporate and securities law at both Hogan Lovells and Kaye Scholer. ANN M. DENNISON Age: 49 Title: SVP, Controller and Principal Accounting Officer Employee Network Executive Sponsor: Women in Nasdaq (WIN) Ms. Dennison has served as SVP, Controller and Principal Accounting Officer since April 2016, after previously serving as SVP and Deputy Controller from October 2015 to March 2016. Prior to joining Nasdaq, Ms. Dennison was employed by Goldman Sachs for 19 years, where she was Managing Director. Ms. Dennison joined Goldman Sachs from Price Waterhouse 126 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items Certain Relationships and Related Transactions The Audit& Risk Committee of the Board has adopted a written policy requiring notification, review and approval of related person transactions. Every two years, the Audit & Risk Committee reviews and approves the policy on related person transactions. Under the policy, all related person transactions are subject to ongoing review and approval or ratification by the Audit & Risk Committee. For purposes of the policy, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing and entities that are affiliated with any of the foregoing. Under the policy, related person transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties are considered pre-approved by the Audit & Risk Committee. The Transaction Review Committee (consisting of employees in Finance, Internal Audit, the Office of General Counsel and the Office of the Corporate Secretary) is responsible for determining if a transaction meets the pre-approval requirements. If the pre-approval requirements are not met, the transaction is referred to the Audit & Risk Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the Audit & Risk Committee considers, among other things, the following factors:    whether the terms of the related person transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related person;    whether there are business reasons for Nasdaq to enter into the related person transaction;    whether the related person transaction would impair the independence of an outside director;    whether the related person transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:    the size of the transaction;    the overall financial position of the director or executive officer;    the dir ect or indirect nature of the director’s or executive officer’s interest in the transaction; and    the ongoing nature of any proposed relationship;    whether the related person transaction is material, taking into account:    the importance of the interest to the related person;    the r elationship of the related person to the transaction and of related persons to each other;    the dollar amount involved; and    the significance of the transaction to Nasdaq investors in light of all the circumstances; and    whether the related person transaction aligns with Nasdaq’s culture of integrity and potential reputational risk implications. 127

The following section describes certain transactions since the beginning of the fiscal year ended December 31, 2019, in which Nasdaq or any of its subsidiaries was a party, the amount involved exceeded $120,000 and a related person may have had, or may have, a direct or indirect material interest. In addition to the transactions described below, certain of our directors or director nominees are officers or partners of companies or private equity firms which, directly or through their controlled portfolio companies, enter into commercial transactions with Nasdaq or its subsidiaries from time to time in the ordinary course of business. We do not believe that such directors or director nominees have a direct or indirect material interest in such transactions. In accordance with our policy, all such transactions, and the transactions discussed below, have been reviewed and approved or ratified by the Audit & Risk Committee of our Board or received pre-approval, as discussed above. BORSE DUBAI As of the record date, Borse Dubai owned approximately 18.1% of Nasdaq’s common stock. Nasdaq is party to several commercial agreements with Borse Dubai and/or its affiliates that were negotiated on an arms-length basis and entered into in the ordinary course of business. Under these agreements, Borse Dubai or its affiliates paid Nasdaq approximately $3.0 million primarily for market technology products and services during the fiscal year ended December 31, 2019. INVESTOR AB As of the record date, Investor AB owned approximately 11.8% of Nasdaq’s common stock. The terms of a stockholders’ agreement between Nasdaq and Investor AB give Investor AB the right to nominate and generally use best efforts to cause the election to the Nasdaq Board of one director designated by Investor AB, subject to certain conditions. Jacob Wallenberg, the Chairman of Investor AB, has been designated by Investor AB as its nominee with respect to the 2020 Annual Meeting. 128 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items Questions and Answers About Our Annual Meeting 1. WHAT IS INCLUDED IN THE PROXY MATERIALS? WHAT IS A PROXY STATEMENT AND WHAT IS A PROXY? The proxy materials for our 2020 Annual Meeting of Shareholders include the notice of annual meeting, this Proxy Statement and the Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy involves your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2020 Annual Meeting of Shareholders. These two officers are John A. Zecca and Joan C. Conley. The form of proxy and this Proxy Statement have been approved by the Board and are being provided to shareholders by its authority. 2. WHAT DIFFERENT METHODS CAN I USE TO VOTE? You can vote by any of the following methods. By Internet. The notice of internet availability of proxy materials contains the website address (proxyvote.com) for internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 18, 2020. You must enter your control number, which is printed in the lower right-hand corner of the notice of internet availability, and you will be given the opportunity to confirm that your instructions have been properly recorded. By Phone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (EDT) on May 18, 2020. When you submit a proxy by telephone, you will be required to enter your control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by internet or by mail. By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided. 3. WHY IS THE ANNUAL MEETING A VIRTUAL MEETING? HOW DO I ATTEND? We have adopted a virtual format for our Annual Meeting to ensure the health and well-being of our employees, directors, shareholders and other stakeholders in light of the coronavirus (COVID-19) outbreak. Additionally, we believe that a virtual meeting allows us to make participation accessible for shareholders from any geographic location with Internet connectivity. The Annual Meeting will be conducted completely online via the Internet. Shareholders as of the record date may attend the Annual Meeting by logging in at virtualshareholdermeeting.com/NDAQ2020. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice of Internet availability of proxy materials. If you are not a shareholder or do not have a control number, you still may access the meeting as a guest, but you will not be able to participate. We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 19, 2020. If you have difficulty accessing the meeting, please call +1 800 586 1548 (U.S.) or +1 303 562 9288 (International). We will have technicians available to assist you. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available on ir.nasdaq.com/investors/annual-meeting until the 2021 Annual Meeting of Shareholders. 129

4. CAN I ASK QUESTIONS AT THE ANNUAL MEETING? The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted during, the meeting. You may submit a question in advance of the meeting at proxyvote.com. You may submit a question during the meeting through virtualshareholdermeeting.com/NDAQ2020. In both cases, you must provide your control number. We want to be sure that our shareholders are afforded the same rights and opportunities to participate as at an in-person meeting, so our Board and Committee Chairs, members of the Executive Leadership Team and representatives of Ernst & Young LLP will join the virtual Annual Meeting and be available for questions. 5. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER? If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares. 6. WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER? WHAT IS A BROKER NON-VOTE? As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote. Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm is a discretionary item. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion. Non-Discretionary Items. All of the other proposals in this Proxy Statement are non-discretionary items. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.” If you hold your shares through a bank, broker or other nominee, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting. 130 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items 7. WHAT PROPOSALS ARE TO BE VOTED ON AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS, AND WHAT ARE THE VOTING STANDARDS? NASDAQ BOARD’S EFFECT OF ABSTENTIONS PROPOSAL RECOMMENDATION VOTING STANDARD AND BROKER NON-VOTES Not counted as votes cast 1. Elec tion of ten directors FOR EACH NOMINEE Majority of votes cast and therefore have no effect (Non-Discretionary Item) Abstentions have the 2. Advisory vote to approve Majority of the votes effect of a vote against the the Company’s executive FOR present in person or compensation proposal; broker non-votes represented by proxy (Non-Discretionary Item) have no effect Abstentions have the 3. Approval of the Employee Stock Majority of the votes Purchase Plan, as amended and effect of a vote against the FOR present in person or restated proposal; broker non-votes represented by proxy (Non-Discretionary Item) have no effect 4. Ratification of the appointment Abstentions have the of Ernst & Young LLP as our Majority of the votes independent registered public effect of a vote against the FOR present in person or accounting firm for the fiscal proposal; there will not be represented by proxy year ending December 31, 2020 broker non-votes (Discretionary Item) Abstentions have the 5. Shareholder proposal – adop t a Majority of the votes new shareholder right—written effect of a vote against the AGAINST present in person or consent proposal; broker non-votes represented by proxy (Non-Discretionary Item) have no effect The proxy provides that each shareholder may vote his or her Nasdaq shares “For,” “Against” or “Abstain” on individual nominees and each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. If you provide a proxy without specific voting instructions, the proxy holders will vote your Nasdaq shares in accordance with the Board recommendations noted above. The vote to approve executive compensation is advisory only and, therefore, the result of this vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future. The shareholder proposal is precatory, meaning that it requests that the Board take a specific action, and therefore, the results of the vote on that proposal will not be binding on the Board. The Board will consider the outcome of the shareholder vote in considering next steps on this matter for the upcoming year. If the shareholder proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon. 8. WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES? You can change your vote by revoking your proxy at any time before it is exercised in one of two ways: submit a later dated proxy (including a proxy submitted through the internet at proxyvote.com, by telephone or by proxy card); or notify Nasdaq’s Corporate Secretary by email at corporatesecretary@nasdaq.com that you are revoking your proxy. If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy. 131

9. HOW MANY VOTES DO I HAVE? Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq. 10. ARE VOTES CONFIDENTIAL? Proxies, ballots and voting instruction forms are handled on a confidential basis to protect your voting privacy. This information will be disclosed only to those recording the vote, except if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law. Comments written on your proxy, ballot or voting instruction form are not confidential. 11. WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING? The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. 12. WHO COUNTS AND TABULATES THE VOTES? Broadridge Financial Solutions, Inc. counts and tabulates the votes and acts as the inspector of elections. 13. WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS? Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting, and will be posted on ir.nasdaq.com. 14. HOW ARE PROXIES SOLICITED, AND WHAT IS THE COST? Soliciting a proxy is the outreach to obtain the authorization of shareholders to vote on their behalf at a shareholder meeting. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission or facsimile transmission. Upon request, Nasdaq will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers and obtaining their proxies. Nasdaq has hired D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $9,500, plus costs and expenses. 132 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Other Items 15. WHAT IS “HOUSEHOLDING,” AND HOW DOES IT AFFECT ME? Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that shareholders who share the same last name and address will receive only one copy of the proxy materials, unless we receive instructions to the contrary from any shareholder at that address. We will promptly deliver a separate copy of the proxy materials to you if you contact us to provide such instructions at the following address, telephone number or email address: Nasdaq Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006; +1 212 401 8742; investor.relations@nasdaq.com. If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address. 16. WILL YOU MAKE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS AVAILABLE? A list of record holders entitled to vote at the Annual Meeting will be available from May 1, 2020 through the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our principal executive offices (151 W. 42nd Street, New York, New York 10036). To make arrangements to view the list, please contact our Corporate Secretary by email at corporatesecretary@nasdaq.com. To access the list during the Annual Meeting, please visit virtualshareholdermeeting.com/NDAQ2020 and enter your control number. 17. HOW CAN I VIEW OR REQUEST COPIES OF THE COMPANY’S CORPORATE DOCUMENTS AND SEC FILINGS? The Form 10-K, our Quarterly Reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports are available free of charge on the “Financials—SEC Filings” page of our Investor Relations website, which can be found at ir.nasdaq.com/financials/sec-filings . We will furnish, without charge, a copy of the Form 10-K, including the financial statements, to any shareholder upon request to the Nasdaq Investor Relations Department, Attention: Edward Ditmire, One Liberty Plaza, 49th Floor, New York, New York 10006, in writing, or by email at investor. relations@nasdaq.com. Shareholders also may use the form available at ir.nasdaq.com/tools/printed-materials. 18. HOW DO I SUBMIT A PROPOSAL OR DIRECTOR NOMINATION FOR INCLUSION IN THE 2021 PROXY STATEMENT? Nasdaq shareholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2021 Annual Meeting must submit them on or before December 1, 2020 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8. Our By-Laws include a proxy access provision that permits a shareholder, or a group of shareholders, owning at least 3% of our outstanding shares 133 of common stock continuously for at least three years, to How to Vote nominate and include in the proxy materials for an Annual Use any of the following methods and Meeting director nominees constituting up to the greater of your control number: two individuals and 25% of the total number of directors then in office, provided that the shareholder(s) and nominee(s) BY INTERNET USING satisfy the requirements specified in the By-Laws. Notice of director nominations submitted under these requirements YOUR COMPUTER must be received no earlier than November 1, 2020 and no Visit proxyvote.com 24/7 later than December 1, 2020. BY PHONE In addition, Nasdaq shareholders may recommend individuals Call +1 800 690 6903 in for consideration by the Nominating & ESG Committee for the U.S. or Canada to vote nomination to the Nasdaq Board. Holders should submit such your shares recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary prior to January 31, 2021. BY INTERNET USING YOUR TABLET 19. HOW DO I SUBMIT OTHER PROPOSALS OR OR SMART PHONE DIRECTOR NOMINATIONS FOR PRESENTATION Scan this QR code 24/7 to AT THE 2021 ANNUAL MEETING? vote with your mobile device Our By-Laws also establish an advance notice procedure for other proposals or director nominations that are not submitted BY MAIL for inclusion in the Proxy Statement, but that a shareholder Cast your ballot, sign your instead wishes to present directly at an Annual Meeting. proxy card and return by Under these procedures, a shareholder must deliver a notice postage-paid envelope containing certain information, as set forth in the By-Laws, to Nasdaq’s Corporate Secretary not later than the close of ATTEND THE business on the 90th day nor earlier than the close of business ANNUAL MEETING on the 120th day prior to the first anniversary of the prior Vote online year’s meeting. Assuming the 2021 Annual Meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on February 18, 2021, but no earlier than the close of business on January 19, 2021. However, if Nasdaq holds its Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than the close of business on the 120th day prior to the date of the Annual Meeting nor later than the close of business on the later of (i) the 90th day prior to the date of the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by Nasdaq. 134 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes

Annex A Non-GAAP Financial Measures We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto. In addition to disclosing results determined in accordance with U.S. GAAP, we also have provided non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS. Management uses this non- GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of our ongoing operating performance. These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone. We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non- GAAP net income attributable to Nasdaq and non-GAAP diluted EPS, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance. Non-GAAP net income attributable to Nasdaq for the periods presented below is calculated by adjusting for the following items: Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses, the relative operating performance of the businesses between periods, and the earnings power of Nasdaq. Performance measures excluding intangible asset amortization therefore provide investors with a useful representation of our businesses’ ongoing activity in each period. 136 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes Merger and strategic initiatives expense: We have pursued performance. We believe the exclusion of such amounts various strategic initiatives and completed acquisitions allows management and investors to better understand the and divestitures in recent years that have resulted in ongoing financial results of Nasdaq. expenses which would not have otherwise been incurred. For 2019, other significant items primarily included: These expenses generally include integration costs, as well    a pr ovision for notes receivable associated with the as legal, due diligence and other third-party transaction funding of technology development for the CAT which is costs. The frequency and the amount of such expenses recorded in general, administrative and other expense in vary significantly based on the size, timing and complexity the Consolidated Statements of Income; of the transaction. Accordingly, we exclude these costs for    a loss on extinguishment of debt which is recorded purposes of calculating non-GAAP measures which provide in general, administrative and other expense in the a more meaningful analysis of Nasdaq’s ongoing operating Consolidated Statements of Income; and performance or comparisons in Nasdaq’s performance between periods.    a net gain on divestiture of businesses which primarily represents our pre-tax net gain of $27 million on the sale Restructuring charges: We initiated the transition of of BWise; certain technology platforms to advance our strategic    o ther items: opportunities as a technology and analytics provider and    a tax reserve for certain prior year examinations continue the re-alignment of certain business areas. See which is recorded in general, administrative and Note 21, “Restructuring Charges,” to the consolidated other expense in the Consolidated Statements of financial statements in the Form 10-K for further discussion Income; of our 2019 restructuring plan. Charges associated with this plan represent a fundamental shift in our strategy and    certain litigation costs which are recorded in technology as well as executive re-alignment and will be professional and contract services expense in the excluded for purposes of calculating non-GAAP measures as Consolidated Statements of Income. they are not reflective of ongoing operating performance or For 2018, other significant items primarily included: comparisons in Nasdaq’s performance between periods.    a ne t gain on divestiture of businesses which Net income from unconsolidated investee: See “OCC Capital represents our pre-tax net gain of $33 million Plan,” of Note 7, “Investments,” to the consolidated financial on the sale of the Public Relations Solutions and statements in the Form 10-K for further discussion. Our Digital Media Services businesses; income on our investment in OCC may vary significantly    a gain on the sale of an investment security which compared to prior years due to the disapproval of the OCC’s represents our pre-tax gain of $118 million on the capital plan. Accordingly, we will exclude this income from sale of our 5.0% ownership interest in LCH Group current and prior periods for purposes of calculating non- Holdings Limited, or LCH; GAAP measures which provide a more meaningful analysis    other items: of Nasdaq’s ongoing operating performance or comparisons    charg es related to uncertain positions pertaining in Nasdaq’s performance between periods. to sales and use tax and VAT which are recorded in Clearing default loss: In 2018, we recorded a $31 general, administrative and other expense in the million charge related to a default of a Nasdaq Clearing Consolidated Statements of Income; and commodities member that occurred in September 2018.    c ertain litigation costs which are recorded in See “Nasdaq Commodities Clearing Default,” of Note professional and contract services expense in the 16, “Clearing Operations,” to the consolidated financial Consolidated Statements of Income. statements in the Form 10-K for further discussion of the default. We have excluded the charge related to the default Significant tax items: The non-GAAP adjustment to the as we believe it is non-recurring, as there has never been income tax provision included the tax impact of each non- another loss due to member default in our clearinghouse, GAAP adjustment and: and should be excluded when evaluating the ongoing    f or 2019, a tax benefit of $10 million primarily related operating performance of Nasdaq. Any expenses associated to an adjustment to the 2018 federal and state tax with the evaluation and enhancement of processes and returns and a tax benefit of $10 million related to capital procedures will not be excluded from our GAAP results. distributions from the OCC. See “OCC Capital Plan,” of Other significant items: We have excluded certain other Note 7, “Investments,” to the consolidated financial charges or gains, including certain tax items that are the statements in the Form 10-K for further discussion of our result of other non-comparable events to measure operating OCC investment. 137

for 2018, a net $7 million increase to tax expense due to    for 2018: a remeasurement of unrecognized tax benefits (excluding    the impact of enacted U.S. tax legislation, which the reversal of certain Swedish tax benefits discussed related to the Tax Cuts and Jobs Act that was below) and the impact of state tax rate changes. enacted in December 2017. We recorded an Additional adjustments included the following items: increase to tax expense of $290 million and a    for 2019 and 2018, excess tax benefits related to reduction to deferred tax assets related to foreign employee share-based compensation to reflect the currency translation as a result of the finalization of recognition of the income tax effects of share-based the provisional estimate related to this act; and awards when awards vest or are settled. This item is    a reversal of certain Swedish tax benefits. See subject to volatility and will vary based on the timing Note 18, “Income Taxes,” to the consolidated of the vesting of employee share-based compensation financial statements in the Form 10-K for further arrangements and fluctuation in our stock price. discussion. The following table shows reconciliations between U.S. GAAP net income attributable to Nasdaq and diluted EPS and non- GAAP net income attributable to Nasdaq and diluted EPS. YEAR ENDED YEAR ENDED DECEMBER 31, 2019 DECEMBER 31, 2018 NET DILUTED NET DILUTED INCOME EPS INCOME EPS (IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS) U.S. GAAP net income attributable to Nasdaq $774 $4.63 $458 $2.73 and diluted EPS Non-GAAP adjustments: Amortization expense of acquired intangible assets 101 0.60 109 0.65 Merger and strategic initiatives expense 30 0.18 21 0.13 Restructuring charges 39 0.23 — — Net income from unconsolidated investee (82) (0.49) (16) (0.10) Clearing default loss — — 31 0.18 Provision for notes receivable 20 0.12 — — Extinguishment of debt 11 0.07 — — Gain on sale of investment security — — (118) (0.69) Net gain on divestiture of businesses (27) (0.16) (33) (0.20) Other 17 0.11 17 0.10 Total non-GAAP adjustments 109 0.66 11 0.07 Adjustment to the income tax provision to reflect non- (43) (0.26) 6 0.03 GAAP adjustments and other tax items Excess tax benefits related to employee share-based (5) (0.03) (9) (0.05) compensation Impact of enacted U.S. tax legislation — — 290 1.73 Reversal of certain Swedish tax benefits — — 41 0.24 Total non-GAAP tax adjustments (48) (0.29) 328 1.95 Total non-GAAP adjustments, net of tax 61 0.37 339 2.02 Non-GAAP net income attributable to Nasdaq $835 $5.00 $797 $4.75 and diluted EPS Weighted-average common shares outstanding 166,970,161 167,691,299 for diluted EPS 138 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes Annex B Nasdaq, Inc. Employee Stock Purchase Plan (as amended and restated May 19, 2020) Table of Contents SECTION 1. PURPOSE. 140 SECTION 2. DEFINITIONS. 140 SECTION 3. ADMINISTRATION. 143 SECTION 4. SHARES AVAILABLE FOR AWARDS. 144 SECTION 5. ELIGIBILITY. 144 SECTION 6. PARTICIPATION AND OFFERINGS. 144 SECTION 7. PURCHASE PRICE. 146 SECTION 8. TERMINATION OF EMPLOYMENT. 146 SECTION 9. TRANSFERABILITY. 147 SECTION 10. CHANGE IN CONTROL. 147 SECTION 11. COMPLIANCE WITH SECURITIES LAW AND OTHER APPLICABLE REQUIREMENTS. 147 SECTION 12. TAXATION AND WITHHOLDING. 147 SECTION 13. RULES FOR FOREIGN JURISDICTIONS. 148 SECTION 14. GENERAL PROVISIONS. 148 SECTION 15. CODE SECTION 409A. 149 SECTION 16. TERM OF THE PLAN. 149 139

SECTION 1. PURPOSE. the same proportions as their ownership of Shares, and (D) the Financial Industry The purpose of the Nasdaq, Inc. Employee Stock Purchase Plan Regulatory Authority), is or becomes the is to provide employees of Nasdaq, Inc. and its Participating “beneficial owner” (as defined in Rule 13d-3 Affiliates with an opportunity to invest in shares of the under the Exchange Act), directly or indirectly Company’s common stock through periodic offerings financed (not including any securities acquired directly by payroll deductions and/or direct contributions. (or through an underwriter) from the Company The Plan consists of two components: a Section 423(b) Plan or its Affiliates), of 25% or more of the component and a Non-Section 423(b) Plan component. The Company’s then outstanding Shares; Company intends that the Section 423(b) Plan component, (ii) the following individuals cease for any reason as applicable to Participants employed by the Company to constitute a majority of the number of and its domestic Participating Affiliates, qualify as an directors then serving on the Board: individuals “employee stock purchase plan” under Section 423 of Code, who, on the effective date (as provided in and the Plan shall be so construed, although the Company Section 16(a) of the Plan), were members of makes no undertaking or representation to maintain such the Board and any new director (other than qualification. In addition, the Company intends for the a director whose initial assumption of office Plan to be made available to employees of the Company’s is in connection with an actual or threatened non-U.S. Participating Affiliates; provided, that such portion election contest, including but not limited to a of this Plan does not qualify under Section 423(b) of the consent solicitation, relating to the election of Code. Except as otherwise indicated, the Non-423(b) Plan directors of the Company) whose appointment component will operate and be administered in the same or election by the Board or nomination for manner as the Section 423(b) Plan component. election by the Company’s stockholders was The Plan was initially established in 2000, and approved or recommended by a vote of at least subsequently amended and restated on May 27, 2010. two-thirds (2/3) of the directors then still in After further amendments, the Plan is hereby amended and office who either were directors on the effective restated, effective as of the Restatement Effective Date, date of the Plan or whose appointment, election for an additional ten (10) year term measured from the or nomination for election was previously so Restatement Effective Date. approved or recommended; SECTION 2. DEFINITIONS. (iii) there is consummated a merger or consolidation of the Company with any other As used in the Plan, the following terms shall have the corporation or the Company issues Shares in meanings set forth below: connection with a merger or consolidation (a) “Affiliate” shall mean (i) a Subsidiary of the Company, of any direct or indirect subsidiary of the (ii) any other entity or Person or group of Persons that, Company with any other corporation, other in the determination of the Committee, is controlled than (A) a merger or consolidation that by the Company, (iii) any entity in which the Company would result in the Shares of the Company has a significant equity interest as determined by the outstanding immediately prior thereto Committee, and (iv) an affiliate of the Company, as continuing to represent (either by remaining defined in Rule 12b-2 promulgated under Section 12 outstanding or by being converted into of the Exchange Act, as determined by the Committee. voting securities of the surviving or parent entity) more than 50% of the Company’s then (b) “Board” shall mean the Board of Directors of the Company. outstanding Shares or 50% of the combined (c) “Change in Control” shall mean the first to occur of any voting power of such surviving or parent entity one of the events set forth in the following paragraphs: outstanding immediately after such merger or (i) any “Person”, as such term is used in Sections consolidation or (B) a merger or consolidation 13(d) and 14(d) of the Exchange Act (other effected to implement a recapitalization than (A) the Company, (B) any trustee or of the Company (or similar transaction) in other fiduciary holding securities under an which no “Person” (as defined below), directly employee benefit plan of the Company, (C) or indirectly, acquired 25% or more of the any entity owned, directly or indirectly, by the Company’s then outstanding Shares (not stockholders of the Company in substantially including any securities acquired directly (or 140 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes through an underwriter) from the Company or (i) “Employee” shall mean any individual who is a regular its Affiliates); or employee of the Company or of any Participating Affiliate except (i) employees whose customary (iv) the stockholders of the Company approve a employment with the Company is less than 20 hours plan of complete liquidation of the Company per week, (ii) employees whose customary employment or there is consummated an agreement for the is for not more than five (5) months in any calendar sale or disposition by the Company of all or year and (iii) employees who, immediately after a substantially all of the Company’s assets (or right to purchase is granted, would be deemed for any transaction having a similar effect), other purposes of Section 423(b)(3) of the Code to own than a sale or disposition by the Company of stock possessing five percent (5%) or more of the total all or substantially all of the Company’s assets combined voting power or value of all classes of the to an entity, at least 50% of the combined stock of the Company. For purposes of the Plan, the voting power of the voting securities of employment relationship shall be treated as continuing which are owned directly or indirectly by intact while the individual is on sick leave or other stockholders of the Company in substantially leave of absence approved by the Company. Where the the same proportions as their ownership of the period of leave exceeds 90 days and the Employee’s Company immediately prior to such sale. right to reemployment is not guaranteed either by (d) “Code” shall mean the Internal Revenue Code of 1986, statute or by contract, the employment relationship as amended from time to time. shall be deemed to have terminated on the ninety-first (e) “Committee” shall mean the Management Compensation day of such leave. Committee of the Board, or such other committee as Whether an individual qualifies as an Employee shall may be designated by the Board to administer the Plan. be determined by the Committee, in its sole discretion, by reference to Section 3401(c) of the Code and the (f) “Company” shall mean Nasdaq, Inc. regulations thereunder. Unless the Committee makes (g) “Compensation” shall mean, subject to the following a contrary determination, the Employees of the sentence, gross earnings, prior to any tax or social Company shall, for all purposes of this Plan, be those security withholdings, paid to an Employee during individuals who satisfy the customary employment the applicable pay period, including base salary or criteria set forth above and are carried as employees wages, overtime, sales commissions and annual cash by the Company or a Participating Affiliate for regular incentive payments. Compensation shall exclude payroll purposes. reimbursements for relocation expenses, tax gross ups, referral bonuses, tuition reimbursements, Notwithstanding the foregoing, Employees of patent awards, DAQ awards (or awards pursuant to Participating Affiliates designated to participate in the any similar successor program to the DAQ awards Non-423(b) Plan shall also mean any other employees program), the imputed value of life insurance, of such Participating Affiliates to the extent that local car allowances, contest earnings, any employer law requires participation in the Plan to be extended to contributions to the Nasdaq, Inc. 401(k) Savings such employees, as determined by the Committee. Plan, or other retirement plans, any amount included (j) “Enrollment Date” shall mean the first day of each in income in respect of equity awards, any unpaid Offering Period. deferred cash bonuses or other similar extraordinary (k) “Enrollment Period” shall mean the two-week period remuneration received by such Employee. If immediately preceding the Enrollment Date, or such determined by the Committee, other forms of other period as may be established by the Committee. compensation may be included or excluded from this definition for purposes of the Non 423(b) Plan. (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (h) “Eligible Employee” shall mean an Employee who meets the requirements set forth in Section 5 for (m) “Fair Market Value” with respect to the Shares, as of eligibility to participate in the Plan. Eligible Employee any date, shall mean the fair market value thereof as shall also mean any other Employee of a Participating of the relevant date of determination, as determined Affiliate in the Non-423(b) Plan to the extent that local in accordance with a valuation methodology approved law requires participation in the Plan to be extended by the Committee in good faith and in accordance with to such Employee. Section 409A of the Code and other laws to the extent 141 applicable; provided however, that if the Committee Affiliates shall participate in the Non-423(b) Plan. For has not specified otherwise, Fair Market Value with purposes of the Section 423(b) Plan, an Affiliate must respect to the Shares, as of any date, shall mean also qualify as a Subsidiary. the closing sale price at the regular trading session (t) “Person” shall mean any individual, corporation, reported for such Shares on the Nasdaq Stock Market partnership, association, joint-stock company, trust, on such date or, if no closing sale price is reported unincorporated organization, government or political on such date, the closing sale price reported on the subdivision thereof or other entity. immediately preceding date on which a closing sale (u) “Plan” shall mean this Nasdaq, Inc. Employee Stock price is reported. Purchase Plan, as amended and restated as of the (n) “Maximum Offering” shall mean, with respect to Restatement Effective Date. The Plan includes a some or all Participants in the Non-423(b) Plan, a Section 423(b) Plan component and a Non-423(b) Plan maximum number or value of Shares made available component, and the term “Plan” as used herein relates for purchase in a specified country, location or to either or both component plans, as the context Participating Affiliate. Such maximum shall be requires. determined by the Committee to comply with the (v) “Purchase Date” shall mean the date the Plan applicable securities laws, to achieve tax objectives or administrator shall acquire Shares for Participants to meet other Company objectives. (which shall be the last day of the Offering Period, (o) “Non-423(b) Plan” shall mean the component of this unless otherwise determined by the Committee). Plan which is an employee stock purchase plan which (w) “Restatement Effective Date” shall mean May 19, 2020, is not intended to meet the requirements set forth in subject to approval of the Plan by stockholders at the Section 423(b) of the Code. annual meeting of stockholders of the Company held (p) “Offering” shall mean the right of Eligible Employees on such date. to purchase Shares under the Plan with respect to an (x) “Section 423(b) Plan” shall mean the component of Offering Period. this Plan which is intended to meet the requirements (q) “Offering Period” shall mean a period of described in Section 423(b) of the Code to qualify approximately six months duration or other such as an “employee stock purchase plan” under Section other duration as the Committee shall determine, 423 of the Code. The provisions of the Section 423(b) during which a Participant will accumulate funds, Plan shall be construed, interpreted, administered through payroll deductions or otherwise as provided and enforced in accordance with Code Section in the Plan to purchase Shares. Offering Periods 423(b), as it may amended from time to time, so as shall be established by the Committee in its sole and to extend and limit Plan participation in a uniform absolute discretion, and such Offering Periods may and nondiscriminatory basis consistent with the have different durations or different beginning or requirements of Code Section 423. ending dates; provided, however, that no Offering (y) “Shares” shall mean shares of the common stock, $0.01 Period may have a duration exceeding one year. par value, of the Company, or such other securities of (r) “Participant” shall mean an Employee who elects to the Company as may be designated by the Committee participate in the Plan by filing an Enrollment Form from time to time. (as defined in Section 6(c)), and whose participation in (z) “Subsidiary” shall mean a subsidiary of the Company as the Plan has not ended as set forth in and pursuant to defined under Section 424(f) of the Code. Section 6 or Section 8. (s) “Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the applicable Offering Period whose Eligible Employees may participate in the Plan. The Committee shall have the power and authority to designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan, and to designate which 142 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes SECTION 3. ADMINISTRATION. (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, (a) Authority of Committee. The Plan shall be administered determinations, interpretations, and other decisions by the Committee. Subject to the express provisions of under or with respect to the Plan, shall be within the the Plan and applicable law, and in addition to other sole discretion of the Committee, may be made at express powers and authorizations conferred on the any time and shall be final, conclusive, and binding Committee by the Plan, the Committee shall have full upon all Persons, including the Company, any power and authority: Subsidiary, any Participant, any Employee, and any (i) to determine when each Offering under this designated beneficiary. Plan shall occur, and the terms and conditions (c) Delegation. Subject to the terms of the Plan and of each Offering (which need not be identical); applicable law, the Committee may delegate to one (ii) to determine the Enrollment Period, the or more officers or managers of the Company or Enrollment Date and the Offering Periods for any Subsidiary, or to a committee of such officers each Offering; or managers, the authority, subject to such terms (iii) to designate from time to time which domestic and limitations as the Committee shall determine, to Affiliates of the Company shall be eligible administer the Plan. to participate in the Section 423(b) Plan and (d) No Liability; Indemnification. No member of the Board to designate which non-U.S. Affiliates shall or Committee shall be liable for any action taken or participate in the Non-423(b) Plan; determination made in good faith with respect to the Plan. In addition to such other rights of indemnification (iv) to construe and interpret the Plan and to as they may have as members of the Board or officers establish, amend and revoke rules, regulations or Employees of the Company or a Participating and procedures for the administration of the Affiliate, members of the Board and Committee and any Plan. The Committee may, in the exercise of officers or Employees of the Company or Participating this power, correct any defect, omission or Affiliate to whom authority to act for the Board or inconsistency in the Plan, in such manner and Committee is delegated shall be indemnified by the to the extent it may deem necessary, desirable Company against all reasonable expenses, including or appropriate to make the Plan fully effective; attorneys’ fees, actually and necessarily incurred in (v) to appoint a Plan administrator, which may be connection with the defense of any action, suit or an employee or Affiliate of the Company or proceeding, or in connection with any appeal therein, may be a third-party administrator; to which they or any of them may be a party by (vi) generally, to exercise such powers and to reason of any action taken or failure to act under perform such acts as the Committee may or in connection with the Plan, or any right granted deem necessary, desirable or appropriate to hereunder, and against all amounts paid by them in promote the best interests of the Company settlement thereof or paid by them in satisfaction of a and its Participating Affiliates and to carry out judgment in any such action, suit or proceeding, except the intent that the Offerings made under the in relation to matters as to which it shall be adjudged Section 423(b) Plan are treated as qualifying in such action, suit or proceeding that such person is under Section 423(b) of the Code; and liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within (vii) as more fully described in Section 13, to adopt sixty (60) days after the institution of such action, suit such rules, regulations and procedures as or proceeding, such person shall offer to the Company, may be necessary, desirable or appropriate to in writing, the opportunity at its own expense to permit participation in the Non-423(b) Plan handle and defend the same and to retain complete by employees who are foreign nationals or control over the litigation and/or settlement of such employed outside the United States by a non- suit, action or proceeding. U.S. Participating Affiliate, and to achieve tax, securities laws and other Company compliance objectives in particular locations outside the United States. 143

SECTION 4. SHARES AVAILABLE FOR AWARDS. such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and (a) Shares Available. The original number of Shares appropriate, including but not limited to changing the available to be purchased under the Plan when first number of Shares reserved under the Plan. established in 2000 was 2,000,000 and this was increased by an additional 3,500,000 Shares on May (c) Source of Shares. Shares which are to be delivered 27, 2010. As of February 28, 2020, approximately under the Plan may be obtained by the Company from 1,654,820 Shares remained available for purchase. its treasury, by purchases on the open market, or by As of the Restatement Effective Date, an additional issuing authorized but unissued Shares. Any issuance 3,000,000 Shares are authorized for purchase of authorized but unissued Shares shall be approved under the Plan. Such available Shares are subject to by the Board or the Committee. Authorized but adjustment as provided in Section 4(b). The Committee unissued Shares may not be delivered under the Plan may specify the maximum number of Shares that may if the purchase price thereof is less than the par value be offered in any particular Offering Period, including of the Shares. without limitation the Maximum Offering with respect SECTION 5. ELIGIBILITY. to some or all Participants in the Non-423(b) Plan. Notwithstanding the foregoing, the aggregate number All Employees (including Employees who are directors) of of Shares which may be purchased in any Offering the Company or of a Participating Affiliate are eligible to Period may not exceed the maximum number of Shares participate in the Plan, in accordance with such rules as which have been, prior to the Enrollment Date for such may be prescribed from time to time by the Committee; Offering Period, reserved for the Plan and approved by provided, however, that such rules shall, as applied to the the stockholders of the Company and not previously Section 423(b) Plan, neither permit nor deny participation purchased in any prior Offering Period. If on a given in the Plan contrary to the requirements of the Code Purchase Date the number of Shares to be purchased (including, but not limited to, Section 423(b)(3), (4) and exceeds the number of Shares then available under (5) thereof) and regulations promulgated thereunder. the Plan (or the Maximum Offering with respect to the During an Offering Period, no Employee may participate Non-423(b) Plan or any sub-plan thereof) that may be under the Plan if such Employee would own 5% or more issued on any given Purchase Date, the Committee shall of the outstanding Shares as of the Enrollment Date make a pro-rata allocation of the Shares available in for such Offering Period. For purposes of the preceding as nearly a uniform manner as shall be practicable and sentence with respect to the Section 423(b) Plan, the as it shall deem equitable. In the event that any Shares attribution rules of Section 424(d) of the Code shall apply reserved for any Offering Period are not purchased in determining the Share ownership of an Employee, therein, such un-purchased Shares may again be made and Shares which the Employee would be permitted to available for sale under the Plan. purchase under such Offering Period shall be treated as Shares owned by the Employee. (b) Adjustments. In the event that the Board or the Committee determines that any dividend or other SECTION 6. PARTICIPATION AND OFFERINGS. distribution (whether in the form of cash, Shares, (a) The Committee shall establish the Offering Periods other securities, or other property), recapitalization, and associated Enrollment Periods for Offerings under stock split, reverse stock split, reorganization, this Plan and shall cause the Company to notify all merger, consolidation, split-up, spin-off, combination, Eligible Employees of such Offerings. Each Eligible repurchase, or exchange of Shares or other securities Employee on the Enrollment Date of each Offering of the Company, issuance of warrants or other Period shall become a Participant with respect to rights to purchase Shares or other securities of the such Offering Period by filing an Enrollment Form Company, or other similar corporate transaction or with respect to the Offering Period as described in event that affects the Shares such that an adjustment paragraph (c) below. The Committee may at any time is determined by the Committee to be appropriate suspend an Offering Period if required by law or if the in order to prevent dilution or enlargement of the Committee determines in good faith that it is in the benefits or potential benefits intended to be made best interests of the Company. Each Offering under available under the Plan, then the Board or Committee the Section 423(b) Plan shall be in such form and shall shall, in such manner as it deems appropriate, make 144 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes contain such terms and conditions as the Committee (d) An Eligible Employee must enroll as a Participant with shall deem appropriate, including compliance with respect to an Offering Period by filing an Enrollment the requirement of Section 423(b)(5) of the Code that Form within the Enrollment Period. Notwithstanding all Eligible Employees shall have the same rights and the foregoing, in accordance with such procedures privileges for such Offering. The terms and conditions as may be promulgated by the Committee or its of an Offering shall be incorporated by reference into delegate from time to time, if an Eligible Employee has the Plan and treated as part of the Plan. previously enrolled as a Participant with respect to an Offering Period and his or her payroll deduction or (b) The Committee may from time to time grant or provide contribution election remains in effect at the close of for the grant of rights to purchase Shares under the an Offering Period, such election, may, in the discretion Non-423(b) Plan. Any such grants under the Non- of the administrators of the Plan, carry over and apply 423(b) Plan will be designated as such at the time to subsequent Offering Periods for which the individual of grant and such grants need not comply with the remains an Eligible Employee, unless and until the requirements set forth in Section 423 of the Code. Participant files a new Enrollment Form to raise or (c) Eligible Employees may become Participants with lower his or her contribution percentage, or to suspend respect to an Offering Period by filing with the the making of payroll deductions or contributions. Company a form of enrollment (“Enrollment Form”) If the Eligible Employee does not have a new or within the designated Enrollment Period by such carryover Enrollment Form containing a contribution means (which may include electronic transmission) as election on file at the close of the Enrollment Period may be specified by the Committee. The Enrollment with respect to an Offering Period, he or she will not be Form shall authorize specified regular payroll eligible to participate in the Plan with respect to that deductions or, if a payroll deduction is not permitted Offering Period. The Eligible Employee may, however, under a statute, regulation, rule of a jurisdiction, or is participate with respect to a future Offering Period by not administratively feasible, such other contributions filing an Enrollment Form to participate with respect to as may be approved by the Committee. All deductions a future Offering Period. from pay will be taken on an after-tax basis. Subject (e) Notwithstanding anything else contained herein, no to paragraph (e) below, payroll deductions for such Employee may purchase Shares under the Section 423 purpose shall be in 1% increments of Compensation Plan and any other qualified employee stock purchase subject to a minimum of 1% and a maximum plan (within the meaning of Section 423 of the Code) deduction of 10% of Compensation per pay period. of the Company or its Subsidiaries at a rate which Notwithstanding the foregoing, in no event may the exceeds $25,000 of Fair Market Value of Shares for sum of a Participant’s regular payroll deductions and (if each calendar year in which a purchase is executed. approved by the Committee) other contributions exceed For purposes of this Section 6, Fair Market Value shall 10% of a Participant’s Compensation for the applicable be determined as of the Enrollment Date with respect Offering Period. Payroll deductions for a Participant to the applicable Offering Period. The limitation with respect to an Offering Period shall begin with the described in this paragraph (e) shall be applied in first payroll period ending on or after the Enrollment accordance with applicable regulations under Section Date for the Offering Period, and shall end on the 423(b)(8) of the Code. last payroll period ending before the Purchase Date with respect to the Offering Period, unless sooner (f) The Company and Participating Affiliates will establish terminated by the Participant as provided in paragraph Participant recordkeeping accounts for each Participant (h) or Section 8 below (or unless payroll deductions for who has authorized payroll deductions or contributions a Participant are determined by the Committee to not pursuant to this Plan. Subject to Section 13, no interest be feasible in a jurisdiction outside the United States). will be credited to such accounts. Such account is An Eligible Employee who does not deliver a properly established solely for recordkeeping purposes, and completed Enrollment Form to the Company within the all amounts credited to such account will remain part Enrollment Period designated by the Committee with of the general assets of the Company or Participating respect to an Offering Period shall not participate in Affiliate (as the case may be), and need not be the Plan for that Offering Period. segregated from other funds unless otherwise required under local law, as determined by the Committee. 145

(g) Notwithstanding anything else contained herein, no provisions of this paragraph (j), if such account Employee may purchase during any calendar year contains sufficient funds to purchase one or more more than 4,000 Shares under the Section 423 Plan Shares as of that date, the Employee shall be deemed and any other qualified employee stock purchase plan to have purchased Shares at the price determined (within the meaning of Section 423 of the Code) of under Section 7 below; such Participant’s account the Company or its Subsidiaries. The Committee shall will be charged, on that date, for the amount of the administer and construe this annual Share maximum, purchase, and for all purposes under the Plan the and is authorized and empowered to adjust this annual Participant shall be deemed to have acquired the Share maximum with respect to an upcoming calendar Shares on that date. Fractional shares shall be issued, year in its sole discretion, provided such annual Share as necessary. The registrar for the Company will make maximum shall be applied uniformly to all Participants an entry on its books and records evidencing that with respect to such calendar year. such Shares have been duly issued as of that date. The amount, if any, of each Participant’s account remaining (h) A Participant may, by written notice at any time after the purchase of Shares on the Purchase Date of during the Offering Period, direct the Company an Offering shall be refunded in full to the Participant to reduce or increase payroll deductions (or, if after such Purchase Date. the payment for Shares is being made through periodic cash contributions, notify the Company SECTION 7. PURCHASE PRICE. that such contributions will be increased, reduced, (a) The purchase price of a Share pursuant to a transaction or terminated), subject to a maximum of one change under the Plan shall be the lesser of: (i) 85% of the per Offering Period plus, if applicable, the election Fair Market Value of a Share on the Enrollment Date of to withdraw described in Section 6(i). The Committee the applicable Offering Period, and (ii) 85% of the Fair may promulgate rules regarding the time and manner Market Value of a Share on the Purchase Date of the for provision of such written notice, which may applicable Offering Period. include a requirement that the notice be on file with the Company’s designated office for a reasonable (b) All purchases of Shares shall be made in United period before it will be effective with respect to a States dollars (“USD”). With respect to the Non-423 payroll period. Plan in circumstances where payroll deductions or contributions have been taken or made with respect (i) A Participant may elect to withdraw all of his or her to a Participant’s Compensation in a currency other entire account prior to the end of the Offering Period. than USD, Shares shall be purchased by converting the Any such withdrawal will terminate such Participant’s Participant’s account to USD at the exchange rate on participation for the remainder of the Offering Period. the Purchase Date, as published by Bloomberg.com if If a Participant withdraws from an Offering Period, available or otherwise as determined with respect to a he or she is prohibited from resuming participation particular jurisdiction by the Committee or its delegate in the Plan in the same Offering Period from which for this purpose. The Committee’s (or its delegate’s) he or she has withdrawn, but may participate in any determination of the currency conversion rate shall be subsequent Offering, provided he or she remains an final and binding with respect to affected Participants. Eligible Employee, by delivering to the Company a new Enrollment Form. The Committee may impose a SECTION 8. TERMINATION OF EMPLOYMENT. requirement that the notice of withdrawal under the Upon a Participant’s ceasing to be an Employee of the Plan be on file with the Company’s designated office Company or a Participating Affiliate, for any reason, he for a reasonable period prior to the Purchase Date with or she shall be deemed to have elected to withdraw from respect to an Offering Period. Upon such voluntary the Plan and the payroll deductions credited to such withdrawal, the Participant’s accumulated payroll Participant’s account during the Offering Period, but not yet deductions which have not been applied toward the been applied to the purchase of Shares, shall be refunded purchase of Shares shall be refunded to the Participant to the Participant or, in the case of his or her death, to as soon as administratively feasible and in accordance the person’s designated beneficiary or estate as soon with the Company’s administrative procedures. as administratively feasible and in accordance with the (j) As of the Purchase Date, the record-keeping account Company’s administrative procedures. of each Participant shall be totaled. Subject to the 146 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes SECTION 9. TRANSFERABILITY. applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities Neither payroll deductions or contributions credited exchange or market system upon which the Shares may to a Participant’s account nor any rights with regard to then be listed. In addition, no share purchases may occur the purchase of Shares under the Plan may be assigned, unless (a) a registration statement under the U.S. Securities transferred, pledged, or otherwise disposed of in any way Act of 1933, as amended, shall at the time of purchase (other than by will, laws of descent and distribution, or be in effect with respect to the Shares issuable, or (b) in beneficiary designation) by a Participant. Any such attempt the opinion of legal counsel to the Company, the Shares at assignment, transfer, pledge, or other disposition shall be issuable may be issued in accordance with the terms of an without effect, except that the Company may treat such act applicable exemption from the registration requirements of as an election to withdraw funds from an Offering Period in said Act. The inability of the Company to obtain from any accordance with Section 6(i) hereof. regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary SECTION 10. CHANGE IN CONTROL. to the lawful issuance of any Shares under the Plan shall Notwithstanding anything in the Plan to the contrary, in relieve the Company of any liability in respect of the failure the event of a Change in Control of the Company, if the to issue such Shares as to which such requisite authority Committee determines that the operation or administration shall not have been obtained. If a registration statement of the Plan could prevent Participants from obtaining is not effective on the last day of an Offering Period, the the benefits intended by the Plan, the Plan may be Offering Period shall be extended until the first business terminated in any manner deemed by the Committee to day after the effective date of a registration statement; provide equitable treatment to Participants. Equitable provided however, that an Offering Period for a Participant treatment may include, but is not limited to, payment to in the Non-423(b) Plan who would otherwise be subject each Participant of the amount of contributions in such to Section 409A of the Code shall be extended only to the Participant’s account as of the date of the Change in Control, extent that such extension would not cause a violation plus an additional amount determined by (A) calculating the under Section 409A of the Code. Anything in the foregoing number of full Shares that could have been purchased for to the contrary notwithstanding, participation under the the Participant immediately prior to the Change in Control Non-423(b) Plan may be suspended, delayed or otherwise at the purchase price (determined under Section 7 at the deferred for any of the reasons contemplated in this beginning of the Offering Period (the “Purchase Price”)) and Section 11 only to the extent such suspension, delay or (B) multiplying that number of Shares by the difference deferral is permitted under U.S. Treas. Reg. §§ 1.409A-2(b) between the Purchase Price per Share and the highest (7), 1.409A-1(b)(4)(ii) or successor provisions, or as price paid per Share in connection with the Change in otherwise permitted under Section 409A of the Code. As a Control of the Company. Notwithstanding the foregoing, any condition to participating in an Offering, the Company may additional amount paid in connection with the termination require the Participant to satisfy any qualifications that of the Plan which constitutes the payment of deferred may be necessary or appropriate, to evidence compliance compensation within the meaning of Code Section 409A with any applicable law or regulation, and to make any and the regulations thereunder shall be paid with respect representation or warranty with respect thereto as may be to Participants in the Non-423(b) Plan only to the extent requested by the Company. the event constituting the Change in Control qualifies as a “change in ownership” or “change in effective control” of the SECTION 12. TAXATION AND WITHHOLDING. Company or a “change in ownership of a substantial portion (a) Upon disposition of Shares purchased pursuant to of the assets” of the Company, within the meaning of U.S. the Plan, the Participant shall pay, or make provision Treasury Regulation § 1.409A-3(i)(5) or any successor. satisfactory to the Committee for payment of, all SECTION 11. COMPLIANCE WITH SECURITIES LAW AND tax (and similar) withholding that the Committee OTHER APPLICABLE REQUIREMENTS. determines, in its discretion, are required due to the acquisition or disposition, including without limitation The issuance of Shares under the Plan shall be subject to any such withholding that the Committee determines in compliance with all applicable requirements of federal, its discretion is necessary to allow the Company and its state and foreign law with respect to such securities. A Affiliates to claim tax deductions or other benefits in purchase of Shares shall not occur if the issuance of Shares connection with the acquisition or disposition. upon such exercise would constitute a violation of any 147

(b) To effectuate the foregoing, each Participant with such action of the Board may, without the requisite respect to the Section 423(b) Plan shall notify the stockholder approval, make any amendment for Company of any disposition of Shares purchased which stockholder approval is necessary to comply pursuant to the Plan prior to the expiration of the with any tax or regulatory requirement, including for holding periods set forth in Section 423(a) of the Code. this purpose, any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of (c) By participating in the Plan, each Participant the Exchange Act or Sections 423 and 424 of the Code. authorizes the relevant Participating Affiliate to In addition, the Committee may, from time to time, make appropriate withholding deductions from the amend the Plan or any portion thereof, in each case, Participant’s compensation, which shall be in addition to (i) cure any ambiguity or to correct or supplement to any payroll deductions made pursuant to Section 6, any provision of the Plan that may be defective or and to pay such amounts to the tax authorities in the inconsistent with any other provision of the Plan or relevant country or countries in order to satisfy any (ii) make any other provisions in regard to matters or of the above tax liabilities of the Participant under questions arising under the Plan which the Committee applicable law. may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided, SECTION 13. RULES FOR FOREIGN JURISDICTIONS. however, that no such action of the Committee may, (a) The Committee may adopt rules or procedures relating without the requisite stockholder approval, make to the operation and administration of the Non-423(b) any amendment for which stockholder approval Plan to accommodate the specific requirements of local is necessary to comply with any tax or regulatory laws and procedures. Without limiting the generality of requirement, including for this purpose, any approval the foregoing, the Committee is specifically authorized requirement which is a prerequisite for exemptive to adopt rules and procedures regarding handling relief under Section 16(b) of the Exchange Act or of payroll deductions, remission of contributions by Sections 423 and 424 of the Code. Participants unable to make payroll deductions because of legal restrictions, conversion of local currency, (b) No Right to Employment. Eligibility to participate in payroll tax and withholding procedures that vary with this Plan shall not be construed as giving a Participant local requirements. the right to be retained in the employment of the Company or any Affiliate. Further, the Company or an (b) The Committee may also adopt rules, procedures Affiliate may at any time dismiss a Participant from or sub-plans applicable to particular Participating employment, free from any liability or any claim Affiliates and the jurisdiction(s) to which they are under the Plan, unless otherwise expressly provided subject, which sub-plans may be designed to be outside in the Plan. the scope of Code Section 423 and which are intended (c) No Rights as Stockholder. Subject to the provisions of to comply with the tax, employment and/or Securities the Plan, no Participant or holder or beneficiary of any laws of such jurisdiction(s). The rules of such sub-plans purchase shall have any rights as a stockholder with may take precedence over other provisions of this respect to any Shares to be purchased under the Plan Plan, with the exception of Section 4(a), but unless until he or she has become the holder of such Shares. otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation (d) Application of Funds. The proceeds received by of such sub-plan. To the extent inconsistent with the the Company from the sale of Shares pursuant to requirements of Section 423, such sub-plan shall be purchases under the Plan will be used for general considered part of the Non-423(b) Plan, and rights corporate purposes. granted thereunder shall not be considered to comply (e) Severability. If any provision of the Plan becomes or is with Code Section 423. deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the SECTION 14. GENERAL PROVISIONS. Plan or any purchase under any law deemed applicable (a) Amendments. The Board may, from time to time, alter, by the Committee, such provision shall be construed or amend, suspend, discontinue or terminate the Plan deemed amended to conform to the applicable laws, or or any portion thereof; provided, however, that no 148 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Annexes if it cannot be construed or deemed amended without, Any provision of the Non-423(b) Plan that would cause in the determination of the Committee, materially the participation in the Plan and the purchase of Shares altering the intent of the Plan, such provision shall be thereunder to fail to satisfy Section 409A of the Code shall stricken as to such jurisdiction, and the remainder of be amended to comply with Section 409A of the Code the Plan shall remain in full force and effect. on a timely basis, which amendment may be made on a retroactive basis, in accordance with the final regulations (f) Governing Law. The validity, construction, and effect of and guidance issued under Section 409A of the Code. the Plan and any rules and regulations relating to the Notwithstanding the foregoing, the Company shall have no Plan shall be determined in accordance with the laws liability to a Participant or any other party if any actions of the State of Delaware without giving effect to the taken under the Plan that are intended to be exempt from, conflict of law principles thereof. or compliant with, Section 409A of the Code are not so (g) Headings. Headings are given to the Sections and exempt or compliant. subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed SECTION 16. TERM OF THE PLAN. in any way material or relevant to the construction or (a) Restatement Effective Date. The effective date of interpretation of the Plan or any provision thereof. this amended and restated Plan is May 19, 2020 (the “Restatement Effective Date”), conditioned upon SECTION 15. CODE SECTION 409A. approval of the Plan by stockholders at the annual The Section 423(b) Plan is exempt from the application meeting of stockholders of the Company held on such of Section 409A of the Code. The Non-423(b) Plan is date as provided in Section 423(b)(2) of the Code and intended to comply and shall be administered in a manner the regulations thereunder. that is intended to comply with Section 409A of the Code (b) Expiration Date. Unless earlier terminated pursuant to and shall be construed and interpreted in accordance Section 10 or Section 14(a) above, the Plan, as amended with such intent. To the extent that participation in the and restated, shall terminate on the tenth anniversary Plan or the payment, settlement or deferral of purchases of the Restatement Effective Date. Notwithstanding the under the Plan is subject to Section 409A of the Code, the foregoing, the Plan shall terminate, if earlier, coincident participation in the Plan shall be performed in a manner with the completion of any Offering under which the that will comply with Section 409A of the Code, including limitation on the total number of shares in Section 4(a) the final regulations and other guidance issued with respect above has been reached. thereto, except as otherwise determined by the Committee. 149

Cautionary Note Regarding Forward-Looking Statements: Information set forth in this Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward- looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These include, among others, statements relating to:    our strategic direction;    our products and services;    the sc ope, nature or impact of acquisitions,    our corporate governance; divestitures, investments, joint ventures or    our shareholder engagement; other transactional activities;    our c orporate culture and human capital    the effective dates for, and expected management policies, practices and initiatives; benefits of, ongoing initiatives, including    our executive compensation program; and transactional activities and other strategic,    our ESG Program. restructuring, technology, de-leveraging and capital return initiatives; Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to: Nasdaq’s ability to implement its strategic initiatives; economic, political and market conditions and fluctuations; government and industry regulation; and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10- Q, which are available on Nasdaq’s investor relations website at ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. 150 Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Believe In
Lead with Integrity
Our high ethical standards guide our honest and transparent conduct
Act Like an Owner
We encourage everyone to take the initiative and propose solutions
Demonstrate Mastery
We build our employees’ capabilities, enabling them to become subject-matter experts and thought leaders
Play as a Team
We seek diversity of thought and experience to ensure we are innovating at the hightest level
Fuel Client Success
Our clients are our top priority, and we strive to deliver quality solutions that exceed expectations
This Proxy Statement is designed by Nasdaq’s Brand and Creative Group

NASDAQ, INC. ONE LIBERTY PLAZA 49TH FLOOR NEW YORK, NY 10006 ATTN: EDWARD DITMIRE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NDAQ2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E95425-P33042	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NASDAQ, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

1.	Election of 10 Directors		For	Against	Abstain
	1a.	Melissa M. Arnoldi	☐	☐	☐	The Board of Directors recommends you vote FOR Proposal 2.		For	Against	Abstain
	1b.	Charlene T. Begley	☐	☐	☐	2.	Advisory vote to approve the company’s executive compensation as presented in the proxy statement	☐	☐	☐
	1c.	Steven D. Black	☐	☐	☐
	1d.	Adena T. Friedman	☐	☐	☐	The Board of Directors recommends you vote FOR Proposal 3.		For	Against	Abstain
	1e.	Essa Kazim	☐	☐	☐	3.	Approval of the Employee Stock Purchase Plan, as amended and restated	☐	☐	☐
	1f.	Thomas A. Kloet	☐	☐	☐	The Board of Directors recommends you vote FOR Proposal 4.		For	Against	Abstain
	1g.	John D. Rainey	☐	☐	☐	4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	☐	☐	☐
	1h.	Michael R. Splinter	☐	☐	☐
	1i.	Jacob Wallenberg	☐	☐	☐	The Board of Directors recommends you vote AGAINST Proposal 5.		For	Against	Abstain
	1j.	Alfred W. Zollar	☐	☐	☐	5.	A Shareholder Proposal entitled “Adopt a New Shareholder Right-Written Consent”	☐	☐	☐
						NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E95426-P33042

NASDAQ, INC.

Annual Meeting of Shareholders

May 19, 2020 at 8:30 AM, EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John A. Zecca and Joan C. Conley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nasdaq, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/NDAQ2020, at 8:30 AM, EDT on May 19, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE